Exhibit 10.2

DIAMOND JO WORTH, LLC

AND

DIAMOND JO WORTH CORP.

(as Issuers)

$40,000,000
11% Senior Secured Notes due 2012

INDENTURE

Dated as of July 19, 2005

U.S. BANK NATIONAL ASSOCIATION

(as Trustee)

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.1	DEFINITIONS
SECTION 1.2	OTHER DEFINITIONS
SECTION 1.3	INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT
SECTION 1.4	RULES OF CONSTRUCTION

ARTICLE II THE NOTES
SECTION 2.1	FORM AND DATING
SECTION 2.2	EXECUTION AND AUTHENTICATION
SECTION 2.3	REGISTRAR, PAYING AGENT AND DEPOSITARY
SECTION 2.4	PAYING AGENT TO HOLD MONEY IN TRUST
SECTION 2.5	HOLDER LISTS
SECTION 2.6	TRANSFER AND EXCHANGE
SECTION 2.7	REPLACEMENT NOTES
SECTION 2.8	OUTSTANDING NOTES
SECTION 2.9	TREASURY NOTES
SECTION 2.10	TEMPORARY NOTES
SECTION 2.11	CANCELLATION
SECTION 2.12	DEFAULTED INTEREST
SECTION 2.13	CUSIP NUMBERS
SECTION 2.14	ISSUANCE OF ADDITIONAL NOTES

ARTICLE III REDEMPTION
SECTION 3.1	NOTICES TO TRUSTEE
SECTION 3.2	SELECTION OF NOTES TO BE REDEEMED
SECTION 3.3	NOTICE OF REDEMPTION
SECTION 3.4	EFFECT OF NOTICE OF REDEMPTION
SECTION 3.5	DEPOSIT OF REDEMPTION PRICE
SECTION 3.6	NOTES REDEEMED IN PART
SECTION 3.7	OPTIONAL REDEMPTION
SECTION 3.8	REGULATORY REDEMPTION
SECTION 3.9	NO MANDATORY REDEMPTION

ARTICLE IV COVENANTS
SECTION 4.1	PAYMENT OF NOTES
SECTION 4.2	MAINTENANCE OF OFFICE OR AGENCY
SECTION 4.3	SEC REPORTS AND REPORTS TO HOLDERS
SECTION 4.4	COMPLIANCE CERTIFICATE
SECTION 4.5	TAXES
SECTION 4.6	STAY, EXTENSION AND USURY LAWS
SECTION 4.7	LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED EQUITY INTERESTS
SECTION 4.8	LIMITATION ON LIENS

SECTION 4.9	LIMITATION ON RESTRICTED PAYMENTS
SECTION 4.10	LIMITATION ON RESTRICTIONS ON SUBSIDIARY DIVIDENDS
SECTION 4.11	ADDITIONAL COLLATERAL
SECTION 4.12	LIMITATION ON TRANSACTIONS WITH AFFILIATES
SECTION 4.13	LIMITATION ON ASSET SALES
SECTION 4.14	RESTRICTION ON SALE AND ISSUANCE OF SUBSIDIARY STOCK
SECTION 4.15	REPURCHASE UPON A CHANGE OF CONTROL
SECTION 4.16	SUBSIDIARY GUARANTORS
SECTION 4.17	LIMITATION ON STATUS AS INVESTMENT COMPANY
SECTION 4.18	MAINTENANCE OF PROPERTIES AND INSURANCE
SECTION 4.19	CORPORATE EXISTENCE
SECTION 4.20	RESTRICTIONS ON ACTIVITIES OF DJW CORP
SECTION 4.21	ENTITY CLASSIFICATION
SECTION 4.22	RULE 144A INFORMATION
SECTION 4.23	LIMITATION ON USE OF PROCEEDS
SECTION 4.24	GAMING LICENSES AND OTHER PERMITS

ARTICLE V SUCCESSORS
SECTION 5.1	MERGER, CONSOLIDATION OR SALE OF ASSETS
SECTION 5.2	SUCCESSOR CORPORATION SUBSTITUTED

ARTICLE VI DEFAULTS AND REMEDIES
SECTION 6.1	EVENTS OF DEFAULT
SECTION 6.2	ACCELERATION
SECTION 6.3	OTHER REMEDIES
SECTION 6.4	WAIVER OF DEFAULTS
SECTION 6.5	CONTROL BY MAJORITY
SECTION 6.6	LIMITATION ON SUITS
SECTION 6.7	RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT
SECTION 6.8	COLLECTION SUIT BY TRUSTEE
SECTION 6.9	TRUSTEE MAY FILE PROOFS OF CLAIM
SECTION 6.10	PRIORITIES
SECTION 6.11	UNDERTAKING FOR COSTS

ARTICLE VII TRUSTEE
SECTION 7.1	DUTIES OF TRUSTEE
SECTION 7.2	RIGHTS OF TRUSTEE
SECTION 7.3	INDIVIDUAL RIGHTS OF TRUSTEE
SECTION 7.4	TRUSTEE’S DISCLAIMER
SECTION 7.5	NOTICE OF DEFAULTS
SECTION 7.6	REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES
SECTION 7.7	COMPENSATION AND INDEMNITY
SECTION 7.8	REPLACEMENT OF TRUSTEE
SECTION 7.9	SUCCESSOR TRUSTEE BY MERGER, ETC.
SECTION 7.10	ELIGIBILITY; DISQUALIFICATION
SECTION 7.11	PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUERS

ARTICLE VIII LEGAL DEFEASANCE AND COVENANT DEFEASANCE
SECTION 8.1	OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE
SECTION 8.2	LEGAL DEFEASANCE AND DISCHARGE
SECTION 8.3	COVENANT DEFEASANCE
SECTION 8.4	CONDITIONS TO LEGAL OR COVENANT DEFEASANCE
SECTION 8.5	DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS
SECTION 8.6	REPAYMENT TO ISSUERS
SECTION 8.7	REINSTATEMENT
SECTION 8.8	SATISFACTION AND DISCHARGE

ARTICLE IX AMENDMENT, SUPPLEMENT AND WAIVER
SECTION 9.1	WITHOUT CONSENT OF HOLDERS OF NOTES
SECTION 9.2	WITH CONSENT OF HOLDERS OF NOTES
SECTION 9.3	COMPLIANCE WITH TRUST INDENTURE ACT
SECTION 9.4	REVOCATION AND EFFECT OF CONSENTS
SECTION 9.5	NOTATION ON OR EXCHANGE OF NOTES
SECTION 9.6	TRUSTEE TO SIGN AMENDMENTS, ETC.

ARTICLE X COLLATERAL AND SECURITY
SECTION 10.1	SECURITY DOCUMENTS; SECURITY INTERESTS
SECTION 10.2	FURTHER ASSURANCES AND SECURITY
SECTION 10.3	OPINIONS
SECTION 10.4	RELEASE OF COLLATERAL
SECTION 10.5	CERTIFICATES OF THE ISSUERS
SECTION 10.6	AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS AND THE INTERCREDITOR AGREEMENT
SECTION 10.7	AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS AND THE INTERCREDITOR AGREEMENT
SECTION 10.8	INTERCREDITOR AGREEMENT

ARTICLE XI SUBSIDIARY GUARANTIES
SECTION 11.1	SUBSIDIARY GUARANTIES
SECTION 11.2	EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTIES
SECTION 11.3	SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS
SECTION 11.4	SUBSIDIARY GUARANTY BY FUTURE RESTRICTED SUBSIDIARIES
SECTION 11.5	RELEASE OF SUBSIDIARY GUARANTORS
SECTION 11.6	LIMITATION OF SUBSIDIARY GUARANTOR’S LIABILITY; CERTAIN BANKRUPTCY EVENTS
SECTION 11.7	APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE SUBSIDIARY GUARANTORS

ARTICLE XII MISCELLANEOUS
SECTION 12.1	TRUST INDENTURE ACT CONTROLS
SECTION 12.2	NOTICES
SECTION 12.3	COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES
SECTION 12.4	CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT
SECTION 12.5	STATEMENTS REQUIRED IN CERTIFICATE OR OPINION
SECTION 12.6	RULES BY TRUSTEE AND AGENTS
SECTION 12.7	LEGAL HOLIDAYS
SECTION 12.8	NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS
SECTION 12.9	GOVERNING LAW AND SUBMISSION TO JURISDICTION
SECTION 12.10	NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS
SECTION 12.11	SUCCESSORS
SECTION 12.12	SEVERABILITY
SECTION 12.13	COUNTERPART ORIGINALS
SECTION 12.14	TABLE OF CONTENTS, HEADINGS, ETC.

v

CROSS-REFERENCE TABLE*

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.8; 7.10
(b)	7.8; 7.10; 12.2
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.5
(b)	12.3
(c)	12.3
313(a)	7.6
(b)(1)	N.A.
(b)(2)	7.6, 7.7
(c)	7.5, 7.6; 12.2
(d)	7.6
314(a)	4.3; 4.4; 12.2
(b)	N.A.
(c)(1)	12.4
(c)(2)	12.4
(c)(3)	N.A.
(d)	10.5
(e)	12.5
(f)	N.A.
315(a)	7.1(b)
(b)	7.5; 12.2
(c)	7.1(a)
(d)	7.1(c)
(e)	6.11
316(a)(last sentence)	2.9
(a)(1)(A)	6.5
(a)(1)(B)	6.4
(a)(2)	N.A.
(b)	6.7
(c)	6.3
317(a)(1)	6.8
(a)(2)	6.9
(b)	2.4
318(a)	12.1
(c)	12.1

N.A. means not applicable

*              This Cross-Reference table shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE, dated as of July 19, 2005, by and among Diamond Jo Worth, LLC, a Delaware limited liability company, Diamond Jo Worth Corp., a Delaware corporation, and U.S. Bank National Association, as trustee.

Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11% Senior Secured Notes due 2012 (the “Notes”):

ARTICLE I
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.1                                                              DEFINITIONS

“144A Global Note” means one or more Global Notes bearing the Private Placement Legend, that shall be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“501 Global Note” means one or more Global Notes bearing the Private Placement Legend that shall be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes sold to institutional “accredited investors” within the meaning of Rule 501(a)(1), (2), (3), or (7) of the Securities Act.

“Accrued Bankruptcy Interest” means, with respect to any Indebtedness, all interest accruing thereon after the filing of a petition by or against the Issuers or any of the Restricted Subsidiaries or any parent under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.

“Acquired Debt” means Indebtedness of a Person or any of its subsidiaries existing at the time such Person is merged with or into the Company or a Restricted Subsidiary, becomes a Restricted Subsidiary or Indebtedness assumed in connection with the acquisition of assets from such Person other than Indebtedness incurred in connection with, or in contemplation of, such Person merging with or into the Company or a Restricted Subsidiary or becoming a Restricted Subsidiary or such acquisition of assets.

“Additional Notes” means additional Notes which may be issued after the Issue Date pursuant to this Indenture (other than in exchange for or in replacement of outstanding Notes).  All references herein to “Notes” shall be deemed to include Additional Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise or (b) beneficial ownership of 10% or more of the voting securities of such Person.  Notwithstanding the foregoing, the Initial Purchaser shall be deemed not to be an Affiliate of PGP, PGL, the Company or any Restricted Subsidiary.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.

“Applicable Capital Gain Tax Rate” means a rate equal to the sum of:

(a)           the highest marginal Federal income tax rate applicable to net capital gain of an individual who is a citizen of the United States, plus

(b)           (x) the greater of (i) an amount equal to the sum of the highest marginal state and local income tax rates applicable to net capital gain of an individual who is a resident of the State of California, and (ii) an amount equal to the sum of the highest marginal state and local income tax rates applicable to net capital gain of an individual who is a resident of the State of Iowa, multiplied by (y) a factor equal to 1 minus the highest marginal Federal income tax rate described in clause (a) above.

“Applicable Income Tax Rate” means a rate equal to the sum of:

(a)           the highest marginal Federal ordinary income tax rate applicable to an individual who is a citizen of the United States, plus

(b)           (x) the greater of (i) an amount equal to the sum of the highest marginal state and local ordinary income tax rates applicable to an individual who is a resident of the State of California, and (ii) an amount equal to the sum of the highest marginal state and local income tax rates applicable to net capital gain of an individual who is a resident of the State of Iowa, multiplied by (y) a factor equal to 1 minus the highest marginal Federal income tax rate described in clause (a) above.

“Asset Sale” means:

(i)            any direct or indirect sale, assignment, transfer, lease, conveyance, or other disposition (including, without limitation, by way of merger or consolidation) (collectively, a “transfer”), other than in the ordinary course of business, of any assets of the Company or any Restricted Subsidiary; or

(ii)           direct or indirect issuance or sale of any Equity Interests of any Restricted Subsidiary (other than directors’ qualifying shares), in each case to any Person (other than the Company or a Restricted Subsidiary).

For purposes of this definition, (a) any series of transactions that are part of a common plan shall be deemed a single Asset Sale and (b) the term “Asset Sale” shall not include:

(1)           any exchange of gaming equipment or furniture, fixtures or other equipment for replacement items in the ordinary course of business,

(2)           any transaction or series of transactions that have a fair market value (or result in gross proceeds) of less than $1,000,000,

(3)           any disposition of all or substantially all of the assets of the Company that is governed under and complies with the terms of Section 4.15 and Article V,

(4)           any Investments that are not prohibited by, or any Restricted Payment permitted by, Section 4.9,

(5)           (A) any transfer of inventory, equipment, receivables or other assets acquired and held for resale in the ordinary course of business or (B) any transfer or liquidation of cash or Cash Equivalents,

(6)           any transfer of damaged, worn out or other obsolete personal property so long as such property is no longer necessary for the proper conduct of the business of the Company or such Restricted Subsidiary, as applicable,

(7)           any grant of any Liens not otherwise prohibited by this Indenture,

(8)           any transfer of properties or assets by the Company or a Restricted Subsidiary to the Company or any other Restricted Subsidiary, or

(9)           the Undeveloped Hotel Land Contribution.

“Bankruptcy Code” means the United States Bankruptcy Code, codified at 11 U.S.C. §101-1330, as amended.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

“beneficial owner” has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a “person” shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP, and the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Capital Stock” means, (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (ii) with respect to a limited liability company, any and all membership interests, (iii) with respect to any other Person, any and all partnership or other equity interests of such Person.

“Cash Collateral and Disbursement Agreement” means the Cash Collateral and Disbursement Agreement, dated as of the date of Indenture, among the Issuers, the Trustee and the Disbursement Agent, as in effect on the Issue Date or as amended in accordance with Article IX.

“Cash Equivalent” means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor’s Corporation or at least P-2 or the equivalent thereof by Moody’s Investors Service, Inc. and in each case maturing within one year after the date of acquisition; (iii) investments in money market funds substantially all of whose assets comprise securities of the type described in clauses (i) and (ii) above and (iv) repurchase obligations for underlying securities of the types and with the maturities described above.

“Change of Control” means the occurrence of any of the following events:

(i)            any merger or consolidation of either of the Issuers, Parent, PGL or PGP with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of either of the Issuers, Parent, PGL or PGP, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than one or more Excluded Persons or any group consisting solely of Excluded Persons) is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of the Voting Stock of the transferee(s) or surviving entity or entities, in the event of a merger or consolidation of either of the Issuers, or of either of the Issuers, in the event of a merger or consolidation of Parent, PGL or PGP;

(ii)           any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than one or more Excluded Persons or any group consisting solely of Excluded Persons) is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of the Voting Stock of either of the Issuers;

(iii)          after any bona fide underwritten registered public offering of Capital Stock of either of the Issuers, during any period of 24 consecutive months after the Issue Date, individuals who at the beginning of any such 24-month period constituted the Managers of either of the Issuers (together with any new Managers whose election by such Managers or whose nomination for election by the Members in the case of the Company, or the shareholders in the case of DJW Corp., was approved by a vote of a majority of the Managers then still in office who were either Managers at the beginning of such period or whose election or nomination for election was previously so approved, including new Managers designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of such Issuer, if such agreement was approved by a vote of such majority of Managers) cease for any reason to constitute a majority of the Managers of the Issuers then in office, provided, however, that there shall be no Change of Control pursuant to this clause (iii) if during such 24-month period any of the Excluded Persons continues to control or manage, directly or indirectly, the day-to-day operations of the Issuers; or

(iv)          either of the Issuers adopts a plan of liquidation or dissolution;

provided, that a “Change of Control” shall not occur solely by reason of a Permitted C-Corp Conversion.

“Clearstream” means Clearstream Banking Luxembourg, Société Anonyme, or any successor securities clearing agency.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all “collateral” referred to in the Security Documents, which for the avoidance of doubt, shall not include any Excluded Assets

“Company” means Diamond Jo Worth, LLC, a Delaware limited liability company, and its successors in accordance with the terms of this Indenture, and not any of its subsidiaries.

“consolidated” means, with respect to the Company, the consolidation of the accounts of the Restricted Subsidiaries with those of the Company, all in accordance with GAAP; provided, that “consolidated” shall not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company.

“Consolidated EBITDA” means, with respect to any Person (the referent Person) for any period, the sum of Consolidated Net Income of such Person and the Restricted Subsidiaries for such period, without duplication;

plus (i) consolidated income tax expense of such Person and the Restricted Subsidiaries paid or accrued in accordance with GAAP for such period and the amount of

Permitted Tax Distributions subtracted from Net Income in the determination of the Consolidated Net Income of such Person for such period;

plus (ii) Consolidated Interest Expense, to the extent that such Consolidated Interest Expense was deducted in computing such Consolidated Net Income;

plus (iii) Consolidated Non-Cash Charges, to the extent deducted in computing such Consolidated Net Income;

plus (iv) pre-opening costs and expenses and development or similar costs and expenses related to the development, construction or acquisition of a Related Business on or after the Issue Date, to the extent deducted in computing such Consolidated Net Income;

minus (v) (x) extraordinary non-cash charges increasing such Consolidated Net Income and (y) the amount of all cash payments made by such Person or any of the Restricted Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period.

provided, however, that in determining Consolidated EBITDA with respect to the Company for any period ending on or about: (A) June 30, 2006, Consolidated EBITDA of the Company for such period shall be deemed to be equal to the product of (x) Consolidated EBITDA of the Company for the period from April 1, 2006 to the last day of such period and (y) 4, (B) September 30, 2006, Consolidated EBITDA of the Company for such period shall be deemed to be equal to the product of (x) Consolidated EBITDA of the Company for the period from April 1, 2006 to the last day of such period and (y) 2, and (C) December 31, 2006, Consolidated EBITDA of the Company for such period shall be deemed to be equal to the product of (x) Consolidated EBITDA of the Company for the period from April 1, 2006 to the last day of such period and (y) 1.333.

“Consolidated Interest Expense” means, with respect to any Person for any period, (a) the consolidated interest expense of such Person and the Restricted Subsidiaries for such period, net of interest income, whether capitalized, paid, accrued or scheduled to be paid or accrued (including amortization of original issue discount, noncash interest payment, the interest component of Capital Lease Obligations and all commissions, discounts and other fees and charges owed with respect to bankers’ acceptances and letters of credit financings), to the extent such expense was deducted in computing Consolidated Net Income of such Person for such period less (b) amortization expense, write-off of deferred financing costs and any charge related to any premium or penalty paid, in each case accrued during such period in connection with redeeming or retiring any Indebtedness before its stated maturity, as determined in accordance with GAAP, to the extent such expense, cost or charge was included in the calculation made pursuant to clause (a) above, provided, that any premiums, fees and expenses (including the amortization thereof) payable in connection with the offering of the Notes and the application of the net proceeds therefrom or any other refinancing of Indebtedness shall be excluded.

“Consolidated Net Income” means, with respect to any Person (the referent Person) for any period, the sum of (a) the aggregate of the Net Income of such Person and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that (i) the Net Income of any other Person (other than a Restricted Subsidiary of the referent Person) shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary of the referent Person, and (ii) the Net Income of any Restricted Subsidiary shall not be included to the extent that declarations of dividends or similar distributions by that Restricted Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its owners, and (b) Consolidated Non-Cash Charges described in clause (b) of the definition of “Consolidated Non-Cash Charges,” of such Person and the Restricted Subsidiaries to the extent deducted in computing such Net Income.

“Consolidated Net Worth” means, with respect to any Person, the total stockholders’ (or members’) equity of such Person determined on a consolidated basis in accordance with GAAP, adjusted to exclude (to the extent included in calculating such stockholders’ (or members’) equity), (i) the amount of any such stockholders’ (or members’) equity attributable to Disqualified Capital Stock or treasury stock of such Person and its consolidated subsidiaries, and (ii) all upward revaluations and other write-ups in the book value of any asset of such Person or a consolidated subsidiary of such Person subsequent to the Issue Date, and (iii) all Investments in subsidiaries of such Person that are not consolidated subsidiaries and in Persons that are not subsidiaries of such Person.

“Consolidated Non-Cash Charges” means, with respect to any Person for any period, (a) the aggregate depreciation and amortization expense for such Person and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP and (b) all other non-cash charges of such Person and the Restricted Subsidiaries for such period, in each case, determined on a consolidated basis in accordance with GAAP, including, without limitation, non-cash charges related to (i) Management Arrangements or the pricing or repricing or issuances of Equity Interests of PGP, PGL or the Company to employees of the Company (whether accruing at or subsequent to the time of such repricing or issuance), (ii) impairment of goodwill, intangibles or fixed assets, (iii) purchase accounting adjustments, and (iv) restructuring charges, non-capitalized transaction costs and other non-cash charges incurred in connection with actual or proposed financings, acquisitions or divestitures (including, without limitation, the issuance of the Notes and borrowings under the Senior Credit Facility) of such Person and the Restricted Subsidiaries for such period; but, in each case, excluding (x) any such charges constituting an extraordinary item or loss, and (y) any such charge which requires an accrual of or a reserve for cash charges for any future period.

“Construction Disbursement Account” means the construction disbursement account to be maintained by the Disbursement Agent and pledged to the Trustee pursuant to the terms of the Cash Collateral and Disbursement Agreement.

“Construction Documents” has the meaning set forth in the Cash Collateral and Disbursement Agreement.

“contractually subordinate” means subordinated in right of payment by its terms or the terms of any document or instrument or instrument relating thereto.

“Corporate Overhead Allocations” means corporate overhead or similar allocations or payments, including, but not limited to, tax preparation, insurance, accounting, licensure, legal and administrative fees and expenses incurred on behalf of the Issuers or their respective Subsidiaries and reasonable and customary payments to employees or other service providers of PGL or any of its Subsidiaries (other than Excluded Persons) for services rendered for or on behalf of the Company or any Restricted Subsidiary.

“Default” means any event that is, or after notice or the passage of time or both would be, an Event of Default.

“Definitive Note” means one or more certificated Notes registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, substantially, in the form of Exhibit A hereto except that such Note shall not include the information called for by footnotes 1 and 2 thereof.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include such successor.

“Diamond Jo Worth Casino” means the project to design, develop, construct, equip and operate a casino and related amenities as generally described in the Offering Circular.

“Disbursement Agent” means U.S. Bank National Association, or the then acting Disbursement Agent under the Cash Collateral and Disbursement Agreement.

“Disqualified Capital Stock” means any Equity Interest that (i) either by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is or upon the happening of an event would be required to be redeemed or repurchased prior to the final stated maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final stated maturity, or (ii) is convertible into or exchangeable at the option of the issuer thereof or any other Person for debt securities that are pari passu or senior in respect of payment to the Notes.  Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified

Capital Stock solely because such Equity Interests mature or become mandatorily redeemable, or give the holders thereof the right to require the Company to repurchase such Equity Interests, in each case, upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Capital Stock if the terms of such Equity Interests provide that the Company may not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Company’s purchase of the Notes as are required to be purchased pursuant to the provisions of Section 4.15 and Section 4.13.

“Distribution Compliance Period” means the 40-day restricted period as defined in Regulation S.

“DJW Corp.” means Diamond Jo Worth Corp., a Delaware corporation, and its successors in accordance with the terms of this Indenture, and not any of its subsidiaries.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary other than a Foreign Subsidiary.

“Equity Holder” means (a) with respect to a corporation, each holder of stock of such corporation, (b) with respect to a limited liability company or similar entity, each member of such limited liability company or similar entity, (c) with respect to a partnership, each partner of such partnership, (d) with respect to any entity described in clause (a)(iv) of the definition of “Flow Through Entity,” the owner of such entity, and (e) with respect to a trust described in clause (a)(v) of the definition of “Flow Through Entity,” an owner thereof.

“Equity Interests” means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means (i) an underwritten offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act or (ii) an offering of Qualified Capital Stock of the Company pursuant to an exemption from the registration requirements of the Securities Act.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, or any successor securities clearing agency.

“Event of Loss” means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

“Excess Cash Distribution Amount for Taxes” means the excess of (x) the aggregate actual cash distributions received by the Company or a Restricted Subsidiary from all Flow Through Entities that are not Restricted Subsidiaries of the Company during the period commencing with the Issue Date and continuing to and including the date on which a proposed Permitted Tax Distribution is to be made under Section 4.9(b)(iii) over (y) the aggregate amount of such cash distributions described in the immediately preceding clause (x) that have already been taken into account for purposes of making (I) Permitted Tax Distributions previously made and which was attributable to a Flow Through Entity that was not a Restricted Subsidiary at the time such Permitted Tax Distribution was made plus (II) Restricted Payments permitted by clause (1) or (4) of Section 4.9(a)(iii) (treating such cash distributions described in this clause (y)(II) as used to make a Restricted Payment during such period only to the extent that in such period, the total amount of Restricted Payments actually made during such period exceeded the excess of (m) the total amount of Restricted Payments permitted to be made in such period over (n) the amount of such cash distributions described in the immediately preceding clause (x) that were actually received by the Company or a Restricted Subsidiary during such period and that were not previously used to make a Permitted Tax Distribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” means the following:

(i)            cash, other than cash deposited in deposit accounts and other than funds in the Interest Reserve Account and the Construction Disbursement Account;

(ii)           assets securing FF&E Financing, Purchase Money Obligations or Capital Lease Obligations permitted to be incurred under this Indenture to the extent acquired or refinanced with the proceeds of such FF&E Financing, Purchase Money Obligations and Capital Lease Obligations;

(iii)          all Gaming Licenses;

(iv)          any motor vehicles;

(v)           any agreements, permits, licenses or the like that cannot be subject to a Lien under the Security Documents without the consent of third parties (including any Governmental Authority), which consent is not obtained by the Issuers; and

(vi)          Equity Interests of each Foreign Restricted Subsidiary directly owned by the Company or any of the Domestic Restricted Subsidiaries to the extent that such Equity Interests held by the Company or such Domestic Restricted Subsidiary, as the case may be, exceed 65% of the total combined voting power of all classes of voting Equity Interests of such Foreign Restricted Subsidiary, provided, however, such excess of any class of Capital Stock of such Foreign Subsidiary shall not be an Excluded Asset to the extent the Company is able to receive an opinion of counsel nationally recognized in tax matters to the effect that the pledge of such excess will not result in an income inclusion under section 951 et. seq. of the Code.

provided, that Excluded Assets does not include the proceeds of assets under clause (ii), (iii), (iv), (v) or (vi) or of any other Collateral to the extent such proceeds do not constitute Excluded Assets.

“Excluded Person” means (i) PGP, (ii) PGP Investors, LLC, (iii) M. Brent Stevens, (iv) Michael S. Luzich, (v) PGL, (vi) OED Acquisition, LLC, a Delaware limited liability company (“OEDA”), (vii) any Affiliate or Manager of PGP, PGP Investors, LLC, PGL, OEDA, M. Brent Stevens or Michael S. Luzich (collectively, the “Existing Holders”), (viii) any trust, corporation, partnership or other entity (a) controlled by the Existing Holders and members of the immediate family of the Existing Holders or (b) 80% of the beneficiaries, stockholders, partners or owners of which consist solely of the Existing Holders and members of the immediate family of the Existing Holders or (ix) any partnership the sole general partners of which consist solely of the Existing Holders and members of the immediate family of the Existing Holders.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Issuers.

“FF&E” means furniture, fixtures and equipment (including Gaming Equipment) acquired by the Issuers and the Restricted Subsidiaries in the ordinary course of business for use in the construction and business operations of the Company or the Restricted Subsidiaries.

“FF&E Financing” means Indebtedness, the proceeds of which are used solely by the Issuers and the Restricted Subsidiaries (and concurrently with the incurrence of such Indebtedness) to acquire or lease or improve or refinance, respectively, FF&E; provided, that (x) the principal amount of such FF&E Financing does not exceed the cost (including sales and excise taxes, installation and delivery charges, capitalized interest and other direct fees, costs and expenses) of the FF&E purchased or leased with the proceeds thereof or the cost of such improvements, as the case may be, and (y) such FF&E Financing is secured only by the assets so financed and assets which, immediately prior to the incurrence of such FF&E Financing, secured other Indebtedness of the Issuers and the Restricted Subsidiaries (to the extent such other Indebtedness and the Liens securing such other Indebtedness are permitted under this Indenture) to the lender of such FF&E Financing.

“Flow Through Entity” means an entity that (a) for Federal income tax purposes constitutes (i) an “S corporation” (as defined in Section 1361(a) of the Code), (ii) a “qualified subchapter S subsidiary” (as defined in Section 1361(b)(3)(B) of the Code), (iii) a “partnership” (within the meaning of Section 7701(a)(2) of the Code) other than a “publicly traded partnership” (as defined in Section 7704 of the Code), (iv) an entity that is disregarded as an entity separate from its owner under the Code, the Treasury regulations or any published administrative guidance of the Internal Revenue Service, or (v) a trust, the income of which is includible in the taxable income of the grantor or another person under sections 671 through 679 of the Code (the entities described in the immediately preceding clauses (i), (ii), (iii), (iv) and (v), a “Federal Flow Through Entity”) and (b) for state and local jurisdictions in respect of which Permitted Tax Distributions are being made, is subject to treatment on a basis under applicable state or local income tax law substantially similar to a Federal Flow Through Entity.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is also a Foreign Subsidiary.

“Foreign Subsidiary” means any Subsidiary which (i) is not organized under the laws of the United States, any state thereof or the District of Columbia and (ii) conducts substantially all of its business operations outside the United States of America.

“GAAP” means generally accepted accounting principles, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and in the rules and regulations of the Commission.

“Gaming Authorities” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States Federal government, any foreign government, any state, province or city or other political subdivision or otherwise, whether now or hereafter existing, or any officer or official thereof, including, without limitation, the Iowa Gaming Commission and any other agency, in each case, with authority to regulate any gaming or racing operation (or proposed gaming or racing operation) owned, managed or operated by the Company or any of the Subsidiaries.

“Gaming Equipment” means slot machines, video poker machines, and all other gaming equipment and related signage, accessories and peripheral equipment, including, but not limited to surveillance equipment.

“Gaming FF&E Financing” means FF&E Financing, the proceeds of which are used solely by the Issuers and the Restricted Subsidiaries to acquire or lease FF&E that constitutes Gaming Equipment.

“Gaming Licenses” means every material license, material franchise, material registration, material qualification, findings of suitability or other material approval or authorization required to own, lease, operate or otherwise conduct or manage riverboat, dockside or land-based gaming or racing activities in any state or jurisdiction in which the Company or any of the Restricted Subsidiaries conducts business (including, without limitation, all such licenses granted by the Gaming Authorities), and all applicable liquor and tobacco licenses.

“Global Notes” means one or more Notes in the form of Exhibit A hereto that includes the information referred to in footnotes 1 and 2 to the form of Note, attached hereto as Exhibit A, issued under this Indenture, that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

“Global Note Legend” means the legend set forth in Section 2.6(f)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Government Securities” means (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

“Governmental Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

“guaranty” or “guarantee,” used as a noun, means any guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other Obligation. “guarantee” or “guaranty” used as a verb, has a correlative meaning.

“Hedging Obligations” means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements, interest rate exchange agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, including any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

“Holder” means the Person in whose name a Note is registered in the register of the Notes.

“Hotel” means a hotel with at least 100 rooms, which may include a convention center, banquet hall and/or other entertainment or business facilities, located in Worth County, Iowa.

“Indebtedness” of any Person means (without duplication) (i) all liabilities and obligations, contingent or otherwise, of such Person (a) in respect of borrowed money (regardless of whether the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, debentures, notes or other similar instruments, (c) representing the deferred purchase price of property or services (other than trade payables on customary terms incurred in the ordinary course of business), (d) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) representing Capital Lease Obligations, (f) under bankers’ acceptance and letter of credit facilities, (g) to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Capital Stock, or (h) in respect of Hedging Obligations; (ii) all Indebtedness of others that is guaranteed by such Person; and (iii) all Indebtedness of others that is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided, that the amount of such Indebtedness shall (to the extent such Person has not assumed or become liable for the payment of such Indebtedness) be the lesser of (1) the fair market value of such property at the time of determination and (2) the amount of such Indebtedness.  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.  The principal amount outstanding of any Indebtedness issued with original issue discount is the accreted value of such Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Indirect Participant” means an entity that, with respect to DTC, clears through or maintains a direct or indirect, custodial relationship with a Participant.

“Initial Purchaser” mean the initial purchaser of the Notes under the Purchase Agreement, dated June 30, 2005.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

“Intercreditor Agreement” means that certain Intercreditor Agreement among the Trustee, and one or more Senior Credit Facility lenders, substantially in the form attached hereto as Exhibit F, which may be entered into after the Issue Date in accordance with Section 7.1(f) hereof, including any amended or supplemented agreement or any replacement or substitute agreement in accordance with this Indenture, in each case substantially in the form of Exhibit F attached hereto.

“Interest” means the interest payable on the Notes.

“Interest Coverage Ratio” means, for any period, the ratio of (i) Consolidated EBITDA of the Company for such period, to (ii) Consolidated Interest Expense of the Company for such period.  In calculating Interest Coverage Ratio for any period, (a) pro forma effect shall be given to the incurrence, repayment or retirement by the Company or any of the Restricted Subsidiaries of any Indebtedness (other than Indebtedness incurred in the ordinary course of business for general corporate purposes pursuant to working capital facilities) subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated, as if the same had occurred at the beginning of the applicable period; (b) acquisitions that have been made by the Company or any of the Restricted Subsidiaries, including all mergers and consolidations, subsequent to the commencement of such period shall be calculated on a pro forma basis, assuming that all such acquisitions, mergers and consolidations had occurred on the first day of such period, including giving effect to reductions in costs for such period that are directly attributable to the elimination of duplicative functions and expenses (regardless of whether such cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC) as a result of such acquisition, merger or consolidation, provided that (x) such cost savings were identified and quantified in an Officers’ Certificate delivered to the Trustee at the time of the consummation of such acquisition, merger or consolidation and such Officers’ Certificate states that such officers believe in good faith that actions shall be commenced or initiated within 90 days of the consummation of such acquisition, merger or consolidation to effect such cost savings and sets forth the specific steps to be taken within the 90 days after such acquisition, merger or consolidation to accomplish such cost savings, and (y) with respect to each acquisition, merger or consolidation completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by the Company or any of its Restricted Subsidiaries within 90 days of such acquisition, merger or consolidation to effect the cost savings identified in such Officers’ Certificate (regardless, however, of whether the corresponding cost savings have been achieved).  Without limiting the foregoing, the financial information of the Company with respect to any portion of such period that falls before the Issue Date shall be adjusted to give pro forma effect to the issuance of the Notes and the application of the proceeds therefrom as if they had occurred at the beginning of such period.

“Interest Payment Date” means the stated due date of an installment of Interest on the Notes.

“Interest Record Date” means a Interest Record Date specified in the Notes, whether or not such date is a Business Day.

“Interest Reserve Account” means the interest reserve account to be maintained by the Disbursement Agent and pledged to the Trustee pursuant to the terms of the Cash Collateral and Disbursement Agreement into which an amount, together with interest earned on such amount, sufficient to pay the first two Interest payments on the Notes will be deposited on the date of this Indenture.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, guarantees, advances or capital contributions (excluding (i), payroll commission, travel and similar advances to officers and employees of such Person made in the ordinary course of business and (ii) bona fide accounts receivable arising from the sale of goods or services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Iowa Code” means the Code of Iowa (2003), as amended from time to time.

“Iowa Gaming Commission” means the Iowa Racing and Gaming Commission, or any successor Gaming Authority.

“Issue Date” means the date upon which the Notes are first issued.

“Issuers” means the Company and DJW Corp. and their respective successors in accordance with the terms of this Indenture, and not any of their respective subsidiaries.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, regardless of whether filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Management Arrangements” means profits interests grants or similar equity interest arrangements, employment agreements, consulting agreements, management agreements, operating agreements and other similar arrangements between the Company or any of its Affiliates or any manager, officer, member or employee thereof or consultant thereto and any other such Person and such or similar agreements as may be modified, supplemented, amended, entered into or restated from time to time consistent with industry practice and approved by the Managers of PGP or the Company, provided that the aggregate amount of payments made (other than to the Company or any of the Restricted Subsidiaries) pursuant to any such equity interest, employment, consulting, management, operating or similar agreements or arrangements for any fiscal year shall not exceed 4.0% of the Consolidated EBITDA of the Company for the immediately preceding fiscal year.

“Management Services Agreement” means the Management Services Agreement, to be entered into on or prior to the Issue Date, by and among the Company and PGP, without giving effect to any amendment or supplement thereto or modification thereof after the Issue Date, except to the extent that such amendment, supplement or modification would otherwise have been permitted under Section 4.12, which Management Services Agreement shall be substantially similar to the Amended and Restated Management Services Agreement, dated as of February 25, 2003, by and among, Diamond Jo, LLC, a Delaware limited liability company, OED Acquisition, LLC, a Delaware limited liability company, and The Old Evangeline Downs, L.L.C., a Louisiana limited liability company, as in effect on the Issue Date.

“Managers” means, with respect to any Person (i) if such Person is a limited liability company, the board member, board members, manager or managers appointed pursuant to the operating agreement of such Person as then in effect or (ii) otherwise, the members of the board of directors or other governing body of such Person.

“Members” means the holders of all of the Voting Stock of the Company.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgages” means those mortgages dated the dated hereof granting the Trustee an interest in all of the Issuers’ real property Collateral.

“Net Income” means, with respect to any Person for any period, (a) the net income (or loss) of such Person for such period, determined in accordance with GAAP, excluding (to the extent included in calculating such net income) (i) any gain or loss, together with any related taxes paid or accrued on such gain or loss, realized in connection with any Asset Sales and dispositions pursuant to sale-leaseback transactions and (ii) any extraordinary gain or loss, together with any taxes paid or accrued on such gain or loss, reduced by (b) the maximum amount of Permitted Tax Distributions attributable to such net income for such period.

“Net Proceeds” means the aggregate proceeds received in the form of cash or Cash Equivalents in respect of any Asset Sale (including issuance or other payments in an Event of Loss and payments in respect of deferred payment obligations and any cash or Cash Equivalents received upon the sale or disposition of any non-cash consideration received in any Asset Sale, in each case when received), net of:

(i)            the reasonable and customary direct out-of-pocket costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), other than any such costs payable to an Affiliate of the Company,

(ii)           taxes required to be paid by the Company, any of the Subsidiaries, or any Equity Holder of the Company (or, in the case of any Company Equity Holder that is a Flow Through Entity, the Upper Tier Equity Holder of such Flow Through Entity) in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes,

(iii)          amounts required to be applied to the permanent repayment of Indebtedness in connection with such Asset Sale, and

(iv)          appropriate amounts provided as a reserve by the Company or any Restricted Subsidiary, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or such Restricted Subsidiary, as the case may be, after such Asset Sale (including, without limitation, as applicable, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations arising from such Asset Sale).

“Non-U.S. Person” means any Person other than a U.S. Person.

“Notes Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Obligation” means any principal, premium, interest, penalty, fee, indemnification, reimbursement, damage (including, without limitation, liquidated damages) and other obligation and liability payable under the documentation governing any liability.

“Offering” means the offering of the Notes by the Issuers.

“Offering Circular” means that offering circular of the Issuers, dated June 30, 2005, without giving effect to any amendment or supplement thereto or modification thereof.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person or any other Person designated by the Managers of such Person and serving in a similar capacity.

“Officers’ Certificate” means a certificate signed on behalf of the Company and DJW Corp. by two Officers of each of the Company and DJW Corp., in each case, one of whom must be the Manager, Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Controller or a Senior or Executive Vice President of the Company and DJW Corp., respectively.

“Opening” means the time when the Diamond Jo Worth Casino shall have been opened to the general public, is receiving customers in the ordinary course of business and has received, and has in full force and effect, all material Permits required for operation.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to any of the Issuers, any Subsidiary of any of the Issuers or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted C-Corp Conversion” means a transaction resulting in the Company becoming subject to tax under the Code as a corporation (a “C Corporation”); provided, that:

(1)           the C Corporation resulting from such transaction, if a successor to the Company, (a) is a corporation, limited liability company or other entity organized and existing under the laws of any state of the United States or the District of Columbia, (b) assumes all of the obligations of the Company under the Notes, the Security Documents and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee and (c) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction;

(2)           after giving effect to such transaction no Default or Event of Default exists;

(3)           prior to the consummation of such transaction, the Company shall have delivered to the Trustee (a) an Opinion of Counsel to the effect that the Holders shall not recognize income gain or loss for Federal income tax purposes as a result of such Permitted C-Corp Conversion and shall be subject to Federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such Permitted C-Corp Conversion had not occurred and (b) an Officers’ Certificate as to compliance with all of the conditions set forth in clauses (1), (2) and (3)(a) above; and

(4)           such transaction would not (a) result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment or (b) require any holder or beneficial owner of Notes to obtain a Gaming License or be qualified or found suitable under any applicable gaming or racing laws.

“Permitted Entity” means a joint venture or Unrestricted Subsidiary that satisfies each of the following: (a) the Company owns directly or indirectly in the aggregate at least 50% of the Voting Equity Interests of such entity; (b) such entity satisfies the definition of Unrestricted Subsidiary; (c) neither of the Issuers nor any

Restricted Subsidiary has any direct or indirect obligation to subscribe for additional Equity Interests of such Person or maintain or preserve the financial condition of such entity or cause such entity to achieve or maintain any specified levels of operating results; (d) such entity was formed for the sole purpose of owning and developing the Undeveloped Hotel Land; (e) the Trustee, on behalf of the Holders, subject to the terms of the Intercreditor Agreement, has a security interest in all of the Equity Interests owned, directly or indirectly, by the Company in such entity; and (f) unless the Company owns directly or indirectly in the aggregate 100% of the Equity Interests of such entity, such entity does not own, operate or manage any gaming facilities or Gaming Equipment or otherwise engage in or conduct any other gaming or racing activities.

“Permitted Investments” means:

(i)            Investments in the Company or in any Wholly Owned Subsidiary;

(ii)           Investments in Cash Equivalents;

(iii)          Investments in a Person, if, as a result of such Investment, such Person (a) becomes a Wholly Owned Subsidiary, or (b) is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary;

(iv)          Hedging Obligations;

(v)           Investments as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.13;

(vi)          Investments existing on the Issue Date;

(vii)         Investments paid for solely with Capital Stock (other than Disqualified Capital Stock) of the Company;

(viii)        credit extensions to gaming customers in the ordinary course of business, consistent with industry practice;

(ix)           stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company (a) in satisfaction of judgments or (b) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of trade creditors or customers; and

(x)            loans or other advances to employees of the Company and the Subsidiaries made in the ordinary course of business in an aggregate amount not to exceed $500,000 at any one time outstanding;

(xi)           intercompany Indebtedness incurred pursuant to clause (v) of Section 4.7(b);

(xii)          Investments in the Notes or any Additional Notes;

(xiii)         Investments not otherwise permitted by clauses (i) through (xii) above, not to exceed $2,500,000; and

(xiv)        the Undeveloped Hotel Land Contribution and the interest in the Permitted Entity received pursuant thereto; provided, that if the entity to which the Undeveloped Hotel Land Contribution was made, or any subsequent transferee of such Undeveloped Hotel Land, ceases to qualify as a “Permitted Entity”, then the Issuers will be deemed to have made an Investment equal to the value of the Issuers’ Investment in such entity at such time (valued in each case as provided in the definition of “Investment”) and the value of such Investment at such time will, for the period such Investment does not so qualify, be included in the calculation of the aggregate amount of Restricted Payments referenced in Section 4.9(a)(iii).

“Permitted Liens” means:

(i)            Liens securing Indebtedness of the Company or any of the Restricted Subsidiaries incurred pursuant to clause (i) of Section 4.7(b);

(ii)           Liens arising by reason of any judgment, decree or order of any court for an amount and for a period not resulting in an event of default with respect thereto, so long as such Lien is being contested in good faith and is adequately bonded, and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally adversely terminated or the period within which such proceedings may be initiated shall not have expired;

(iii)          security for the performance of bids, tenders, trade, contracts (other than contracts for the payment of borrowed money) or leases, surety and appeal bonds, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business, consistent with industry practice;

(iv)          Liens for taxes, assessments or other governmental charges either (a) not yet delinquent or (b) that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the Restricted Subsidiaries in accordance with GAAP;

(v)           Liens of carriers, warehousemen, mechanics, landlords, materialmen, suppliers, repairmen or other like Liens arising by operation of law in the ordinary course of business consistent with industry practices and Liens on deposits made to obtain the release of such Liens if (a) the underlying obligations are not overdue for a period of more than 30 days or (b) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company or the Restricted Subsidiaries in accordance with GAAP;

(vi)          easements, rights of way, zoning and similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business, and that do not materially detract from the value of the property subject thereto (as such property is used by the Company or a Restricted Subsidiary) or materially interfere with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

(vii)         Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation or otherwise arising from statutory or regulatory requirements of the Company or any of the Restricted Subsidiaries;

(viii)        Liens securing Refinancing Indebtedness incurred in compliance with this Indenture to refinance Indebtedness secured by Liens; provided, (a) such Liens do not extend to any additional property or assets; (b) if the Liens securing the Indebtedness being refinanced were subordinated to or pari passu with the Liens securing the Notes, the Subsidiary Guaranties or any intercompany loan, as applicable, such new Liens are subordinated to or pari passu with such Liens to the same extent, and any related subordination or intercreditor agreement is confirmed; and (c) such Liens are no more adverse to the interests of Holders than the Liens replaced or extended thereby;

(ix)           Liens that secure Acquired Debt or Liens on property of a Person existing at the time such Person is merged into or consolidated with, or such property was acquired by, the Company or any Restricted Subsidiary; provided, that such Liens do not extend to or cover any other property or assets and were not put in place in anticipation of such acquisition, merger or consolidation;

(x)            any interest or title of a lessor under any Capital Lease Obligation or operating lease; provided that such Liens do not extend to any property or assets which are not leased property subject to such Capital Lease Obligation;

(xi)           Liens that secure Purchase Money Obligations, Capital Lease Obligations, FF&E Financing or mortgage financings permitted to be incurred under this Indenture; provided that such Liens do not extend to or cover any property or assets other than those being acquired, leased or developed and property and assets which, immediately prior to the incurrence of such Purchase Money Obligations, Capital Lease Obligations, FF&E Financing or mortgage financing, secured other Indebtedness of the Issuers and the Restricted Subsidiaries (to the extent such other Indebtedness and the Liens securing such other Indebtedness are permitted under this Indenture) to the lender of such Purchase Money Obligations, Capital Lease Obligations, FF&E Financing or mortgage financing;

(xii)          whether or not existing on the Issue Date, Liens securing Obligations under this Indenture, the Notes, the Subsidiary Guaranties or the Security Documents;

(xiii)         with respect to any vessel included in the Collateral, certain maritime liens, including liens for crew’s wages and salvage;

(xiv)        Liens in favor of the Company or any Subsidiary Guarantor, in which a security interest has been granted to the Trustee to secure the payment of the Notes or a Subsidiary Guaranty, respectively;

(xv)         Liens arising from precautionary Uniform Commercial Code financing statement filing regarding operating leases entered into by the Company or any of the Subsidiaries in the ordinary course of business;

(xvi)        Liens incurred in the ordinary course of business securing Hedging Obligations, which Hedging Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

(xvii)       Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

(xviii)      Liens on a pledge of the Capital Stock of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary;

(xix)         leases or subleases granted to others not interfering in any material respect with the business of the Company or any of the Restricted Subsidiaries or materially detracting from the value of the relative assets of the Company or any Restricted Subsidiary;

(xx)          Liens securing reimbursement obligations with respect to commercial letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(xxi)         Liens securing intercompany Indebtedness incurred pursuant to clause (v) of Section 4.7(b);

(xxii)        Liens securing guarantees by Subsidiary Guarantors of Indebtedness issued by the Company if such guarantees are permitted by Section 4.7 and

(xxiii)       Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods.

“Permitted Tax Distributions” in respect of the Company means, with respect to any taxable year or portion thereof in which the Company is a Flow Through Entity, the sum of: (i) the product of (a) the excess of (1) all items of taxable income or gain (other than capital gain) of the Company for such year or portion thereof over (2) all items of taxable deduction or loss (other than capital loss) of the Company for such year or portion thereof and (b) the Applicable Income Tax Rate, plus (ii) the product of (a) the net capital gain (i.e., net long-term capital gain over net short-term capital loss), if any, of the Company for such year or portion thereof and (b) the Applicable Capital Gain Tax Rate, plus (iii) the product of (a) the net short-term capital gain (i.e., net short-term capital gain in excess of net long-term capital loss), if any, of the Company for such year or portion thereof and (b) the Applicable Income Tax Rate, minus (iv) the aggregate Tax Loss Benefit Amount for the Company for such year or portion thereof; provided, that in no event shall the Applicable Income Tax Rate or the Applicable Capital Gain Tax Rate exceed the greater of (i) the greater of (a) the highest aggregate applicable effective marginal rate of Federal, state, and local income tax to which a corporation doing business in the state of California and (b) the highest aggregate applicable effective marginal rate of Federal, state, and local income tax to which a corporation doing business in the state of Iowa, would be subject to in the relevant year of determination (as certified to the Trustee by a nationally recognized tax accounting firm) plus 5% and (ii) 60%.  For purposes of calculating the amount of the Permitted Tax Distributions the items of taxable income, gain, deduction or loss (including capital gain or loss) of any Flow Through Entity of which the Company is treated for Federal income tax purposes as a member (but only for periods for which such Flow Through Entity is treated as a Flow Through Entity), which items of income, gain, deduction or loss are allocated to or otherwise treated as items of income, gain, deduction or loss of the Company for Federal income tax purposes, shall be included in determining the taxable income, gain, deduction or loss (including capital gain or loss) of the Company.

Estimated tax distributions may be made within thirty days following March 15, May 15, August 15, and December 15 based upon an estimate of the excess of (x) the tax distributions that would be payable for the period beginning on January 1 of such year and ending on March 31, May 31, August 31, and December 31 if such period were a taxable year (computed as provided above) over (y) distributions attributable to all prior periods during such taxable year.

The amount of the Permitted Tax Distribution for a taxable year shall be re-computed promptly after (i) the filing by the Company and each subsidiary of the Company that is treated as a Flow Through Entity of their respective annual income tax returns and (ii) an appropriate Federal or state taxing authority finally determines that the amount of the items of taxable income, gain, deduction, or loss of the Company or any such subsidiary that is treated as a Flow Through Entity for such taxable year or the aggregate Tax Loss Benefit Amount carried forward to such taxable year should be adjusted (each of clauses (i) and (ii) a “Tax Calculation Event”).  To the extent that the Permitted Tax Distributions previously distributed in respect of any taxable year are either greater than (a “Tax Distribution Overage”) or less than (a “Tax Distribution Shortfall”) the Permitted Tax Distributions with respect to such taxable year, as determined by reference to the computation of the amount of the items of income, gain, deduction, or loss of the Company and each such subsidiary in connection with a Tax Calculation Event, the amount of the estimated Permitted Tax Distributions that may be made on the estimated tax distribution date immediately following such Tax Calculation Event shall be reduced or increased as appropriate to the extent of the Tax Distribution Overage or the Tax Distribution Shortfall.  To the extent that a Tax Distribution Overage remains after the estimated tax distribution date immediately following such Tax Calculation Event, the amount of the estimated Permitted Tax Distribution that may be made on the subsequent estimated tax distribution date shall be reduced to the extent of such Tax Distribution Overage.

Prior to making any Permitted Tax Distributions, the Company shall require each Equity Holder to agree that promptly after the second estimated tax distribution date following a Tax Calculation Event, such Equity Holder shall reimburse the Company to the extent of its pro rata share (based on the portion of Permitted Tax Distributions distributed to such Equity Holder for the taxable year) of any remaining Tax Distribution Overage.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

“PGL” means Peninsula Gaming, LLC, a Delaware limited liability company, the indirect parent of the Company on the Issue Date.

“PGP” means Peninsula Gaming Partners, LLC, a Delaware limited liability company, the direct parent and sole manager of PGL on the Issue Date.

“Private Placement Legend” means the legend set forth in Section 2.6(f)(i) hereof to be placed on all Notes issued under this Indenture except where specifically stated otherwise by the provisions of this Indenture.

“Pro Forma” or “pro forma” shall have the meaning set forth in Regulation S-X of the Securities Act, unless otherwise specifically stated herein.

“Purchase Money Obligations” means Indebtedness representing, or incurred to finance (or to Refinance Indebtedness incurred to finance), the cost (i) of acquiring any assets (including FF&E) and (ii) of construction or build-out of facilities (including Purchase Money Obligations of any other Person at the time such other Person is merged with or into or is otherwise acquired by the Issuers); provided, that (a) the principal amount of such Indebtedness does not exceed 75% of such cost, including construction charges, (b) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired, constructed or built and assets which, immediately prior to the incurrence of such Purchase Money Obligations, secured other Indebtedness of the Issuers and the Restricted Subsidiaries (to the extent such other Indebtedness and the Liens securing such other Indebtedness are permitted under this Indenture) to the lender of such Purchase Money Obligations, and (c) such Indebtedness is (or the Indebtedness being Refinanced was) incurred, and any Liens with respect thereto are granted, within 180 days of the acquisition or commencement of construction or build-out of such property or asset.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Capital Stock” means, with respect to any Person, Capital Stock of such Person other than Disqualified Capital Stock.

“Reg S Permanent Global Note” means one or more permanent Global Notes bearing the Private Placement Legend, that shall be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Reg S Temporary Global Note upon expiration of the Distribution Compliance Period.

“Reg S Temporary Global Note” means one or more temporary Global Notes bearing the Private Placement Legend and the Reg S Temporary Global Note Legend, issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Reg S Temporary Global Note Legend” means the legend set forth in Section 2.6(f)(iii) hereof, which is required to be placed on all Reg S Temporary Global Notes issued under this Indenture.

“Regulation S” means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Regulation S Global Note” means a Reg S Temporary Global Note or a Reg S Permanent Global Note, as the case may be.

“Related Business” means any business in which PGP or any of its direct or indirect subsidiaries was engaged on the Issue Date and any and all other businesses that in the good faith judgment of the Managers of the Company are similar, related, ancillary or complementary to such business, including, but not limited to, off-track betting facilities, horse racing, dog racing or other gaming venues, the entertainment and hotel businesses, convenience stores (including the sale of gasoline and auto parts) and other food and beverage distribution operations.

“Required Regulatory Redemption” means a redemption by the Issuers of any Holder’s Notes pursuant to, and in accordance with, any order of any Governmental Authority with appropriate jurisdiction and authority relating to a Gaming License, or to the extent necessary in the reasonable, good faith judgment of the Managers of the Company to prevent the loss, failure to obtain or material impairment or to secure the reinstatement of, any Gaming License, where such redemption or acquisition is required because the Holder or beneficial owner of Notes is required to be found suitable or to otherwise qualify under any gaming or similar laws and is not found suitable or so qualified within 30 days after being requested to do so (or such lesser period that may be required by any Governmental Authority).

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means one or more Definitive Notes bearing the Private Placement Legend, issued under this Indenture.

“Restricted Global Note” means one or more Global Notes bearing the Private Placement Legend, issued under this Indenture; provided, that in no case shall an Exchange Note issued in accordance with this Indenture and the terms of the Registration Rights Agreement be a Restricted Global Note.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” means:

(i)            any dividend or other distribution declared or paid on account of any Equity Interests of the Company or any of the Restricted Subsidiaries or any other payment to any Excluded Person of Affiliate thereof (other than, in each case, (a) dividends or distributions payable in Equity Interests (other than Disqualified Capital Stock) of the Company or (b) amounts payable to the Company or any Restricted Subsidiary);

(ii)           any payment to purchase, redeem or otherwise acquire or retire for value any Equity Interest of the Company, any Restricted Subsidiary or any other Affiliate of the Company (other than any such Equity Interest owned by the Company or any Restricted Subsidiary);

(iii)          any principal payment on, or purchase, redemption, defeasance or other acquisition or retirement for value of, any Indebtedness of the Company or any Subsidiary Guarantor that is contractually subordinated in right of payment to the Notes or such Subsidiary Guarantor’s Subsidiary Guaranty thereof, as the case may be, prior to any scheduled principal payment, sinking fund payment or other payment at the stated maturity thereof; or

(iv)          any Restricted Investment.

“Restricted Subsidiary” means any Subsidiary which at the time of determination is not an Unrestricted Subsidiary.

“Return from Unrestricted Subsidiaries” means (a) 50% of any dividends or distributions received by the Company or a Restricted Subsidiary from an Unrestricted Subsidiary, to the extent that such dividends or distributions were not otherwise included in Consolidated Net Income of the Company, plus (b) to the extent not otherwise included in Consolidated Net Income of the Company, an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the sale or liquidation of any Unrestricted Subsidiaries, plus (c) to the extent that any Unrestricted Subsidiary of the

Company is designated to be a Restricted Subsidiary, the fair market value of the Company’s Investment in such Subsidiary on the date of such designation.

“Rule 144” means Rule 144 promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Rule 144A” means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“SEC” means the United States Securities and Exchange Commission, or any successor agency.

“Secured Party” means the Trustee, acting as collateral agent under the Security Documents.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means that agreement dated the date hereof granting a security interest in the Collateral from the Issuers (and any future Subsidiary Guarantors) in favor of the Trustee.

“Security Documents” means, collectively, the Cash Collateral and Disbursement Agreement, the Security Agreement, the Mortgages and all mortgages, deeds of trust, security agreements, pledge agreements, control agreements, collateral assignment agreements and other agreements, instruments, financing statements and other documents evidencing, creating, setting forth or limiting any Lien on Collateral in favor of the Trustee (or, in the case of mortgages, deeds of trust or similar agreements, in favor of the Trustee or another trustee thereunder), for the benefit of the Holders.

“Senior Credit Facility” means any one or more debt facilities, commercial paper facilities or other debt instruments, indentures or agreements providing for revolving credit loans, term loans, letters of credit or other obligations evidencing Indebtedness, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and, in each case, as amended, renewed, refunded, replaced, refinanced or otherwise modified from time to time, whether in whole or in part, and whether or not with the same agent, trustee, representative, lenders or holders or otherwise; provided, that such agreements or instruments do not permit the Company and the Restricted Subsidiaries, taken as a whole, to incur Indebtedness under all such agreements or instruments in an aggregate principal amount at any time outstanding in excess of the maximum aggregate principal amount of Indebtedness permitted to be incurred pursuant to clause (i) of Section 4.7(b).

“Significant Subsidiary” shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

“Special Record Date” means, for payment of any Defaulted Interest, a date fixed by the Paying Agent pursuant to Section 2.12 hereof.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, and its successors.

“Stated Maturity,” when used with respect to any Note, means April 15, 2012.

“subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity (including a limited liability company) of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and (ii) any partnership in which such Person or any of its subsidiaries is a general partner.

“Subsidiary” means any subsidiary of the Company.

“Subsidiary Guaranty” means an unconditional and irrevocable guaranty by a Subsidiary Guarantor of the Obligations of the Issuers under the Notes and this Indenture, on a senior unsecured basis, as set forth in this Indenture, as amended from time to time in accordance with the terms thereof.

“Subsidiary Guarantor” means any Subsidiary that has executed and delivered in accordance with this Indenture a Subsidiary Guaranty, and such Person’s successors and assigns.

“Tax Loss Benefit Amount” means with respect to any taxable year, the amount by which the Permitted Tax Distributions would be reduced were a net operating loss or net capital loss from a prior taxable year of the Company ending subsequent to the Issue Date carried forward to the applicable taxable year; provided, that for such purpose the amount of any such net operating loss or net capital loss shall be used only once and in each case shall be carried forward to the next succeeding taxable year until so used.  For purposes of calculating the Tax Loss Benefit Amount, the proportionate part of the items of taxable income, gain, deduction, or loss (including capital gain or loss) of any Subsidiary that is a Flow Through Entity for a taxable year of such Subsidiary ending subsequent to the Issue Date shall be included in determining the amount of net operating loss or net capital loss of the Company.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

“Transactions” means the transactions described in the Offering Circular under the section “Transactions.”

“Transfer Restricted Notes” means Global Notes and Definitive Notes that bear or are required to bear the Private Placement Legend, issued under this Indenture.

“Trustee” means U.S. Bank National Association, as trustee under this Indenture, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor serving hereunder.

“Undeveloped Hotel Land” has the meaning set forth in the definition of “Undeveloped Hotel Land Contribution.”

“Undeveloped Hotel Land Contribution” means (i) the contribution to a Permitted Entity or (ii) the lease to another Person, in each case, by the Issuers or a Restricted Subsidiary of undeveloped and unimproved land for the purpose of designing, developing, constructing and/or equipping a Hotel (such land, the “Undeveloped Hotel Land”) in a transaction that satisfies each of the following: (a) such contribution or lease, as applicable, shall have been approved by the Managers of the Company or PGP, (b) the Managers of PGP shall have determined in reasonable good faith that the Company will receive fair market value for such contribution or lease, as applicable; and (c) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such contribution or lease, as applicable.  For the purpose of this definition, “undeveloped and unimproved” means that no Investments have been made in, or capital expenditures or other payments made with respect to, or any development of or improvement made on, such land after the Issue Date (other than (x) site improvements, including, without limitation, utility hook-ups, grading, leveling and similar or related improvements, and (y) payments for reasonable costs incurred in connection with such contribution or lease, as applicable, including, without limitation, for title charges, environmental studies, surveys and legal or other professional fees and expenses).

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.

“Unrestricted Global Note” means one or more permanent Global Notes representing a series of Notes that does not bear and is not required to bear the Private Placement Legend, issued under this Indenture.

“Unrestricted Subsidiary” means any Subsidiary that, at or prior to the time of determination, shall have been designated by the Managers of the Company as an Unrestricted Subsidiary and each subsidiary of such Subsidiary; provided, that such Subsidiary or any of its subsidiaries does not hold any Indebtedness or Capital Stock of, or any Lien on any assets of, the Company or any Restricted Subsidiary.  If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date.  The Managers of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the Interest Coverage Ratio test set forth in Section 4.7(a) calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.  The Company shall be deemed to make an Investment in each Subsidiary designated as an

Unrestricted Subsidiary immediately following such designation in an amount equal to the Investment in such Subsidiary and its subsidiaries immediately prior to such designation. Any such designation by the Managers of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Managers giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions and is permitted by Section 4.7(a).

“Upper Tier Equity Holder” means, in the case of any Flow Through Entity the Equity Holder of which is, in turn, a Flow Through Entity, the person that is ultimately subject to tax on a net income basis on the items of taxable income, gain, deduction, and loss of the Company and the Subsidiaries that are Flow Through Entities.

“U.S. Person” means a U.S. person as defined in Rule 902(o) under the Securities Act.

“Voting Stock” means, with respect to any Person, (i) one or more classes of the Capital Stock of such Person having general voting power to elect at least a majority of the Board of Directors, managers or trustees of such Person (regardless of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency) and (ii) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (i) above.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (rounded to the nearest one-twelfth) obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the total of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment.

“Wholly Owned Subsidiary” of any Person means a subsidiary of such Person all the Capital Stock of which (other than directors’ qualifying shares) is owned directly or indirectly by such Person; provided, that with respect to the Company, the term Wholly Owned Subsidiary shall exclude Unrestricted Subsidiaries.

Section 1.2                                                              OTHER DEFINITIONS

Term	Defined in Section
“Affiliate Transaction”	4.12
“Authentication Order”	2.2
“Benefited Party”	11.1
“C Corporation”	Definition of Permitted C-Corp Conversion
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15

“Covenant Defeasance”	8.3
“Defaulted Interest”	2.12
“DTC”	2.3
“Event of Default”	6.1
“Excess Proceeds”	4.13
“Excess Proceeds Offer”	4.13
“Excess Proceeds Offer Period”	4.13
“Existing Holders”	Definition of Excluded Person
“Federal Flow Through Entity”	Definition of Flow Through Entity
“incur”	4.7
“Investment Company Act”	4.17
“Legal Defeasance”	8.2
“Notes”	Preamble
“Paying Agent”	2.3
“Purchase Amount”	4.13
“Refinance”	4.7
“Refinancing Indebtedness”	4.7
“Registrar”	2.3
“Subsidiary Guaranty Obligations”	11.1
“Tax Calculation Event”	Definition of Permitted Tax Distributions
“Tax Distribution Overage”	Definition of Permitted Tax Distributions
“Tax Distribution Shortfall”	Definition of Permitted Tax Distributions

Section 1.3                                                              INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC; and

“obligor” on the Notes means each of the Issuers, each Subsidiary Guarantor and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.4                                                              RULES OF CONSTRUCTION

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and in the plural include the singular;

(5)           provisions apply to successive events and transactions;

(6)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(7)           references to sections of or rules under the Securities Act and the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

(8)           references to the “Intercreditor Agreement” shall mean if the Intercreditor Agreement is then in effect.

ARTICLE II
THE NOTES

Section 2.1                                                              FORM AND DATING

(a)           General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.

The Notes may have notations, legends or endorsements required by law, stock exchange rule, depository rule or usage.  Each Note shall be dated the date of its issuance and shall show the date of its authentication.  The Notes shall be in denominations of $1,000 and integral multiples thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and each of the Issuers, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)           Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

(c)           Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking Luxembourg” and “Customer Handbook” of Clearstream Banking Luxembourg in effect at the relevant time shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream Banking Luxembourg.

Section 2.2                                                              EXECUTION AND AUTHENTICATION

Two Officers shall sign the Notes for each of the Issuers by manual or facsimile signature.  In the case of Definitive Notes, such signatures may be imprinted or otherwise reproduced on such Notes.  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.  A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.  The Trustee shall, upon a written order of the Issuers signed by an Officer (an “Authentication Order”), authenticate Notes for issuance up to the aggregate principal amount stated in such Authentication Order; provided that Notes authenticated for issuance on the Issue Date shall not exceed $40,000,000 in aggregate principal amount.  The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.3                                                              REGISTRAR, PAYING AGENT AND DEPOSITARY

The Issuers shall maintain an office or agency in the Borough of Manhattan, The City of New York, which shall initially be U.S. Bank National Association, where (i) Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Issuers may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its subsidiaries may act as Paying Agent or Registrar.  The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.  The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Notes Custodian with respect to the Global Notes.

Section 2.4                                                              PAYING AGENT TO HOLD MONEY IN TRUST

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Interest on the Notes, and shall notify the Trustee of any default by the Issuers in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its subsidiaries) shall have no further liability for the money.  If the Company or one of its subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

Section 2.5                                                              HOLDER LISTS

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Issuers shall furnish, or shall cause the Registrar (if other than the Company or one of its subsidiaries) to furnish, to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA § 312(a).

Section 2.6                                                              TRANSFER AND EXCHANGE

(a)           Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes shall be exchanged by the Issuers for Definitive Notes if (i) the Issuers deliver to the Trustee notice from the Depositary that (x) the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes or (y) the Depositary is no longer a clearing agency registered under the Exchange Act, and in either case, the Issuers fail to appoint a successor Depositary within 90 days of such notice from the Depositary, (ii) the Issuers, in their sole discretion, determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Notes if there shall have occurred and be continuing a Default or Event of Default with respect to the Notes; provided, that in no event shall the Reg S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificate identified by the Issuers and their counsel to be required pursuant to Rule 903 or Rule 904 under the Securities Act.  Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b) or (c) hereof.

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)           Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Reg S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(1), but the Issuers or the Trustee may request an Opinion of Counsel.

(2)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes (including for Definitive Notes).  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above; provided, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Reg S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates identified by the Issuers or their counsel to be required pursuant to Rule 903 and Rule 904 under the Securities Act.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(g) hereof.

(3)           Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(2) above and the Registrar receives the following:

(A)          if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if the transferee shall take delivery in the form of a beneficial interest in the 501 Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (3)(d) thereof; or

(C)           if the transferee shall take delivery in the form of a beneficial interest in the Reg S Temporary Global Note or the Reg S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)           Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(2) above and the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to clause (4) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (4) above.  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer and Exchange of Beneficial Interests for Definitive Notes. Transfer and exchange of beneficial interests in the Global Notes for Definitive Notes shall be made subject to compliance with this Section 2.6(c), and the requesting Holder shall provide any certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(c).  Upon receipt of such applicable documentation, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note or Unrestricted Global Note, as applicable, to be reduced accordingly pursuant to Section 2.6(g) hereof, and the Issuers shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note or an Unrestricted Definitive Note, as applicable, in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Definitive Notes are so registered.

(1)           Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)          if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

(E)           if such beneficial interest is being transferred to the Issuers or any of their respective subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof.

Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)           Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this clause (2), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a Restricted Definitive Note.

(3)           Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then such holder shall satisfy the applicable conditions set forth in Section 2.6(b)(2) hereof.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) shall not bear the Private Placement Legend.

(4)           Transfer or Exchange of Reg S Temporary Global Notes.  Notwithstanding the other provisions of this Section 2.6, a beneficial interest in the Reg S Temporary Global Note may not be (A) exchanged for a Definitive Note prior to (x) the expiration of the Distribution Compliance Period (unless such exchange is approved by the Issuers, does not require an investment decision on the part of the Holder thereof and does not violate the provisions of Regulation S) and (y) the receipt by the Registrar of any certificates identified by the Issuers or their counsel to be required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the events set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.  Transfer and exchange of Definitive Notes for beneficial interests in the Global Notes shall be made subject to compliance with this Section 2.6(d), and the requesting Holder shall provide any certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(d).  Upon receipt from such Holder of such applicable documentation and the surrender to the Registrar of the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar, duly executed by such Holder or by its attorney, duly authorized in writing, the Registrar shall register the transfer or exchange of the Definitive Notes.  The Trustee shall cancel such Definitive Notes so surrendered and cause the aggregate principal amount of the applicable Restricted Global Note or Unrestricted Global Note, as applicable, to be increased accordingly pursuant to Section 2.6(g) hereof.

(1)           Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)           if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; or

(D)          if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in accordance with Regulation D under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(d) thereof;

the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note and in the case of clause (D) above, the 501 Global Note.

(2)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this clause (2), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to clauses (2) or (3) of this Section 2.6(d) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  The Trustee shall cancel any such Definitive Notes so surrendered, and the Issuers shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note or an Unrestricted Definitive Note, as applicable, in the appropriate principal amount.  Any Definitive Note issued pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Definitive Notes are so registered.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

(1)           Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)          if the transfer shall be made to a QIB pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(C)           if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) and (B) above, then the transferor must deliver a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

(D)          if such beneficial interest is being transferred to the Issuers or any of their subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, must be delivered by the transferor.

(2)           Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this clause (2), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)            Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)            Private Placement Legend.

(1)           Except as permitted by subparagraph (2) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH OTHER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) UNDER THE SECURITIES ACT AS PERMITTING RESALES OF RESTRICTED SECURITIES BY NON-AFFILIATES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS

ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION.”

(2)           Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) to this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)           Global Note Legend.  To the extent required by the Depositary, each Global Note shall bear legends in substantially the following forms:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.”

“UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii)          Reg S Temporary Global Note Legend.  To the extent required by the Depositary, each Reg S Temporary Global Note shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).  NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE.  NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE.”

(g)           Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)           General Provisions Relating to Transfers and Exchanges.

(i)            To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order.

(ii)           No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, 3.6, 4.13 or 4.15 hereof).

(iii)          The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)          All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)           The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between an Interest Record Date and the next succeeding Interest Payment Date.

(vi)          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(vii)         The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

(viii)        All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Registrar pursuant to this Section 2.6, the Registrar’s duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits A, B, C, D and E attached hereto.  The Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

Section 2.7                                                              REPLACEMENT NOTES

If any mutilated Note is surrendered to the Trustee or the Issuers, or if the Trustee or the Issuers receive evidence (which evidence may be from the Trustee) to their satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Issuers, an affidavit of lost certificate and/or an indemnity bond or other indemnity must be supplied by the requesting Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuers may charge for its expenses in replacing a Note, including reasonable fees and expenses of their counsel and of the Trustee and its counsel.  Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.8                                                              OUTSTANDING NOTES

The Notes outstanding at any time are all the Notes authenticated by the Trustee (including any Note represented by a Global Note) except for those cancelled by it or at its direction, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding.  Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of either of the Issuers holds the Note.  If a Note is replaced pursuant to Section 2.7 hereof, such Note, together with the Subsidiary Guaranty of that particular Note endorsed thereon, ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.  If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and Interest on it ceases to accrue.  If the Paying Agent (other than the Company, a subsidiary or an Affiliate of any thereof) holds, on a redemption date or the maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue Interest.

Section 2.9                                                              TREASURY NOTES

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10                                                        TEMPORARY NOTES

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuers considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.  Until such exchange, holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11                                                        CANCELLATION

The Issuers at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act).  Certification of the destruction of all cancelled Notes shall be delivered to the Issuers.  The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12                                                        DEFAULTED INTEREST

Any Interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted Interest at the rate and in the manner provided in Section 4.1 hereof and in the Note (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Interest Record Date, and such Defaulted Interest may be paid by the Issuers, at their election in each case, as provided in clause (1) or (2) below:

(1)           The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Issuers shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Paying Agent an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1).  Thereupon the Paying Agent shall fix a “Special Record Date” for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Paying Agent of the notice of the proposed payment.  The Paying Agent shall promptly notify the Issuers and the Trustee of such Special Record Date and, in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note register maintained by the Registrar not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)           The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to Interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13                                                        CUSIP NUMBERS

The Issuers in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuers shall promptly notify the Trustee of any change in the “CUSIP” numbers.

Section 2.14                                                        ISSUANCE OF ADDITIONAL NOTES

The Issuers may, subject to Section 4.7 hereof and applicable law, issue Additional Notes in an unlimited amount under this Indenture.  The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

ARTICLE III
REDEMPTION

Section 3.1                                                              NOTICES TO TRUSTEE

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days (unless a longer period is acceptable to the Trustee) before a redemption date, an Officers’ Certificate stating that such redemption is being made pursuant to Section 3.7 and setting forth (i) the redemption date, (ii) the principal amount of Notes to be redeemed and (iii) the redemption price.

Section 3.2                                                              SELECTION OF NOTES TO BE REDEEMED

If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes or portions thereof to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate, provided that Notes in denominations of $1,000 or less may not be redeemed in part.  In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  Notes and portions of Notes in denominations of larger than $1,000 selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.3                                                              NOTICE OF REDEMPTION

Subject to the provisions of Section 3.7 hereof, at least 30 days but not more than 60 days before a redemption date (except in the case of a Regulatory

Redemption requiring less notice), the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed and shall state:

(a)           the redemption date;

(b)           the redemption price;

(c)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, on or after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d)           the name and address of the Paying Agent;

(e)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)            that, unless the Issuers default in making such redemption payment, Interest on Notes or portions thereof called for redemption ceases to accrue on and after the redemption date;

(g)           the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)           that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at its expense; provided, however, that the Issuers shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter period shall be acceptable to the Trustee or is required pursuant to a Regulatory Redemption), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.4                                                              EFFECT OF NOTICE OF REDEMPTION

Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  At any time prior to the mailing of a notice of redemption to the Holders pursuant to Section 3.3, the Issuers may withdraw, revoke or rescind any notice of redemption delivered to the Trustee without any continuing obligation to redeem the Notes as contemplated by such notice of redemption.

Section 3.5                                                              DEPOSIT OF REDEMPTION PRICE

At or before 10:00 a.m. on the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued and unpaid Interest on all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid Interest on, all Notes to be redeemed.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, Interest shall cease to accrue on the Notes or the portions of Notes called for redemption, regardless of whether such Notes are presented for payment.  If a Note is redeemed on or after an Interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid Interest shall be paid to the Person in whose name such Note was registered at the close of business on such Interest Record Date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, Interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any Interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

If the redemption date hereunder is on or after an Interest Record Date on which the Holders of record have a right to receive the corresponding Interest due and on or before the associated Interest Payment Date, any accrued and unpaid Interest due on such Interest Payment Date shall be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

Section 3.6                                                              NOTES REDEEMED IN PART

Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.7                                                              OPTIONAL REDEMPTION

(a)           Except as set forth in Section 3.7(b), the Notes are not redeemable at the Issuers’ option prior to April 15, 2008.  Thereafter, the Notes shall be subject to redemption, in whole or in part, at the option of the Issuers at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid Interest thereon, to the applicable redemption date, if redeemed during the 12-month period beginning on April 15 of the years indicated below:

Year	Percentage
2008	105.500%
2009	103.667%
2010	101.833%
2011 and thereafter	100.000%

(b)           Notwithstanding Section 3.7(a), at any time or from time to time prior to April 15, 2007, the Issuers may redeem, at their option, up to 35% of the aggregate principal amount of the Notes then outstanding, at a redemption price of 111.00% of the principal amount thereof, plus accrued and unpaid Interest thereon, if any, through the applicable redemption date, with the net cash proceeds of one or more Equity Offerings; provided, that (i) such redemption shall occur within 60 days of the date of closing of such Equity Offering and (ii) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after giving effect to each such redemption.

The restrictions on the optional redemption contained herein do not limit the right of the Issuers or any of the Subsidiaries to separately make open market, privately negotiated or other purchases of the Notes from time to time.

(c)           Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

Section 3.8                                                              REGULATORY REDEMPTION

Notwithstanding any other provisions hereof, Notes to be redeemed pursuant to a Required Regulatory Redemption shall be redeemable by the Issuers, in whole or in part, at any time upon not less than 20 Business Days nor more than 60 days notice (or such earlier date as may be ordered by any applicable Governmental Authority) at a price equal to the lesser of (a) the Holder’s cost thereof and (b) 100% of the principal amount thereof, plus in either case accrued and unpaid Interest thereon, if any, to the redemption date (or such earlier period as ordered by a Governmental Authority).  The Issuers are not required to pay or reimburse any Holder or beneficial owner of the Notes for the expenses of any such Holder or beneficial owner related to the application for any Gaming License, qualification or finding of suitability in connection with a Required Regulatory Redemption.  Such expenses of any such Holder or beneficial owner shall, therefore, be the obligation of such Holder or beneficial owner.  Any Required Regulatory Redemption shall be made in accordance with the provisions of Sections 3.3, 3.4 and 3.5 unless other procedures are required by any Governmental Authority.

Section 3.9                                                              NO MANDATORY REDEMPTION

The Issuers shall not be required to make mandatory redemption payments with respect to the Notes (except for a Required Regulatory Redemption and any offer to repurchase Notes that the Issuers are required to make in accordance with the provisions of Sections 4.13 and 4.15 below).  The Notes shall not have the benefit of any sinking fund.

ARTICLE IV
COVENANTS

Section 4.1                                                              PAYMENT OF NOTES

The Issuers shall pay or cause to be paid the principal of, premium, if any, and Interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and Interest shall be considered paid on the date due if the Paying Agent (if other than the Company or a subsidiary thereof) holds as of 12:00 noon Eastern time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and Interest then due.

The Issuers shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of Interest without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.2                                                              MAINTENANCE OF OFFICE OR AGENCY

The Issuers shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served.  The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such additional designations; provided, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York.  The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.3 hereof.

Section 4.3                                                              SEC REPORTS AND REPORTS TO HOLDERS

Regardless of whether required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Trustee and Holders, within 15 days after the Company is or would have been required to file such with the SEC, (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including for each a “Management’s Discussion and

Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s independent certified public accountants and (ii) all information that would be required to be contained in a filing with the SEC on Form 8-K if the Company were required to file such reports.

Section 4.4                                                              COMPLIANCE CERTIFICATE

(a)           The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuers and the Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers and the Restricted Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Issuers and the Restricted Subsidiaries are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or proposes to take with respect thereto).  Each of the Issuers shall provide the Trustee with timely written notice of any change in its fiscal year end, which is currently December 31.

(b)           The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days of any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.5                                                              TAXES

The Issuers shall pay, and shall cause each of the Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the ability of the Issuers and the Subsidiary Guarantors to satisfy their obligations under the Notes, the Subsidiary Guaranties and this Indenture.

Section 4.6                                                              STAY, EXTENSION AND USURY LAWS

Each of the Issuers covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.7	LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED EQUITY INTERESTS

(a)                                  The Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, (x) create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to, contingently or otherwise (collectively, “incur”), any Indebtedness (including, without limitation, Acquired Debt) or (y) issue any Disqualified Capital Stock; provided, that the Company and the Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Debt) and issue shares of Disqualified Capital Stock if (a) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to such incurrence or issuance, and (b) the Interest Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Capital Stock is issued would have been not less than 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as set forth in the definition of Interest Coverage Ratio, as if the additional Indebtedness had been incurred, or the Disqualified Capital Stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)                                 Notwithstanding the foregoing, the foregoing limitations shall not prohibit the incurrence of:

(i)                                     Indebtedness under one or more Senior Credit Facilities; provided, that the aggregate principal amount of Indebtedness so incurred on any date, together with all other Indebtedness incurred pursuant to this clause (i) and outstanding on such date, shall not exceed $2,500,000, less the aggregate amount of commitment reductions contemplated by clause (iii)(C) of Section 4.13(a);

(ii)                                  FF&E Financing and Indebtedness represented by Capital Lease Obligations, mortgage financings or other Purchase Money Obligations; provided, that (1) to the extent that Indebtedness incurred under the Notes is utilized for the purchase or lease of FF&E financed with such FF&E Financing or such other Indebtedness, the principal amount of such Indebtedness incurred under the Notes shall not exceed 20% of the cost to purchase or lease such FF&E, and (2) the aggregate principal amount of such Indebtedness (including any Acquired Debt referred to in the parenthetical in Section 4.7(b)(i) above and including any Refinancing Indebtedness and any other Indebtedness incurred to repay, redeem, discharge, retire, defease, refund, refinance or replace any Indebtedness pursuant to this clause (ii)) outstanding at any time (excluding any Gaming FF&E Financing incurred pursuant to this clause (ii)) does not exceed $7,500,000;

(iii)                               Indebtedness solely in respect of bankers acceptances, letters of credit payment obligations in connection with self-insurance or similar requirements, security for workers’ compensation claims, appeal bonds, surety bonds, insurance obligations or bonds, and performance bonds, and similar bonds or obligations, all incurred in the ordinary course of business (including, without limitation, to maintain any license or permits) in accordance with customary industry practices;

(iv)                              Hedging Obligations incurred to fix or hedge interest rate risk with respect to any fixed or variable rate Indebtedness otherwise permitted by this Indenture; provided, that the notional principal amount of each such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates;

(v)                                 Indebtedness of any Issuer, any Subsidiary Guarantor or any Restricted Subsidiary owed to and held by a Subsidiary Guarantor or an Issuer, as the case may be, that is unsecured and subordinated in right of payment to the Notes and the Subsidiary Guaranties, as the case may be; provided, that any subsequent issuance or transfer of any Capital Stock that results in any such Subsidiary Guarantor or Restricted Subsidiary, as the case may be, ceasing to be a Subsidiary Guarantor or a Restricted Subsidiary, or any transfer of such Indebtedness (other than to an Issuer or a Subsidiary Guarantor) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by such Issuer, such Subsidiary Guarantor or such Restricted Subsidiary, as the case may be;

(vi)                              Indebtedness outstanding on the Issue Date, including the Notes outstanding on the Issue Date;

(vii)                           Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

(viii)                        the accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms;

(ix)                                Indebtedness arising from agreements for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business or assets of the Company, any of the Subsidiary Guarantors or any of the Restricted Subsidiaries; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company or the applicable Subsidiary Guarantor or Restricted Subsidiary in connection with such disposition;

(x)                                   any Subsidiary Guaranty of the Notes;

(xi)                                Indebtedness issued in exchange for, or the proceeds of which are substantially contemporaneously used to extend, repay, redeem, discharge, refinance, renew, replace, or refund (collectively, “Refinance”), Indebtedness incurred pursuant to the Interest Coverage Ratio test set forth in the immediately preceding paragraph, Section 4.7(b)(vi) above, this clause (xi) or Section 4.7(b)(xiii) below (the

“Refinancing Indebtedness”); provided, that (a) the principal amount of such Refinancing Indebtedness does not exceed the principal amount of Indebtedness so Refinanced (plus any required premiums and out-of-pocket expenses reasonably incurred in connection therewith), (b) the Refinancing Indebtedness has a final scheduled maturity that equals or exceeds the final stated maturity, and a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity, of the Indebtedness being Refinanced and (c) the Refinancing Indebtedness ranks, in right of payment, no more favorable to the Notes or applicable Subsidiary Guaranty, as the case may be, than the Indebtedness being Refinanced;

(xii)                             guarantees by Restricted Subsidiaries of Indebtedness of any Restricted Subsidiary or the Company or guarantees by the Company of Indebtedness of any Restricted Subsidiaries if the Indebtedness so guaranteed is permitted under another provision of this Section 4.7 and so long as such guarantee otherwise complies with this Indenture;

(xiii)                          Indebtedness of the Company or any Restricted Subsidiary to the extent the net proceeds thereof are substantially contemporaneously (A) used to redeem the Notes in full or (B) deposited to defease or discharge the Notes, in each case in accordance with the terms of this Indenture; and

(xiv)                         Indebtedness not otherwise permitted by clauses (i) through (xiii) of this Section 4.7(b) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding pursuant to this clause (xiv), including all Refinancing Indebtedness incurred to repay, redeem, discharge, retire, defease, refund, refinance or replace any Indebtedness incurred pursuant to this clause (xiv), not to exceed $2,500,000.

(c)                                  Upon each incurrence of Indebtedness, if such Indebtedness could have been incurred under more than one provision of this Section 4.7, (i) the Company may designate pursuant to which provision of this Section 4.7 such Indebtedness is being incurred, (ii) the Company may subdivide an amount of Indebtedness and designate more than one provision pursuant to which such amount of Indebtedness is being incurred and shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify, all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.7, and (iii) such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this Section 4.7 except that all incurrences under the Notes, the Subsidiary Guaranties and this Indenture shall be deemed to have been incurred pursuant to Section 4.7(b)(vi) above.

Section 4.8                                                              LIMITATION ON LIENS

The Issuers shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset (including, without limitation, all real, tangible or intangible property) of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except

Permitted Liens, unless the Notes are secured equally and ratably simultaneously with or prior to the creation, incurrence or assumption of such Lien.

Section 4.9                                                              LIMITATION ON RESTRICTED PAYMENTS

(a)                                  The Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly make a Restricted Payment unless, at the time of such Restricted Payment:

(i)                                     no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof, and

(ii)                                  immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness under the Interest Coverage Ratio test set forth in Section 4.7(a), and

(iii)                               such Restricted Payment (the value of any such payment, if other than cash, being determined in good faith by the Managers of the Company and evidenced by a resolution set forth in an Officers’ Certificate delivered to the Trustee), together with the aggregate of all other Restricted Payments made after the Issue Date (including Restricted Payments permitted by clauses (i) and (viii) of Section 4.9(b) hereof and excluding Restricted Payments permitted by the other clauses therein), is less than the sum of:

(1)                                  50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first full fiscal quarter, immediately following the Opening to the end of the Company’s most recently ended fiscal month or quarter, as applicable for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus

(2)                                  100% of the aggregate net cash proceeds (or of the net cash proceeds received upon the conversion of non-cash proceeds into cash) received by the Company from (x) the issuance or sale, other than to a Subsidiary, of Equity Interests of the Company (other than Disqualified Capital Stock) and (y) any equity contribution from a holder of the Company’s Capital Stock (other than a Subsidiary), in each case, after the Issue Date and on or prior to the time of such Restricted Payment, plus

(3)                                  (x) 100% of the aggregate net cash proceeds (or of the net cash proceeds received upon the conversion of non-cash proceeds into cash) received by the Company from the issuance or sale, other than to a Subsidiary, of any convertible or exchangeable debt security of the Company that has been converted or exchanged into Equity Interests of the Company (other than Disqualified Capital Stock) pursuant to the terms thereof after the Issue Date and on or prior to the time of such Restricted Payment (including any additional net cash proceeds received by the Company upon such conversion or exchange), or (y) the amount by which Indebtedness of the Company or the Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company or the Restricted Subsidiaries for Equity Interests of the Company (other than Disqualified Capital Stock) (less the amount of any cash, or the fair market value of any other property, distributed by the Issuers or the Restricted Subsidiaries upon such conversion or exchange), plus

(4)                                  the aggregate Return from Unrestricted Subsidiaries after the Issue Date and on or prior to the time of such Restricted Payment, and

(5)                                  the Opening shall have occurred.

(b)                                 The foregoing provisions shall not prohibit:

(i)                                     the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration and said date of payment, such payment would not have been prohibited by the provisions of this Indenture;

(ii)                                  the redemption, purchase, retirement or other acquisition of any Equity Interests of the Company or Indebtedness of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary) of, other Equity Interests of the Company (other than Disqualified Capital Stock);

(iii)                               with respect to each tax year or portion thereof that the Company qualifies as a Flow Through Entity and so long as Section 4.9(a)(i) above is satisfied, the payment of Permitted Tax Distributions (whether paid in such tax year or portion thereof, or any subsequent tax year); provided, that (A) prior to the first payment of Permitted Tax Distributions during any particular calendar year the Company provides an Officers’ Certificate and an Opinion of Counsel to the effect that the Company and each other Flow Through Entity in respect of which such distributions are being made qualify as Flow Through Entities for Federal income tax purposes and for the states in respect of which such distributions are being made for such tax year or portion thereof, (B) at the time of such distribution, the most recent audited financial statements of the Company for periods including such tax year or portion thereof provided to the Trustee pursuant to Section 4.3 provide that the Company and each subsidiary of the Company in respect of which such distributions are being made was treated as a Flow Through Entity for the period of such financial statements, and (C) in the case of the portion, if any, of any Permitted Tax Distribution that is proposed to be distributed for a particular taxable period or portion thereof, which portion of such Permitted Tax Distribution is attributable to a Flow Through Entity that is not a Restricted Subsidiary, such portion of such proposed Permitted Tax Distribution shall be limited to the Excess Cash Distribution Amount for Taxes;

(iv)                              the redemption, repurchase or payoff of any Indebtedness of the Company or a Restricted Subsidiary with proceeds of any Refinancing Indebtedness permitted to be incurred pursuant to clause (viii) of Section 4.7(b);

(v)                                 distributions or payments to PGL in respect of Corporate Overhead Allocations not to exceed $500,000 in the aggregate in any twelve month period on and after the Issue Date (provided, however, that any amounts not used in any such twelve month period may be carried forward to the next succeeding twelve month period until used);

(vi)                              the redemption and repurchase of any Equity Interests or Indebtedness of PGP, PGL, the Company or any of the Restricted Subsidiaries to the extent required by any Gaming Authority;

(vii)                           any dividend, distribution or other payment by any of the Restricted Subsidiaries on its Equity Interests that is paid pro rata to all holders of such Equity Interests;

(viii)                        the declaration and payment of dividends and distributions to holders of Disqualified Equity Interests of the Company or any of the Restricted Subsidiaries issued or incurred in accordance with Section 4.7; and

(ix)                                so long as Section 4.9(a)(i) above is satisfied, Restricted Payments not otherwise permitted by this Section 4.9 in an aggregate amount pursuant to this clause (ix) not to exceed $1,000,000.

Promptly following the end of each fiscal quarter during which any Restricted Payment was made pursuant to clause (iii) of Section 4.9(a), the Company shall deliver to the Trustee an Officers’ Certificate stating that each such Restricted Payment was permitted and setting forth the basis upon which the calculations required by this Section 4.9 were computed, which calculations may be based upon the Company’s latest available internal financial statements. For purposes of this Section 4.9, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the reasonable good faith judgment of the Managers of the Company, unless stated otherwise, at the time made or returned, as applicable.

For purposes of determining compliance with this Section 4.9, if a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (i) through (ix) of Section 4.9(b) above or is entitled to be made according to Section 4.9(a), the Company may, in its sole discretion, classify the Restricted Payment in any manner that complies with this Section 4.9.

Section 4.10                                                        LIMITATION ON RESTRICTIONS ON SUBSIDIARY DIVIDENDS

The Issuers shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a)                                  pay dividends or make any other distributions to the Company or any of the Restricted Subsidiaries (i) on such Restricted Subsidiary’s Capital Stock or (ii)

with respect to any other interest or participation in, or measured by, such Restricted Subsidiary’s profits, or

(b)                                 pay any Indebtedness owed to the Company or any of the Restricted Subsidiaries, or

(c)                                  make loans or advances to the Company or any of the Restricted Subsidiaries, or

(d)                                 transfer any of its assets to the Company or any of the Restricted Subsidiaries,

except, with respect to clauses (a) through (d) above, for such encumbrances or restrictions existing under or by reason of:

(1)                                  a Senior Credit Facility containing dividend or other payment restrictions that are not more restrictive in any material respect than those contained in this Indenture on the Issue Date;

(2)                                  this Indenture, the Security Documents and the Notes;

(3)                                  applicable law or any applicable rule or order of any Governmental Authority;

(4)                                  Acquired Debt; provided, that such encumbrances and restrictions are not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(5)                                  customary non-assignment and net worth provisions of any contract, lease or license entered into in the ordinary course of business;

(6)                                  customary restrictions on the transfer of assets subject to a Permitted Lien imposed by the holder of such Lien;

(7)                                  the agreements governing Refinancing Indebtedness; provided, that such restrictions contained in any agreement governing such Refinancing Indebtedness are no more restrictive in any material respect than those contained in any agreements governing the Indebtedness being refinanced;

(8)                                  the provisions of any Indebtedness or other agreements existing on the Issue Date, as such agreements are in effect on the Issue Date, without giving effect to any amendment or supplement thereto or modification thereof, in each case, to the extent not more restrictive in any material respect than such provisions as in effect on the Issue Date;

(9)                                  any restrictions with respect to a Restricted Subsidiary imposed pursuant to a binding agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Restricted

Subsidiary; provided, that such restrictions only apply to the Equity Interests or assets of such Restricted Subsidiary being sold; and

(10)                            customary restrictions imposed on the transfer of copyrighted, trademarked or patented materials.

Section 4.11                                                        ADDITIONAL COLLATERAL

The Issuers shall, and shall cause each of the Subsidiary Guarantors to, grant to the Trustee a first priority security interest in all Collateral, whether owned on the Issue Date or thereafter acquired, and to execute and deliver all documents and to take all action reasonably necessary to perfect and protect such a security interest in favor of the Trustee, in each case, subject to the terms of the Intercreditor Agreement.

Section 4.12                                                        LIMITATION ON TRANSACTIONS WITH AFFILIATES

(a)                                  The Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guaranty with, or for the benefit of, any Affiliate of the Issuers or any of the Restricted Subsidiaries (each of the foregoing, an “Affiliate Transaction”), except for:

(i)                                     Affiliate Transactions that, together with all related Affiliate Transactions, have an aggregate value of not more than $1,000,000; provided, that such transactions are conducted in good faith and on terms that are no less favorable to such Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by such Issuer or such Restricted Subsidiary on an arm’s length basis from a Person that is not an Affiliate of such Issuer or such Restricted Subsidiary;

(ii)                                  Affiliate Transactions that, together with all related Affiliate Transactions, have an aggregate value of not more than $5,000,000; provided, that (a) a majority of the disinterested Managers of the Company or, if none, a disinterested committee appointed by the Managers of the Company for such purpose, determine that such transactions are conducted in good faith and on terms that are no less favorable to such Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by such Issuer or such Restricted Subsidiary on an arm’s length basis from a Person that is not an Affiliate of such Issuer or such Restricted Subsidiary and (b) prior to entering into such transaction the Company shall have delivered to the Trustee an Officers’ Certificate certifying to such effect; or

(iii)                               Affiliate Transactions for which the Company delivers to the Trustee an opinion issued by an accounting, appraisal or investment banking firm of national standing (other than Jefferies & Company, Inc. or any of its Affiliates) as to the fairness of such transaction to such Issuer or such Restricted Subsidiary from a financial point of view.

(b)                                 Notwithstanding the foregoing, the following shall be deemed not to be Affiliate Transactions:

(i)                                     transactions between or among the Issuers and/or any or all of the Restricted Subsidiaries;

(ii)                                  Restricted Payments permitted by the provisions of this Indenture described above under Section 4.9;

(iii)                               Permitted Investments;

(iv)                              any agreement or arrangement as in effect on the Issue Date to which the Issuers and/or one or more Restricted Subsidiaries is a party and the transactions contemplated thereby (without giving effect to any amendment or supplement thereto or modification thereof, except for any such amendment, supplement, modification or replacement agreement that is not more disadvantageous to the Holders in any material respect than the original agreement thereof as in effect on the Issue Date);

(v)                                 transactions with a joint venture engaged in a Related Business; provided, that all the outstanding ownership interests of such joint venture are controlled only by the Company or the Restricted Subsidiaries and Persons who are not Affiliates of the Company;

(vi)                              payments under any tax sharing agreement or other agreement among PGP and other members of the Affiliated group of Persons of which either is the common parent; and

(vii)                           sales, transfers or other dispositions of inventory or other assets or property in the ordinary course of business to any Affiliate of the Company on terms that are no less favorable to the Company than those that could be obtained at the time of such sale, transfer or other disposition on arm’s length dealings with a Person who is not an Affiliate, provided that such sale, transfer or other disposition complies with the other provisions of this Indenture, including without limitation Section 4.13.

Section 4.13                                                        LIMITATION ON ASSET SALES

(a)                                  The Issuers shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale unless:

(i)                                     such Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale not less than the fair market value of the assets subject to such Asset Sale (as determined by the Company’s Managers in good faith);

(ii)                                  at least 75% of the consideration for such Asset Sale is in the form of either (a) cash or Cash Equivalents or liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Subsidiary Guaranty) that are assumed by the transferee of such assets

(provided, that following such Asset Sale, there is no further recourse to the Company or the Restricted Subsidiaries or the Company and the Restricted Subsidiaries are fully indemnified with respect to such liabilities; provided, further, that the 75% limitation set forth in this clause (ii) of this Section 4.13(a) shall not apply to any proposed Asset Sale for which an independent certified accounting firm has certified to the Managers of the Company and the Trustee that the after-tax cash portion of the consideration to be received by the Company or such Restricted Subsidiary in such proposed Asset Sale is equal to or greater than what the net after-tax cash proceeds would have been had such proposed Asset Sale complied with the 75% limitation set forth in this clause (ii) of this paragraph), or (b) assets of the type described in clause (iii)(A) of this Section 4.13(a) below; and

(iii)                               the Net Proceeds of such Asset Sale are (A) promptly after such Asset Sale applied to repay Indebtedness under Purchase Money Obligations incurred in connection with the assets so sold, (B) promptly after such Asset Sale applied to repay Indebtedness under the Senior Credit Facility and permanently reduce the commitment thereunder in the amount of the Indebtedness so repaid or (C) to the extent not used as provided in clauses (A) or (B) of this Section 4.13(a)(iii) or any combination thereof, applied to make an offer to purchase Notes as described below (an “Excess Proceeds Offer”); provided, that the Company shall not be required to make an Excess Proceeds Offer until the amount of Excess Proceeds is greater than $10,000,000.

(b)                                 All Net Proceeds from an Event of Loss shall be used as provided in the immediately preceding Section 4.13(a)(iii).

(c)                                  Pending the final application of any Net Proceeds, the Company may temporarily reduce Indebtedness under the Senior Credit Facility or temporarily invest such Net Proceeds in Cash Equivalents.

(d)                                 Net Proceeds not applied as set forth in any of the preceding subclause (A) or (B) of Section 4.13(a)(iii) above constitute “Excess Proceeds.” If the Company elects, or becomes obligated to make an Excess Proceeds Offer, the Issuers shall offer to purchase Notes having an aggregate principal amount equal to the Excess Proceeds (the “Purchase Amount”), at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid Interest if any, to the purchase date. The Issuers must commence such Excess Proceeds Offer not later than 30 days after the expiration of the 360 day period following the Asset Sale that produced such Excess Proceeds. If the aggregate purchase price for the Notes tendered pursuant to the Excess Proceeds Offer is less than the Excess Proceeds, the Company and the Restricted Subsidiaries may use the portion of the Excess Proceeds remaining after payment of such purchase price for general corporate purposes.

Each Excess Proceeds Offer shall remain open for a period of 20 Business Days and no longer, unless a longer period is required by law (the “Excess Proceeds Offer Period”). Promptly after the termination of the Excess Proceeds Offer Period, the Issuers shall purchase and mail or deliver payment for the Purchase Amount for the Notes or portions thereof tendered, pro rata or by such other method as may be required by law, or, if less than the Purchase Amount has been tendered, all Notes tendered pursuant to the Excess Proceeds Offer. The principal amount of Notes to be purchased pursuant to an Excess Proceeds Offer may be reduced by the principal amount of Notes acquired by the Issuers through purchase or redemption (other than pursuant to a Change of Control Offer) subsequent to the date of the Asset Sale and surrendered to the Trustee for cancellation.

If the Purchase Amount for the Excess Proceeds Offer hereunder is made on or after an Interest Record Date on which the Holders of record have a right to receive the corresponding Interest due on or before the associated Interest Payment Date, any accrued and unpaid Interest due on such Interest Payment Date shall be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

Each Excess Proceeds Offer shall be conducted in compliance with applicable regulations under the Federal securities laws, including Exchange Act Rule 14e-1. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.13, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.13 by virtue thereof.

The Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, create or suffer to exist or become effective any restriction that would impair the ability of the Issuers to make an Excess Proceeds Offer upon an Asset Sale or, if such Excess Proceeds Offer is made, to pay for the Notes tendered for purchase.

Section 4.14                                                        RESTRICTION ON SALE AND ISSUANCE OF SUBSIDIARY STOCK

The Issuers shall not, and shall not permit any Restricted Subsidiary to, issue or sell any Equity Interests (other than directors’ qualifying shares) of any Restricted Subsidiary to any Person other than the Company or a Wholly Owned Subsidiary of the Company; provided, that the Company and the Restricted Subsidiaries may sell all (but not less than all) of the Capital Stock of a Restricted Subsidiary owned by the Company and the Restricted Subsidiaries if the Net Proceeds from such Asset Sale are used in accordance with the terms of Section 4.13.

Section 4.15                                                        REPURCHASE UPON A CHANGE OF CONTROL

(a)                                  Upon the occurrence of a Change of Control, the Issuers shall offer to repurchase all of the Notes then outstanding (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid Interest, to the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuers must mail or cause to be mailed a notice to each Holder stating, among other things:

(i)                                     the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed (the “Change of Control Payment Date”);

(ii)                                  that any Holder electing to have Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; and

(iii)                               that the Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased.

(b)                                 The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.15 by virtue thereof.

(c)                                  On the Change of Control Payment Date, the Issuers shall, to the extent lawful, (i) accept for payment the Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and not withdrawn, and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted, together with an Officers’ Certificate stating that the Notes or portions thereof tendered to the Issuers are accepted for payment. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee shall authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note shall be in the principal amount of $1,000 or an integral multiple thereof. The Issuers shall announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d)                                 The Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers, and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(e)                                  If the Change of Control Payment Date hereunder is on or after an Interest Record Date on which the Holders of record have a right to receive the corresponding Interest due and on or before the associated Interest Payment Date, any accrued and unpaid Interest due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

Section 4.16                                                        SUBSIDIARY GUARANTORS

All of the Issuers’ future Restricted Subsidiaries (other than Foreign Subsidiaries) jointly and severally shall guarantee all principal, premium, if any, and Interest on the Notes on a senior secured basis.

Section 4.17                                                        LIMITATION ON STATUS AS INVESTMENT COMPANY

The Issuers, the Subsidiary Guarantors and the Restricted Subsidiaries shall be prohibited from being required to register as an “investment company” (as that term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”)), or from otherwise becoming subject to regulation under the Investment Company Act.

Section 4.18                                                        MAINTENANCE OF PROPERTIES AND INSURANCE

The Issuers and the Subsidiary Guarantors shall cause all material properties used or useful to the conduct of their business and the business of each of the Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) in all material respects and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.18 shall prevent the Issuers, any Subsidiary Guarantor or any Restricted Subsidiary from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a) in the good faith judgment of the Managers of each of the Issuers, desirable in the conduct of the business of such entity and (b) not otherwise prohibited by this Indenture or the Security Documents.

The Issuers and Subsidiary Guarantors shall provide, or cause to be provided, for themselves and each of the Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Managers of each of the Issuers is adequate and appropriate for the conduct of the business of the Issuers, the Subsidiary Guarantors and such Restricted Subsidiaries.

Section 4.19                                                        CORPORATE EXISTENCE

Subject to Article V hereof, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) their limited liability company and corporate existence, as applicable, and the corporate, partnership or other existence of each of the Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Issuers and each of the Restricted Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of the Restricted Subsidiaries, if the Company’s Managers shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and each of the Restricted Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the ability of the Issuers and the Subsidiary Guarantors to satisfy their obligations under the Notes, the Subsidiary Guaranties and this Indenture.

Section 4.20                                                        RESTRICTIONS ON ACTIVITIES OF DJW CORP.

DJW Corp. shall not hold any assets, become liable for any obligations or engage in any business activities; provided, that DJW Corp. may be a co-obligor of the Notes (including any Additional Notes incurred pursuant to Section 4.7) pursuant to the terms of this Indenture, may be a co-obligor of a Senior Credit Facility and may engage in any activities directly related or necessary in connection therewith.

Section 4.21                                                        ENTITY CLASSIFICATION

The Company is classified as a Flow Through Entity and shall not take, or fail to take, any action which would result in the Company no longer being classified as a Flow Through Entity except (i) pursuant to a Permitted C-Corp Conversion or (ii) any transaction permitted under Article V hereof.

Section 4.22                                                        RULE 144A INFORMATION

The Issuers shall, and the Subsidiary Guarantors shall, furnish to the Holders or beneficial holders of Notes, upon their written request, and to prospective purchasers thereof designated by such Holders or beneficial holders of Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act for so long as is required for an offer or sale of the Notes to qualify for an exemption under Rule 144A.

Section 4.23                                                        LIMITATION ON USE OF PROCEEDS

The Company shall, on the Issue Date, deposit approximately $34,200,000 into the Construction Disbursement Account and approximately $3,300,000 into the Interest Reserve Account.  The funds in the Construction Disbursement Account and the Interest Reserve Account may be invested only in Cash Equivalents.  Funds in the Construction Disbursement Account shall be used solely to finance the acquisition of real property to be used in connection with, or to complete of the design, development, construction and equipping of, the Diamond Jo Worth Casino.  Funds in the Interest Reserve Account shall be used only to pay the first two Interest payments on the Notes.  All funds in the Construction Disbursement Account and the Interest Reserve Account shall be disbursed only in accordance with the Cash Collateral and Disbursement Agreement.

Section 4.24                                                        GAMING LICENSES AND OTHER PERMITS

The Issuers and the Subsidiary Guarantors shall, and shall cause the Restricted Subsidiaries to, use their commercially reasonable efforts to obtain and maintain in full force and effect at all times all Gaming Licenses and all other Permits from or with any Gaming Authority or other governmental authority that are necessary for the design, development, construction, equipping and operation of the Diamond Jo Worth Casino or any of the Issuers’ and the Restricted Subsidiaries’ other operations; provided, that if in the course of the exercise of its governmental or regulatory functions the applicable Gaming Authority is required to suspend or revoke any Gaming License or other Permit or close or suspend any operation of any part of the Diamond Jo Worth Casino or any of the Issuers’ and the Restricted Subsidiaries’ other operations as a result of any noncompliance therewith or with law, the Company shall use its commercially reasonable efforts to promptly and diligently correct such noncompliance or replace any personnel causing such noncompliance so that the Diamond Jo Worth Casino or such other operations, as the case may be, shall be opened and fully operating as promptly as practicable.

ARTICLE V
SUCCESSORS

Section 5.1                                                              MERGER, CONSOLIDATION OR SALE OF ASSETS

No Issuer may consolidate or merge with or into (regardless of whether such Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for such Issuer and its Restricted Subsidiaries) in one or more related transactions to, any other Person, unless:

(a)                                  either (A) such Issuer is the surviving Person or (B) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is either (x) a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or (y) if at least one Issuer following any such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, a limited liability company formed and existing under the laws of the United States of America, any state thereof or the District of Columbia;

(b)                                 the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the Obligations of such Issuer under the Notes, this Indenture, the Security Documents, the Construction Documents and the Intercreditor Agreement, pursuant to a supplemental indenture to this Indenture and joinders, as applicable, to the Security Documents and the Intercreditor Agreement, each in a form reasonably satisfactory to the Trustee,

(c)                                  immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default exists;

(d)                                 such transaction would not result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment; and

(e)                                  such Issuer, or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, shall be permitted, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, to incur at least $1.00 of additional Indebtedness pursuant to the applicable Interest Coverage Ratio test set forth in Section 4.7(a).

Section 5.2                                                              SUCCESSOR CORPORATION SUBSTITUTED

In the event of any transaction (other than a lease or a transfer of less than all of the Issuers’ assets) described in and complying with the conditions listed in Section 5.1 in which such Issuer is not the surviving Person, such surviving Person or transferee shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under, and such Issuer shall be discharged from its Obligations under, this Indenture, the Notes and the Security Documents, with the same effect as if such successor Person had been named as such Issuer herein or therein.

ARTICLE VI
DEFAULTS AND REMEDIES

Section 6.1                                                              EVENTS OF DEFAULT

(a)                                  Each of the following shall constitute an “Event of Default”“ under this Indenture:

(i)                                     the Issuers default in the payment of Interest on any Note when the same becomes due and payable and the Default continues for a period of 30 days;

(ii)                                  the Issuers default in the payment of the principal (or premium, if any) on any Note when the same becomes due and payable at maturity, upon redemption, by acceleration or otherwise;

(iii)                               either of the Issuers defaults in the performance of or breaches the provisions of Section 4.13, Section 4.15 or Article V;

(iv)                              either of the Issuers or any Subsidiary Guarantor fails to comply with any of its other agreements or covenants in, or provisions of, the Notes or this Indenture and the Default continues for 60 days after written notice thereof has been given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at

least 25% in aggregate principal amount of the then outstanding Notes, such notice to state that it is a “Notice of Default”;

(v)                                 an event of default occurs under (after giving effect to any waivers, amendments, applicable grace periods or any extension of any maturity date) any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any Restricted Subsidiary (or the payment of which is guaranteed by the Issuers or any Restricted Subsidiary), whether such Indebtedness or guaranty now exists or is created after the Issue Date, if (a) either (1) such default results from the failure to pay principal of or interest on such Indebtedness or (2) as a result of such event of default the maturity of such Indebtedness has been accelerated, and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which such a payment event of default (after the expiration of any applicable grace period or any extension of the maturity date) has occurred, or the maturity of which has been so accelerated, exceeds $5,000,000 in the aggregate;

(vi)                              a final non-appealable judgment or judgments for the payment of money (other than to the extent of any judgment as to which a reputable insurance company has accepted liability) is or are entered by a court or courts of competent jurisdiction against either of the Issuers or any Subsidiary and such judgment or judgments are not discharged, bonded or stayed within 60 days after entry, provided that the aggregate of all such judgments exceeds $5,000,000;

(vii)                           the cessation of substantially all gaming operations of the Company and the Restricted Subsidiaries, taken as a whole, for more than 90 days, except as a result of an Event of Loss;

(viii)                        any revocation, suspension, expiration (without previous or concurrent renewal) or loss of any Gaming License of the Company or any Restricted Subsidiary for more than 90 days;

(ix)                                any Subsidiary Guaranty of a Subsidiary Guarantor which is a Significant Subsidiary ceases to be in full force and effect or shall be held in any judicial proceeding to be unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Subsidiary Guaranty and this Indenture) or any Subsidiary Guarantor which is a Significant Subsidiary denies or disaffirms its Obligations under its Subsidiary Guaranty or the Security Documents (in each case, other than by reason of the termination of this Indenture or the release of any such Subsidiary Guaranty in accordance with this Indenture);

(x)                                   (A) any event of default under a Security Document (after giving effect to any applicable grace periods, applicable notice periods, waivers or amendments) or (B) the failure of the Issuers or any Restricted Subsidiary to comply with any material agreement or covenant in, or material provision of, any of the Security Documents, or any breach in any material respect of any material representation or warranty made by the Issuers or any Restricted Subsidiary in any Security Document, and

the continuance of such failure or breach for a period of 30 days after written notice is given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

(xi)                                any of the Security Documents ceases to be in full force and effect or any of the Security Documents ceases to give the Trustee (or, in the case of a mortgage, ceases to give the Trustee or any other trustee under such mortgage) any of the Liens, rights, powers or privileges purported to be created thereby, or any of the Security Documents is declared null and void, or any of the Issuers or any Subsidiary Guarantor denies that it has any further liability under any Security Document to which it is a party or gives notice of such effect (in each case other than by reason of the termination of this Indenture or any such Security Document in accordance with its terms or the release of any Subsidiary Guarantor in accordance with this Indenture) and the continuance of such failure for a period of 30 days after written notice is given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

(xii)                             either of the Issuers or any Subsidiary Guarantor pursuant to or within the meaning of any Bankruptcy Law:

(1)                                  commences a voluntary case,

(2)                                  consents to the entry of an order for relief against it in an involuntary case,

(3)                                  consents to the appointment of a custodian of it or for all or substantially all of its property,

(4)                                  makes a general assignment for the benefit of its creditors, or

(5)                                  admits in writing its inability to pay debts as the same become due; and

(xiii)                          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)                                  is for relief against either of the Issuers or any Subsidiary Guarantor in an involuntary case,

(2)                                  appoints a custodian of either of the Issuers or any Subsidiary Guarantor or for all or substantially all of their property, or

(3)                                  orders the liquidation of either of the Issuers, or any Subsidiary Guarantor,

and the order or decree remains unstayed and in effect for 60 days.

(b)                                 The Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 6.2                                                              ACCELERATION

Subject to the terms of the Intercreditor Agreement, if an Event of Default (other than an Event of Default specified in clause (xii) or (xiii) of Section 6.1(a)) occurs and is continuing, the Trustee by written notice to the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Issuers and the Trustee, may declare the unpaid principal of and any accrued Interest on all the Notes to be due and payable.  Upon such declaration the principal, premium, if any, and Interest shall be due and payable immediately.  If an Event of Default specified in clause (xii) or (xiii) of Section 6.1(a) occurs, all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes outstanding, by written notice to the Issuers and the Trustee, may rescind and annul such declaration and its consequences if (a) the Issuers have paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue Interest (including any Interest accrued subsequent to an Event of Default specified in clause (xii) or (xiii) of Section 6.1(a) on all Notes, (iii) the principal of and premium, if any, on any Notes that have become due otherwise than by such declaration or occurrence of acceleration and Interest thereon at the rate borne by the Notes, and (iv) to the extent that payment of such Interest is lawful, Interest upon overdue Interest at the rate borne by the Notes; (b) all Events of Default, other than the non-payment of principal of and Interest on the Notes that have become due solely by such declaration or occurrence of acceleration, have been cured or waived; and (c) the rescission would not conflict with any judgment, order or decree of any court of competent jurisdiction.

Section 6.3                                                              OTHER REMEDIES

If an Event of Default occurs and is continuing, subject to the terms of the Intercreditor Agreement, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and Interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.4                                                              WAIVER OF DEFAULTS

Subject to Section 6.7 hereof, Holders of a majority of the aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes (a) waive any existing or past Default or Event of Default and its consequences under this Indenture (x) except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or Interest on any Note or (y) a Default or an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected or supermajority approval, which Default or Event of Default may be waived only with the consent of each outstanding Note affected or such supermajority approval, respectively, and/or (b) rescind an acceleration and its consequences in accordance with the provisions of Section 6.2.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5                                                              CONTROL BY MAJORITY

Subject to all provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders not joining in the giving of such direction or that may involve the Trustee in personal liability and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders.

Section 6.6                                                              LIMITATION ON SUITS

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(a)                                  the Holder gives to the Trustee written notice of a continuing Event of Default;

(b)                                 the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)                                  such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(d)                                 the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)                                  during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.7                                                              RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT

Notwithstanding any other provision of this Indenture, except as permitted by Section 9.2 hereof, the right of any Holder to receive payment of the principal of, premium and Interest on a Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase) or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8                                                              COLLECTION SUIT BY TRUSTEE

If an Event of Default specified in Section 6.1(a)(i) or 6.1(a)(ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and Interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9                                                              TRUSTEE MAY FILE PROOFS OF CLAIM

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditor’s committee.

Section 6.10                                                        PRIORITIES

Subject to the terms of the Intercreditor Agreement, if the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection (including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel);

Second:  to Holders for amounts due and unpaid on the Notes for principal and Interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium Interest, respectively;

Third:  without duplication, to the Holders for any other Obligations owing to the Holders under the Notes or this Indenture; and

Fourth:  to the applicable Issuers or Subsidiary Guarantors or to such other party as a court of competent jurisdiction shall direct.

The Trustee may fix a Record Date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11                                                        UNDERTAKING FOR COSTS

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE VII
TRUSTEE

Section 7.1                                                              DUTIES OF TRUSTEE

(a)                                  If an Event of Default of which the Trustee has knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default of which the Trustee has knowledge:

(i)                                     the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by an Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1 and 7.2 hereof.

(e)                                  No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)                                    Upon request from the Issuers, the Trustee is hereby authorized and directed to and shall enter into the Intercreditor Agreement, and any amendment, restatement, supplement, renewal, replacement or other modification to the Intercreditor Agreement in connection with entering into a Senior Credit Facility entered into in accordance with the terms of this Indenture, including Section 4.7 hereof.

(g)                                 The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2                                                              RIGHTS OF TRUSTEE

(a)                                  In connection with the Trustee’s rights and duties under this Indenture, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting under this Indenture, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of the Issuers.

(f)                                    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)                                 Except with respect to Section 4.1 hereof, the Trustee shall have no duty to inquire as to the performance of the Issuers’ covenants in Article IV hereof.  In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of

Default except (i) any Event of Default occurring pursuant to Sections 6.1(a)(i), 6.1(a)(ii) and 4.1 hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification in the manner set forth in this Indenture or unless written notice of any event which is in fact a Default or Event of Default is received by the Trustee at the Corporate Trust Office, and such notice references this Indenture and the Notes.  Delivery of reports, information and documents to the Trustee under Section 4.3 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

(h)                                 The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit.

Section 7.3                                                              INDIVIDUAL RIGHTS OF TRUSTEE

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.4                                                              TRUSTEE’S DISCLAIMER

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5                                                              NOTICE OF DEFAULTS

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice in the manner and to the extent provided by Section 313(c) of the TIA of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or Interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.6                                                              REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA § 313(b)(2).  The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed by the Trustee to the Issuers and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange.

To the extent requested by the Company and at the Company’s expense, the Trustee shall provide any Gaming Authority with:

(a)                                  copies of all notices, reports and other written communications that the Trustee gives to the Holders;

(b)                                 a list of all of the Holders promptly after the original issuance of the Notes and periodically thereafter if the Company so directs;

(c)                                  notice of any Default or Event of Default under this Indenture, any acceleration of the Indebtedness evidenced by the Notes, or the institution of any legal actions or proceedings before any court or governmental authority in respect of a Default or Event of Default;

(d)                                 notice of the removal or resignation of the Trustee within five Business Days of the effectiveness thereof;

(e)                                  notice of any transfer or assignment of rights under this Indenture known to the Trustee within five Business Days of the effectiveness thereof;

(f)                                    a copy of any amendment to the Notes or this Indenture within five Business Days of the effectiveness thereof; and

(g)                                 such other information and documentation that may be requested by any Gaming Authority or as otherwise required by applicable law.

Section 7.7                                                              COMPENSATION AND INDEMNITY

The Issuers shall pay to the Trustee from time to time reasonable compensation as shall be agreed to in writing by the Issuers and the Trustee for its acceptance of this Indenture and services hereunder and under the Security Documents.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel, except such disbursements and expenses as may be attributable to its negligence or bad faith.

The Issuers and the Subsidiary Guarantors, jointly and severally, shall indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable attorneys’ fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and under the Security Documents, including the costs and expenses of enforcing this Indenture and under the Security Documents against the Issuers (including this Section 7.7) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except, in each case, to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct.  The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder.  The Issuers shall defend the claim and the Trustee shall cooperate in the defense.  In the event that a conflict of interest or conflicting defenses would arise in connection with the representation of the Issuers and the Trustee by the same counsel, the Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel.  The Issuers need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

The obligations of the Issuers under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

To secure the Issuers’ payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture until such payment obligations have been paid in full.

When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.1(a)(xii) or 6.1(a)(xiii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.8                                                              REPLACEMENT OF TRUSTEE

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8 and upon the Issuers’ receipt of notice from the successor Trustee of such appointment.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing.  The Issuers may remove the Trustee if:

(a)                                  the Trustee fails to comply with Section 7.10 hereof;

(b)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)                                  a custodian or public officer takes charge of the Trustee or its property; or

(d)                                 the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuers shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture and the Intercreditor Agreement.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuers’ obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

Section 7.9                                                              SUCCESSOR TRUSTEE BY MERGER, ETC.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10                                                        ELIGIBILITY; DISQUALIFICATION

There shall at all times be a Trustee hereunder that is a corporation or trust company (or a member of a bank holding company) organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or the bank holding company of which it is a member has) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

Section 7.11                                                        PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUERS

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1                                                              OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

The Issuers may, at the option of their Managers evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes and Subsidiary Guaranties upon compliance with the conditions set forth below in this Article VIII.

Section 8.2                                                              LEGAL DEFEASANCE AND DISCHARGE

Upon the Issuers’ exercise under Section 8.1 hereof of the option applicable to this Section 8.2, each of the Issuers and the Subsidiary Guarantors, as applicable, shall, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and Subsidiary Guaranties, as applicable, on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged all amounts owed under the outstanding Notes and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Subsidiary Guaranties, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) of this Section 8.2 below, and to have satisfied all its other obligations under such Notes, such Subsidiary Guaranties and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same, including instruments releasing the Collateral as security for the Notes and the Subsidiary Guaranties), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in Section 8.4, payments in respect of the principal of, premium, if any, and Interest on such Notes when such payments are due, (b) the Issuers’ obligations with respect to such Notes under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.10, 4.2, 4.6, 4.17, 4.19, 8.5, 8.6 and 8.7 hereof, and (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Subsidiary Guarantors’ obligations in connection therewith.

Section 8.3                                                              COVENANT DEFEASANCE

Upon the Issuers’ exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, the Issuers and the Subsidiary Guarantors shall be released from their respective obligations under Sections 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.18, 4.20, 4.21, 4.22, 4.23 and 4.24 and Article V hereof on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes and the Subsidiary Guaranties shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and the Subsidiary Guaranties, the Issuers and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guaranties shall be unaffected thereby.  In addition, upon the Issuers’ exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, (x) Sections 6.1(a)(iii) through 6.1(a)(xi) hereof shall not constitute Events of Default to the extent such events occur thereafter and (y) Sections 6.1(xii) and 6.1(xiii) hereof shall not constitute an Event of Default to the extent they occur after the 91st day following the occurrence of the Issuers’ exercise of Covenant Defeasance; provided, however that for all other purposes as set forth herein, such Covenant Defeasance provisions shall be effective.

Section 8.4                                                              CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:

(a)                                  in the case of an election under Section 8.2 or 8.3 hereof, the Issuers must irrevocably deposit, or cause to be irrevocably deposited, with the Trustee, in trust, for the benefit of the Holders, cash in United States legal tender, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and Interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be (and the Issuers must specify whether the Notes are being defeased to Stated Maturity or a particular redemption date), and the Trustee must have, for the benefit of Holders, a valid, perfected exclusive security interest in such trust;

(b)                                 in the case of an election under Section 8.2 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee confirming that:  (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)                                  in the case of an election under Section 8.3 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee from United States legal counsel confirming that Holders shall not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)                                 in the case of an election under Section 8.2 or 8.3 hereof, no Default or Event of Default shall have occurred and be continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(e)                                  in the case of an election under Section 8.2 or 8.3 hereof, the Legal Defeasance or Covenant Defeasance, as applicable, may not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than this Indenture) to which the Issuers, any of the Subsidiary Guarantors or any of the Restricted Subsidiaries is a party or by which the Issuers or any of the Restricted Subsidiaries are bound;

(f)                                    in the case of an election under Section 8.2 or 8.3 hereof, the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others;

(g)                                 in the case of an election under Section 8.2 or 8.3 hereof, the Issuers must deliver to the Trustee an Officers’ Certificate confirming the satisfaction of the applicable conditions in clauses (a) through (f) above, and an Opinion of Counsel, confirming the satisfaction of the applicable conditions in clauses (a) (with respect to the validity and perfection of the security interest) (b), (c) and (e) above.

Legal Defeasance and Covenant Defeasance shall be deemed to occur on the date all of the applicable conditions set forth in this Section 8.4 are satisfied.

Section 8.5                                                              DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS

Subject to Section 8.6 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or one of its subsidiaries acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and Interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers and the Subsidiary Guarantor, jointly and severally, shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a firm of independent public accountants nationally recognized in the United States expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6                                                              REPAYMENT TO ISSUERS

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or Interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or Interest has become due and payable shall be paid to the Issuers on their written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.

Section 8.7                                                              REINSTATEMENT

If the Trustee or Paying Agent is unable to apply any United States legal tender or Government Securities in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order directing the repayment of the deposited money to the Issuers or otherwise making the deposit unavailable to make payments under the Notes when due, or if any court enters an order avoiding the deposit of money with the Trustee or Paying Agent or otherwise requires the payment of the money so deposited to the Issuers or to a fund for the benefit of its creditors, then (so long as the insufficiency exists or the order remains in effect) the Issuers’ and the Subsidiary Guarantors’ obligations under this Indenture, the Notes, the Subsidiary Guaranties and the Security Documents shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.3 or 8.4 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.3 or 8.4 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, and Interest on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Section 8.8                                                              SATISFACTION AND DISCHARGE

The Issuers may terminate their obligations and the obligations of the Subsidiary Guarantors under this Indenture, the Notes, the Subsidiary Guaranties and the Security Documents (except as described below) (whereupon the Trustee shall release the Collateral from the Liens created by the Security Documents as provided under Section 10.4(b)(3)) when:

(1)                                  either:

(a)                                  all the Notes previously authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced and Notes for whose payment money has theretofore been deposited with the Trustee or the paying agent in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or a Subsidiary Guarantor or discharged from such trust) have been delivered to the Trustee for cancellation, or

(b)                                 (i)  all Notes have been called for redemption pursuant to the provisions of Section 3.7 hereof by mailing to Holders a notice of redemption or all Notes otherwise have become due and payable;

(ii)                                  the Issuers have irrevocably deposited or caused to be irrevocably deposited with the Trustee, in trust for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, and Interest on the Notes to the date of redemption or maturity, as the case may be, together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(iii)                               no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(iv)                              such deposit shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuers, any of the Subsidiary Guarantors or any of the Restricted Subsidiaries are a party or by which the Issuers, any of the Subsidiary Guarantors or any of the Restricted Subsidiaries are bound; and

(2)                                  each of the Issuers and the Subsidiary Guarantors has paid all other sums payable by it under this Indenture, the Notes, the Subsidiary Guaranties, the Intercreditor Agreement and the Security Documents, and

(3)                                  the Issuers shall have delivered to the Trustee an Officers Certificate and an Opinion of Counsel confirming the satisfaction of all conditions set forth in clauses (1) and (2) above.

ARTICLE IX
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1                                                              WITHOUT CONSENT OF HOLDERS OF NOTES

Notwithstanding Section 9.2 hereof, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Subsidiary Guaranties, or, subject to the Intercreditor Agreement, the Security Documents, without the consent of any Holder:

(a)                                  to cure any ambiguity, defect or inconsistency;

(b)                                 to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c)                                  to provide for the assumption of the Issuers’ or the Subsidiary Guarantors’ obligations to the Holders in the case of a merger or consolidation or sale of all or substantially all of its assets in accordance with this Indenture;

(d)                                 to evidence the release of any Subsidiary Guaranty permitted to be released under the terms of this Indenture and the Security Documents or to evidence the addition of any new Subsidiary Guarantor;

(e)                                  to make any change that would provide any additional rights or benefits to the Holders (including the addition of any Subsidiary Guarantor) or that does not adversely affect the rights hereunder of any Holder under this Indenture, the Notes, the Subsidiary Guaranties, the Security Documents or the Intercreditor Agreement;

(f)                                    to comply with the provisions of the Depositary, Euroclear or Clearstream or the Trustee with respect to the provisions of this Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests therein;

(g)                                 to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(h)                                 to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

(i)                                     to comply with applicable gaming laws and racing laws; or

(j)                                     to enter into additional or supplemental Security Documents.

Upon the request of the Issuers accompanied by a resolution of the Managers of each Issuer authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Issuers in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.2                                                              WITH CONSENT OF HOLDERS OF NOTES

(a)                                  Except as expressly stated otherwise in this Section 9.2, and subject to Sections 6.4 and 6.7 hereof, the Issuers, the Subsidiary Guarantors and the Trustee may amend, supplement or otherwise modify this Indenture, the Notes, the Subsidiary Guaranties, or, subject to the Intercreditor Agreement, the Security Documents, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or

Interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Subsidiary Guaranties, and, subject to the Intercreditor Agreement, the Security Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

(b)                                 Subject to Sections 6.4 and 6.7 hereof, and except as stated otherwise in this Section 9.2, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuers or any Restricted Subsidiary with any provision of this Indenture or the Notes.

It being understood that, except as expressly stated otherwise in Section 9.2(c), Sections 4.13 and 4.15 hereof may be amended, waived or modified in accordance with Section 9.2(a).

(c)                                  Without the consent of each Holder affected, an amendment or waiver may not with respect to any Notes held by a non-consenting Holder:

(1)                                  reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)                                  reduce the principal of, or the premium (including, without limitation, redemption premium but not including, except as described in clause (3) below, any redemption premium relating to Sections 4.13 and 4.15) on, or change the fixed maturity of, any Note;

(3)                                  alter the price at which repurchases of the Notes may be made pursuant to an Excess Proceeds Offer or Change of Control Offer after the corresponding Asset Sale or Change of Control has occurred;

(4)                                  reduce the rate of or change the time for payment of Interest, including default interest, on any Note (other than any advance notice requirement with respect to any redemption of the Notes);

(5)                                  waive a Default or Event of Default in the payment of principal of, or premium, if any, or Interest, on or redemption payment with respect to, any Note (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(6)                                  make any Note payable in money other than that stated in the Notes;

(7)                                  make any change in the provisions of this Indenture relating to waivers of past Defaults with respect to, or the rights of Holders to receive, payments of principal of or Interest on the Notes;

(8)                                  waive a redemption payment with respect to any Note (other than, except as described in Section 9.2(b)(3), provisions relating to or payments required by Section 4.13 and Section 4.15;

(9)                                  adversely affect the contractual ranking of the Notes or Subsidiary Guaranties; or

(10)                            make any changes in the foregoing amendment and waiver provisions.

(d)                                 Notwithstanding the foregoing Sections 9.2(a), (b) and (c) and subject to the Intercreditor Agreement, no portion of the Collateral may be released from the Lien of the Security Documents (except in accordance with the provisions of this Indenture and the Security Documents), and none of the Security Documents or the provisions of this Indenture relating to the Collateral may be amended or supplemented, and the rights of any Holders thereunder may not be waived or modified, without, in each case, the consent of the Holders of at least 75% in aggregate principal amount of the then outstanding Notes.

(e)                                  In connection with any amendment, supplement or waiver under this Article IX, the Issuers may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder’s consent to such amendment, supplement or waiver.

(f)                                    It shall not be necessary for the consent of the Holders under Sections 9.2(a), (b), (c) or (d) to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

(g)                                 After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Trustee shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

Section 9.3                                                              COMPLIANCE WITH TRUST INDENTURE ACT

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.4                                                              REVOCATION AND EFFECT OF CONSENTS

Until an amendment, supplement or waiver becomes effective (as determined by the Issuers and which may be prior to any such amendment, supplement or waiver becoming operative), a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder that evidences the same Indebtedness as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note if such consent by its terms is not irrevocable and the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective (as determined by the Issuers and which may be prior to any such amendment, supplement or waiver becoming operative).

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Issuers notwithstanding the provisions of the TIA.  If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given by such Holders, whether or not such Persons continue to be Holders after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of paragraphs (1) through (10) of Section 9.2(c) hereof, in which case, the amendment, supplement or waiver shall bind only each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Note; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and Interest on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

Section 9.5                                                              NOTATION ON OR EXCHANGE OF NOTES

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.6                                                              TRUSTEE TO SIGN AMENDMENTS, ETC.

The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  Upon the request of the Issuers accompanied by a resolution of the Managers of each of Issuer authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Issuers in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.  If such amendment or supplement does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign it.  The Issuers may not sign an amendment or supplemental indenture until the Managers of each Issuer approve it.  In executing any amendment or supplemental Indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE X
COLLATERAL AND SECURITY

Section 10.1                                                        SECURITY DOCUMENTS; SECURITY INTERESTS.

(a)                                  The due and punctual payment of the principal and premium, if any, of, and Interest on, the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, Interest on the overdue principal of and Interest (to the extent permitted by law), if any, on the Notes and performance of all other Obligations under this Indenture, the Notes, the Security Documents and the Registration Rights Agreement, shall be secured as provided in the Security Documents.

(b)                                 After the Issue Date, the Issuers shall, and shall cause each of the Domestic Restricted Subsidiaries to, use commercially reasonable efforts (which shall be deemed not to include any obligation to pay money to any third parties other than filing fees, reasonable fees and expenses of the third party or other de minimis payments) to grant a perfected security interest in all of the Issuers’ and the Domestic Restricted Subsidiaries’ assets, including assets acquired after the Issue Date in accordance with the Security Documents, but in any event excluding the Excluded Assets.

(c)                                  Notwithstanding any provision in this Indenture or the Security Documents to the contrary, in the event that the Issuers or any of the Domestic Restricted Subsidiaries grant a Lien on any of the Issuers’ or any of the Domestic Restricted Subsidiaries’ assets in connection with the Senior Credit Facility, the Issuers shall be required to, and shall be required to cause the Domestic Restricted Subsidiaries to, secure the Notes with a Lien on such assets (other than Excluded Assets) that is subordinated to the obligations under the Senior Credit Facility in accordance with the Intercreditor Agreement, except in circumstances where the Trustee cannot perfect such a Lien by means other than a Lien filing.

(d)                                 The Issuers shall, and shall cause each of the Domestic Restricted Subsidiaries to, do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby and by the Security Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein and therein expressed, including (1) using all commercially reasonable efforts to obtain customary consents and waivers from landlords of premises where any of the Collateral is located, and (2) taking all commercially reasonable efforts to grant a perfected Lien on all real property (other than real property constituting Excluded Assets) owned by the Issuers and the Domestic Restricted Subsidiaries and to provide customary title insurance for the benefit of the Trustee with respect thereto; including, without limitation, commercially reasonable efforts to cause the removal of record of all existing monetary encumbrances such that the Security Documents shall constitute a first priority Lien on all such real property, subject to Permitted Liens.  The Issuers shall, and shall cause each of the Domestic Restricted Subsidiaries to, take, upon request of the Trustee, any and all actions required to cause the Security Documents to create and maintain, as security for the Obligations under this Indenture, the Notes, the Security Documents and the Registration Rights Agreement, valid and enforceable, perfected (except as expressly provided herein or therein) Liens in and on all the Collateral, in favor of the Trustee, superior to and prior to the rights of all third Persons (other than holders of Permitted Liens), and subject to no other Liens, other than as provided herein and therein; provided, that the Trustee’s Lien securing the Collateral may be subordinated pursuant to the terms of the Intercreditor Agreement to a Lien securing Indebtedness outstanding pursuant to Section 4.7 hereof, but only to the extent provided in the Intercreditor Agreement.

(e)                                  Each of the Issuers represents and warrants and covenants that it (or the Domestic Restricted Subsidiaries) has executed and delivered, filed and recorded and/or shall execute and deliver, file and record, all instruments and documents, and has done or shall do or cause to be done all such acts and other things as are necessary to subject the Collateral to the Lien of the Security Documents.  The Issuers (or the Domestic Restricted Subsidiaries) shall execute and deliver, file and record all instruments and do all acts and other things as may be reasonably necessary or advisable to perfect, maintain and protect the security interests created by the Security Documents and shall pay all filing, recording, mortgage or other taxes or fees incidental thereto.

(f)                                    The security interests in the Collateral created by the Security Documents as now or hereafter in effect shall be held by the Trustee for the equal and ratable benefit and security of the Notes without preference, priority or distinction of any thereof over any other by reason, or difference in time, of issuance, sale or otherwise, and for the enforcement of the payment of principal of, premium, if any, and Interest on the Notes in accordance with their terms.

(g)                                 Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Security Documents and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of the Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Secured Party to enter into the Security Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.  The Issuers initially appoint the Trustee as Secured Party and/or Trustee under the Security Documents and the Intercreditor Agreement.  Any successor Trustee shall act as Secured Party and/or Trustee under the Security

Documents and the Intercreditor Agreement or appoint another Person to act in such capacity.

Section 10.2                                                        FURTHER ASSURANCES AND SECURITY.

Each of the Issuers represents and warrants that at the time the Security Documents and this Indenture are executed, the Issuers (or the Restricted Subsidiaries) (a) shall have full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, pledge, transfer and confirm, absolutely, the Collateral, in the manner and form done, or intended to be done, in the Security Documents, free and clear of all Liens, except for Permitted Liens, and shall forever warrant and defend the title to the same against the claims of all Persons whatsoever, subject to the terms of the Intercreditor Agreement; (b) shall execute, acknowledge and deliver to the Trustee, at the Issuers’ expense, at any time and from time to time such further assignments, transfer, assurances or other instruments as may be required by the Trustee to effectuate the terms of this Indenture or the Security Documents, subject to the terms of the Intercreditor Agreement; and (c) shall at any time and from time to time do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the Trustee, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby and by the Security Documents, subject to the terms of the Intercreditor Agreement.

Section 10.3                                                        OPINIONS.

(a)                                  The Issuers shall, to the extent required under the TIA, furnish to the Trustee (i) promptly after the recording or filing, or re-recording or re-filing of the Security Documents and other security filings, an Opinion of Counsel (who may be counsel for the Issuers) stating that in the opinion of such counsel the Security Documents and other security filings have been properly recorded, filed, re-recorded or re-filed so as to make effective and perfect the security interest intended to be created thereby and reciting the details of such action.

(b)                                 The Issuers shall, to the extent required under the TIA, furnish to the Trustee within three months after each anniversary of the Issue Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of the Security Documents, subject to the terms of the Intercreditor Agreement, and reciting the details of such action or (ii) in the opinion of such Counsel, no such action is necessary to maintain such Liens, which Opinion of Counsel also shall state what actions it then believes are necessary to maintain the effectiveness of such Liens during the next year.

(c)                                  All Opinions of Counsel required by this Section 10.3, 12.4 or 12.5, may contain qualifications, assumptions, exceptions and limitations as are customary or appropriate for similar opinions relating to the nature of the Collateral.

Section 10.4                                                        RELEASE OF COLLATERAL.

(a)                                  Upon the full and final payment and performance of all the Issuers’ and the Subsidiary Guarantors’ Obligations under this Indenture, the Notes, the Subsidiary Guaranties and the Security Documents will terminate, and all of the Liens on the Collateral created hereunder and under the Security Documents shall be released.

(b)                                 In addition, the Secured Party shall release from the Liens created by this Indenture and the Security Documents at the sole cost and expense of the Issuers:

(1)                                  Collateral that is sold, transferred, disbursed or otherwise disposed of in accordance with the provisions of this Indenture and the Security Documents; provided, that the Secured Party shall not release such Liens in the event that the transaction is subject to Article V hereof;

(2)                                  Collateral that is released with the consent of the Holders of not less than 75% in aggregate principal amount of the outstanding Notes as provided under Section 9.2(d) hereof;

(3)                                  all Collateral upon defeasance of this Indenture in accordance with the provisions of Article VIII hereof or discharge of this Indenture in accordance with the provisions of Section 8.8 hereof; provided that the funds deposited with the Trustee, in trust, for the benefit of the Holders as required by such provisions shall not be released; and

(4)                                  Collateral of a Subsidiary Guarantor whose Subsidiary Guaranty is released in accordance with this Indenture and the Security Documents;

provided, that the Secured Party has received all documentation required by the TIA in connection therewith.  Upon compliance with the above provisions, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.

(c)                                  The release of any Collateral from the terms of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof and of the Security Documents if and to the extent the Collateral is released pursuant to the terms of this Indenture and the Security Documents.

(d)                                 For the avoidance of doubt (i) any Collateral owned by any Subsidiary that is not a Foreign Subsidiary that is designated by the Managers of the Company as an Unrestricted Subsidiary in accordance with the terms of this Indenture shall be released from the Lien of this Indenture and the Security Documents at the time of such designation and (ii) any Collateral that shall constitute an Excluded Asset at any time, or from time to time, after the date of this Indenture, shall be released from the Lien of this Indenture and the Security Documents at the time such Collateral shall constitute an Excluded Asset.

Section 10.5                                                        CERTIFICATES OF THE ISSUERS.

The Issuers shall furnish to the Trustee, prior to each proposed release of Collateral, all documents required by TIA § 314(d).  The Trustee may, to the extent permitted by Sections 7.1 and 7.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments.  Any certificate or opinion required by TIA § 314(d) may be made by an Officer of the Issuers, except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of TIA § 314(d).

Section 10.6                                                        AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS AND THE INTERCREDITOR AGREEMENT.

Subject to the terms of the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents or the Intercreditor Agreement and (b) collect and receive any and all amounts payable in respect of the Obligations of the Issuers and the Subsidiary Guarantors hereunder and under the Notes, the Security Documents and the Registration Rights Agreement.  Subject to the terms of the Intercreditor Agreement, and to the extent permitted by this Indenture or the Security Documents, the Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

Section 10.7                                                        AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS AND THE INTERCREDITOR AGREEMENT.

The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents or the Intercreditor Agreement, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents, subject to the terms of the Intercreditor Agreement.

Section 10.8                                                        INTERCREDITOR AGREEMENT.

Notwithstanding anything herein or in any Security Document to the contrary, the relative rights and remedies of the Trustee hereunder or under any Security Documents and of the agents or any other Persons acting on behalf of and for the benefit of the lender(s) under one or more Senior Credit Facilities shall be subject to and governed by the terms of the Intercreditor Agreement at any time the Intercreditor Agreement is in effect.  In the event of any inconsistency between the terms hereof or of any Security Documents and the Intercreditor Agreement, the Intercreditor Agreement shall control at any time the Intercreditor Agreement is in effect.

ARTICLE XI
SUBSIDIARY GUARANTIES

Section 11.1                                                        SUBSIDIARY GUARANTIES

On the Issue Date, there will be no Subsidary Guarantors.  With respect to any Person that becomes a Subsidiary Guarantor after the Issue Date as required by Section 4.16, such Subsidiary Guarantor agrees as set forth in this Article XI.  By its execution hereof, each of the Subsidiary Guarantors acknowledges and agrees that it receives substantial benefits from the Issuers and that such party is providing its Subsidiary Guaranty for good and valuable consideration, including, without limitation, such substantial benefits and services.  Accordingly, subject to the provisions of this Article XI, each Subsidiary Guarantor, jointly and severally, hereby unconditionally guarantees on a senior secured basis to each Holder of a Note authenticated and delivered by the Trustee and its successors and assigns that: (i) the principal of, premium, if any, and Interest on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, or otherwise, and Interest on overdue principal, premium, if any, and (to the extent permitted by law) interest on any Interest, if any, on the Notes and all other obligations of the Issuers to the Holders or the Trustee under the Notes, this Indenture, the Security Documents and the Registration Rights Agreement (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations under the Notes, this Indenture, the Security Documents or Registration Rights Agreement, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control, an Asset Sale Offer, or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.6 hereof (collectively, the “Subsidiary Guaranty Obligations”).

Subject to the provisions of this Article XI, each Subsidiary Guarantor hereby agrees that its Subsidiary Guaranty hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture, the Security Documents, the Registration Rights Agreement or the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any thereof, any releases of the Collateral, the entry of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.  Each Subsidiary Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Issuers (each, a “Benefited Party”) to proceed against the Issuers, the Restricted Subsidiaries or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any Secured Party’s power before proceeding against the Subsidiary Guarantors; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Subsidiary Guarantors, the Issuers, the Restricted Subsidiaries, any Benefited Party, any creditor of the Subsidiary Guarantors, the Issuers or the Restricted Subsidiaries or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Subsidiary Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code.  The Subsidiary Guarantors hereby covenant that, except as otherwise provided therein, the Subsidiary Guaranties shall not be discharged except by payment in full of all Subsidiary Guaranty Obligations, including the principal, premium, if any, and Interest on the Notes and all other costs provided for under this Indenture or as provided in Article VIII.

If any Holder or the Trustee is required by any court or otherwise to return to either the Issuers or the Subsidiary Guarantors, or any trustee or similar official acting in relation to either the Issuers or the Subsidiary Guarantors, any amount paid by the Issuers or the Subsidiary Guarantors to the Trustee or such Holder, the Subsidiary Guaranties, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each of the Subsidiary Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Subsidiary Guaranty Obligations hereby until payment in full of all such obligations guaranteed hereby.  Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Subsidiary Guaranty Obligations, and (y) in the event of any acceleration of such obligations as provided in Article VI hereof, such Subsidiary Guaranty Obligations

(whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purpose of the Subsidiary Guaranty.

Section 11.2                                                        EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTIES

To evidence the Subsidiary Guaranties set forth in Section 11.1 hereof, each of the Subsidiary Guarantors agrees that a notation of the Subsidiary Guaranties substantially in the form included in Exhibit A hereto shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture (with respect to Subsidiary Guarantors as of the Issue Date) and, with respect to Subsidiary Guarantors after the Issue Date, a Supplemental Indenture substantially in the form of Exhibit E hereto executed in accordance with Section 11.4 hereof, shall be executed on behalf of each of the Subsidiary Guarantors by an Officer of each of the Subsidiary Guarantors.

Each of the Subsidiary Guarantors agree that the Subsidiary Guaranties set forth in this Article XI shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Subsidiary Guaranties.

If an Officer whose signature is on a Note or a notation of Subsidiary Guaranty no longer holds that office at the time the Trustee authenticates the Note on which the Subsidiary Guaranties are endorsed, the Subsidiary Guaranties shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guaranties set forth in this Indenture on behalf of the Subsidiary Guarantors.

Section 11.3                                                        SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS

(a)                                  Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of any Subsidiary Guarantor with or into each other or with or into the Company; provided, however, that such consolidation or merger shall otherwise comply with this Indenture.  Upon any such consolidation or merger, the Subsidiary Guaranty of the Subsidiary Guarantor that does not survive the consolidation or merger shall no longer be of any force or effect.

(b)                                 Except for a merger or consolidation in which a Subsidiary Guarantor is sold and its Subsidiary Guaranty is released in compliance with the provisions of Section 11.5 hereof, no Subsidiary Guarantor shall consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person unless, subject to the provisions of the following paragraph and the other provisions of this Indenture and the Security Documents, (i) the Person formed by, resulting from or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) (A) expressly assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the

Trustee, pursuant to which such Person shall unconditionally guaranty, on a senior secured basis, all of such Subsidiary Guarantor’s obligations under such Subsidiary Guarantor’s Subsidiary Guaranty on the terms set forth in this Indenture, (B) executes a secondary agreement and other Security Documents necessary or reasonably requested by the Trustee to grant, and grants, a valid, enforceable, perfected Lien on the Collateral owned by such Person to secure such Obligations on the terms set forth in the Security Documents, and (C) delivers to the Trustee an Opinion of Counsel that such supplemental indenture and such guaranty and Security Documents have been duly authorized, executed and delivered and that each such document and this Indenture constitutes a legal, valid, binding and enforceable obligation of such Person, in each case, subject to customary qualifications; and (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.  The provisions of this Section 11.3(b) shall not apply to the merger of any Subsidiary Guarantors with or into each other or with or into the Company.  In case of any such consolidation or merger and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Subsidiary Guaranties endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for such Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.  Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guaranties to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee.  All the Subsidiary Guaranties so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guaranties theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guaranties had been issued at the date of the execution hereof.

(c)                                  The Trustee, subject to the provisions of Section 11.2 hereof, shall be entitled to receive an Officers’ Certificate as conclusive evidence that any such consolidation or merger, and any such assumption of Subsidiary Guaranty Obligations, comply with the provisions of this Section 11.3.  Such Officers’ Certificate shall comply with the provisions of Section 11.2 hereof.

Section 11.4                                                        SUBSIDIARY GUARANTY BY FUTURE RESTRICTED SUBSIDIARIES

The Issuers shall cause each of the existing and future Restricted Subsidiaries (other than Foreign Subsidiaries) to (i) execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit E hereto and a guaranty substantially in the form included in Exhibit A hereto, pursuant to which such Restricted Subsidiary shall unconditionally guaranty on a senior secured basis, all of the Issuers’ Obligations under the Notes and this Indenture on the terms set forth in this Indenture, (ii) execute a security agreement and other Security Documents necessary or reasonably requested by the Trustee to grant, and grant, the Trustee a valid, enforceable, perfected Lien on the Collateral described therein, and (iii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture, guaranty and Collateral Documents have been duly authorized, executed and delivered by such Restricted Subsidiary and that each of such documents and this Indenture, guaranty and Collateral Documents have constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary, in each case subject to customary qualifications including exceptions for bankruptcy, fraudulent transfer and equitable principles.  Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture.

Section 11.5                                                        RELEASE OF SUBSIDIARY GUARANTORS

Notwithstanding Section 11.3 hereof, upon the sale or disposition (including by merger or sale or transfer of all of the Equity Interests) of a Subsidiary Guarantor (as an entirety) to a Person which is not and is not required to become a Subsidiary Guarantor, the designation of a Domestic Restricted Subsidiary as an Unrestricted Subsidiary or the liquidation, or dissolution of a Subsidiary Guarantor, which transaction is otherwise in compliance with this Indenture (including, without limitation, Sections 4.13 and 4.14), such Subsidiary Guarantor shall be deemed released from its Obligations under its Subsidiary Guaranty and the Security Documents; provided, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Issuers or any Indebtedness of any other of the Restricted Subsidiaries shall also terminate upon such release, sale or transfer and none of its Equity Interests are pledged for the benefit of any holder of any Indebtedness of the Issuers or any Indebtedness of any of the Restricted Subsidiaries.

The Trustee, subject to the provisions of Section 12.4 hereof, shall be entitled to receive an Officers’ Certificate as conclusive evidence that such sale or other disposition or that such designation was made by the Issuers in accordance with the provisions of this Indenture.  Except as provided in Section 11.3 hereof, any Subsidiary Guarantor not released from its obligations under its Subsidiary Guaranty shall remain liable for the full amount of principal of and Interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article XI.

Notwithstanding the foregoing provisions of this Article XI, (i) any Subsidiary Guarantor whose Subsidiary Guaranty would otherwise be released pursuant to the provisions of this Section 11.5 may elect, at its sole discretion, by written notice to the Trustee, to maintain such Subsidiary Guaranty in effect notwithstanding the event or events that otherwise would cause the release of such Subsidiary Guaranty (which election to maintain such Subsidiary Guaranty in effect may be conditional or for a limited period of time), and (ii) any subsidiary of the Issuers which is not a Subsidiary Guarantor may elect, at its sole discretion, by written notice to the Trustee, to become a Subsidiary Guarantor (which election may be conditional or for a limited period of time).

Section 11.6                                                        LIMITATION OF SUBSIDIARY GUARANTOR’S LIABILITY; CERTAIN BANKRUPTCY EVENTS

(a)                                  Each Subsidiary Guarantor, and by its acceptance of Notes each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guaranty Obligation of such Subsidiary Guarantor pursuant to its Subsidiary Guaranty not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law.  To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the Subsidiary Guaranty Obligations of such Subsidiary Guarantor under this Article XI shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Subsidiary Guaranty Obligations of such other Subsidiary Guarantor under this Article XI, result in the Subsidiary Guaranty Obligations of such Subsidiary Guarantor under the Subsidiary Guaranty of such Subsidiary Guarantor not constituting a fraudulent transfer or conveyance.

(b)                                 Each Subsidiary Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of either of the Issuers, such Subsidiary Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Subsidiary Guaranty and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Law or otherwise.

Section 11.7                                                        APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE SUBSIDIARY GUARANTORS

(a)                                  For purposes of any provision of this Indenture which provides for the delivery by any Subsidiary Guarantor of an Officers’ Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.1 hereof shall apply to such Subsidiary Guarantor as if references therein to the Issuers were references to such Subsidiary Guarantor.

(b)                                 Any request, direction, order or demand which by any provision of this Indenture is to be made by any Subsidiary Guarantor, shall be sufficient if evidenced as described in Section 12.2 hereof as if references therein to the Issuers were references to such Subsidiary Guarantor.

(c)                                  Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on any Subsidiary Guarantor may be given or served as described in Section 12.2 hereof as if references therein to the Issuers were references to such Subsidiary Guarantor.

(d)                                 Upon any demand, request or application by any Subsidiary Guarantor to the Trustee to take any action under this Indenture, such Subsidiary Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 12.4 hereof as if all references therein to the Issuers were references to such Subsidiary Guarantor.

ARTICLE XII
MISCELLANEOUS

Section 12.1                                                        TRUST INDENTURE ACT CONTROLS

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the TIA § 318(c), the imposed duties shall control.

Section 12.2                                                        NOTICES

Any notice or communication by the Issuers or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers
or the Subsidiary Guarantors:

Diamond Jo Worth, LLC
Diamond Jo Worth Corp.

400 East Third Street

P.O. Box 1750

Dubuque, Iowa 52004-1750

Attention:  Chief Financial Officer
Telecopier No.:  (563) 557-0549

with copies (which
shall not constitute
notice) to:

Mayer, Brown, Rowe & Maw LLP
1675 Broadway
New York, New York 10019
Attn:  Nazim Zilkha, Esq.
Telecopier No.: (212) 262-1910

with a copy (which
shall not constitute
notice) to:

Diamond Jo, LLC
7137 Mission Hills Drive

F-105

Las Vegas, Nevada 89113
Attention:  Michael S. Luzich
Telecopier No.: 702-247-6822

If to the Trustee:

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107-2292
Attention:  Corporate Trust Department
Telecopier No.:  (651) 495-8097

The Issuers or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five Business Days after being deposited in the mail, postage prepaid; (iii) when receipt acknowledged, if telecopied; and (iv) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers mail a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

Section 12.3                                                        COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.4                                                        CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

(a)                                  an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)                                 an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.5                                                        STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall include:

(a)                                  a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied;

provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificate of public officials.

Section 12.6                                                        RULES BY TRUSTEE AND AGENTS

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.7                                                        LEGAL HOLIDAYS

If any payment date is a Legal Holiday, payment may be made at the place of payment on the next succeeding day that is not a Legal Holiday, and no Interest shall accrue for the intervening period.

Section 12.8                                                        NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

No director, officer, employee, incorporator, stockholder, member or controlling person of any of the Issuers or any Subsidiary Guarantor, as such, will have any liability for any Obligations of any of the Issuers or any Subsidiary Guarantor under the Notes, this Indenture, or the Security Documents for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release will be part of the consideration for issuance of the Notes and the Subsidiary Guaranties.

Section 12.9                                                        GOVERNING LAW AND SUBMISSION TO JURISDICTION

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b); PROVIDED, THAT WITH RESPECT TO THE CREATION, ATTACHMENT, PERFECTION, PRIORITY, ENFORCEMENT OF AND REMEDIES RELATING TO THE SECURITY INTEREST IN ANY REAL PROPERTY COLLATERAL, THE GOVERNING LAW MAY BE THE LAWS OF THE JURISDICTIONS WHERE SUCH COLLATERAL IS LOCATED WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OF THE SECURITY DOCUMENTS, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS INDENTURE, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY SUBMITS TO AND ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;  AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE ISSUER OR GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 12.2 OF THE INDENTURE;  AGREES THAT SERVICE AS PROVIDED ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND AGREES EACH OTHER PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY PARTY IN THE COURTS OF ANY OTHER JURISDICTION HAVING JURISDICTION OVER SUCH PARTY.

Section 12.10                                                  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or the Restricted Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11                                                  SUCCESSORS

All agreements of the Issuers and the Subsidiary Guarantors in this Indenture and the Notes shall bind their successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.12                                                  SEVERABILITY

In case any one or more of the provisions of this Indenture or in the Notes or in the Subsidiary Guaranties shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 12.13                                                  COUNTERPART ORIGINALS

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.14                                                  TABLE OF CONTENTS, HEADINGS, ETC.

The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have executed this Indenture as of the date first written above.

THE ISSUERS:

Diamond Jo Worth, LLC

By:	/s/ Natalie Schramm
	Name:	Natalie Schramm
	Title:	Chief Financial Officer

By:	/s/ M. Brent Stevens
	Name:	M. Brent Stevens
	Title:	Chief Financial Officer

Diamond Jo Worth Corp.

By:	/s/ Natalie Schramm
	Name:	Natalie Schramm
	Title:	Chief Financial Officer

By:	/s/ M. Brent Stevens
	Name:	M. Brent Stevens
	Title:	Chief Financial Officer

THE TRUSTEE:

U.S. Bank National Association

By:	/s/ Richard H. Prokosch
	Name:	Richard H. Prokosch
	Title:	Vice President

EXHIBIT A

[FORM OF NOTE]

DIAMOND JO WORTH, LLC

DIAMOND JO WORTH CORP.

11% SENIOR SECURED NOTE
DUE 2012

CUSIP:
No.	$

Diamond Jo Worth, LLC, a Delaware limited liability company (the “Company”) and Diamond Jo Worth Corp., a Delaware corporation (“DJW Corp.” and, together with the Company, the “Issuers,” which term includes any successors under, the Indenture hereinafter referred to), for value received, hereby promise to pay to Cede & Co, or registered assigns, the principal sum of                      Dollars, on April 15, 2012.

Interest Payment Dates:  April 15 and October 15, commencing October 15, 2005.

Interest Record Dates:  April 1 and October 1

Reference is made to the further provisions of this Note on the reverse side, which shall, for all purposes, have the same effect as if set forth at this place.

Upon request, the Issuers shall promptly make available to a holder of this Note information regarding the issue price, the amount of original issue discount, the issue date, and the yield to maturity of this Note.  Holders should contact Diamond Jo Worth, LLC, 3rd Street Ice Harbor, P.O. Box 1750, Dubuque, Iowa 52001, Attention: Chief Financial Officer.

IN WITNESS WHEREOF, the Issuers have caused this instrument to be duly executed.

Diamond Jo Worth, LLC,
a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

Diamond Jo Worth Corp.,
a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned Indenture.

U.S. Bank National Association

By:
Authorized Signatory

Dated:

(Reverse of Note)

11% Senior Secured Note due 2012

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.](1)

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY, TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](2)

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).  NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE

(1)                                  To be included only on Global Notes deposited with DTC as Depositary.

(2)                                  To be included only on Global Notes deposited with DTC as Depositary.

PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE.  NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE.](3)

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH OTHER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) UNDER THE SECURITIES ACT AS PERMITTING RESALES OF RESTRICTED SECURITIES BY NON-AFFILIATES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS

(3)                                  To be included only on Reg S Temporary Global Notes.

AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION.](4)

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                       Interest.  The Issuers promise to pay Interest on the principal amount of this Note at 11% per annum from the Issue Date until maturity.  The Issuers shall pay Interest semi-annually on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  The first Interest Payment Date shall be October 15, 2005.  Interest on the Notes shall accrue from the most recent date to which Interest has been paid or, if no Interest has been paid, from the Issue Date; provided that if there is no existing Default in the payment of Interest, and if this Note is authenticated between an Interest Record Date (defined below) referred to on the face hereof and the next succeeding Interest Payment Date, Interest shall accrue from such next succeeding Interest Payment Date. The Issuers shall pay Interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay Interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

2.                                       Method of Payment.  The Issuers shall pay Interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date (each an “Interest Record Date”), even if such Notes are cancelled after such Interest Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture (as defined below) with respect to defaulted interest.  The Notes shall be payable as to principal, Interest, premium, if any, at the office or agency of the Issuers maintained within the City and State of New York for such purpose, or, at the option of the Issuers, payment of Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds to an account within the United States shall be required with respect to principal of and Interest, premium, if any, on all Global Notes.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(4)                                  To be included only on Transfer Restricted Notes.

3.                                       Paying Agent and Registrar.  Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its subsidiaries may act in any such capacity.

4.                                       Indenture.  The Issuers issued the Notes under an Indenture, dated as of the Issue Date (“Indenture”), by and among the Issuers, the Subsidiary Guarantors party thereto and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.

The Obligations under the Indenture, the Intercreditor Agreement, the Notes and the Subsidiary Guaranties thereof are secured by the Collateral described in the Security Documents, subject to the provisions of such agreements and the Intercreditor Agreement.  Holders are referred to the Security Documents and the Intercreditor Agreement for a statement of such terms.

5.                                       Optional Redemption.

(a)                                  Except as set forth in Section 5(b), the Notes are not redeemable at the Issuers’ option prior to April 15, 2008.  Thereafter, the Notes shall be subject to redemption, in whole or in part, at the option of the Issuers at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid Interest thereon, to the applicable redemption date, if redeemed during the 12-month period beginning on April 15 of the years indicated below:

Year	Percentage
2008	105.500%
2009	103.667%
2010	101.833%
2011 and thereafter	100.000%

(b)                                 Notwithstanding Section 5(a), at any time or from time to time prior to April 15, 2007, the Issuers may redeem, at their option, up to 35% of the aggregate principal amount of the Notes then outstanding, at a redemption price of 111.00% of the principal amount thereof, plus accrued and unpaid Interest thereon, through the applicable redemption date, with the net cash proceeds of one or more Equity Offerings; provided, that (i) such redemption shall occur within 60 days of the date of closing of such Equity Offering and (ii) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after giving effect to each such redemption.

(c)                                  Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date, Interest ceases to accrue on

Notes or portions thereof called for redemption unless the Issuers default in such payments due on the redemption date.

6.                                       Regulatory Redemption.  Notwithstanding any other provisions hereof, Notes to be redeemed pursuant to a Required Regulatory Redemption shall be redeemable by the Issuers, in whole or in part, at any time upon not less than 20 Business Days nor more than 60 days notice (or such earlier date as may be ordered by any applicable Governmental Authority) at a price equal to the lesser of (a) the Holder’s cost thereof and (b) 100% of the principal amount thereof, plus in either case accrued and unpaid Interest, if any, to the date of redemption (or such earlier period as ordered by a Governmental Authority).  The Issuers are not required to pay or reimburse any Holder or beneficial owner of the Notes for the expenses of any such Holder or beneficial owner related to the application for any Gaming License, qualification or finding of suitability in connection with a Required Regulatory Redemption.  Such expenses of any such Holder or beneficial owner shall, therefore, be the obligation of such Holder or beneficial owner.  Any Required Regulatory Redemption shall be made in accordance with the provisions of Section 3.3, 3.4 and 3.5 of the Indenture unless other procedures are required by any Governmental Authority.

7.                                       Mandatory Redemption.  The Issuers shall not be required to make mandatory redemption payments with respect to the Notes (except for a Required Regulatory Redemption and any offer to repurchase Notes that the Issuers are required to make in accordance with Sections 4.13 and 4.15 of the Indenture).  The Notes shall not have the benefit of any sinking fund.

8.                                       Offers to Purchase.

(a)                                  Change of Control.  Upon the occurrence of a Change of Control, the Issuers shall offer to repurchase all of the Notes then outstanding (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuers must mail or cause to be mailed a notice to each Holder stating, among other things: (i) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed (the “Change of Control Payment Date”); (ii) that any Holder electing to have Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; and (iii) that the Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased.

(b)                                 Asset Sale.  Subject to certain exceptions set forth in the Indenture, the Issuers shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale unless:  (i) such Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale not less than the fair market value of the assets subject to such Asset Sale (as determined by the Company’s Managers in good faith); (ii) at least 75% of the consideration for such Asset Sale is in the form of either (a) cash or Cash Equivalents or liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Subsidiary Guaranty) that are assumed by the transferee of such assets (provided, that following such Asset Sale, there is no further recourse to the Company or the Restricted Subsidiaries or the Company and the Restricted Subsidiaries are fully indemnified with respect to such liabilities; provided, further, that the 75% limitation set forth in this clause (ii) of this paragraph shall not apply to any proposed Asset Sale for which an independent certified accounting firm has certified to the Managers of the Company and the Trustee that the after-tax cash portion of the consideration to be received by the Company or such Restricted Subsidiary in such proposed Asset Sale is equal to or greater than what the net after-tax cash proceeds would have been had such proposed Asset Sale complied with the 75% limitation set forth in this clause (ii) of this paragraph), or (b) assets of the type described in clause (iii)(a) below; and (iii) the Net Proceeds of such Asset Sale are (a) promptly after such Asset Sale applied to repay Indebtedness under Purchase Money Obligations incurred in connection with the assets so sold, (b) promptly after such Asset Sale applied to repay Indebtedness under the Senior Credit Facility and permanently reduce the commitment thereunder in the amount of the Indebtedness so repaid or (c) to the extent not used as provided in clauses (a) or (b) of this paragraph or any combination thereof, applied to make an Excess Proceeds Offer; provided, that the Company shall not be required to make an Excess Proceeds Offer until the amount of Excess Proceeds is greater than $10,000,000.

9.                                       Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between an Interest Record Date and the corresponding Interest Payment Date.

10.                                 Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

11.                                 Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture, the Notes, the Subsidiary Guaranties, or, subject to the Intercreditor Agreement, the Security Documents, may be amended or supplemented with the consent of the Holders of a majority in principal amount of the then outstanding Notes, and any existing Default or compliance with any provision of the Indenture, the Notes or the Subsidiary Guaranties may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes.  Without the consent of any Holder of a Note, the Indenture, the Notes, the Subsidiary Guaranties or, subject to the Intercreditor Agreement, the Security Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers’ or the Subsidiary Guarantors’ obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of its assets in accordance with the Indenture, to evidence the release of any Subsidiary Guaranty permitted to be released under the terms of the Indenture and the Security Documents or to evidence the addition of any new Subsidiary Guarantor, to make any change that would provide any additional rights or benefits to the Holders of the Notes (including the addition of any Subsidiary Guarantor) or that does not adversely affect the rights under the Indenture, the Notes, the Subsidiary Guaranties, the Security Documents or the Intercreditor Agreement of any such Holder, to comply with the provisions of the Depositary, Euroclear or Clearstream or the Trustee with respect to the provisions of the Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests therein, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, to comply with applicable gaming laws and racing laws, or to enter into additional or supplemental Security Documents.  Notwithstanding Sections 9.2(a), (b) and (c) of the Indenture and subject to the Intercreditor Agreement, no portion of the Collateral may be released from the Lien of the Security Documents (except in accordance with the provisions of this Indenture and the Security Documents), and none of the Security Documents or the provisions of the Indenture relating to the Collateral may be amended or supplemented, and the rights of any Holders thereunder may not be waived or modified, without, in each case, the consent of the Holders of at least 75% in aggregate principal amount of the then outstanding Notes.

12.                                 Defaults and Remedies.  The Indenture provides that each of the following constitutes an Event of Default: (i) the Issuers default in the payment of Interest on any Note when the same becomes due and payable and the Default continues for a period of 30 days; (ii) the Issuers default in the payment of the principal (or premium, if any) on any Note when the same becomes due and payable at maturity, upon redemption, by acceleration, in connection with an Excess Proceeds Offer or a Change of Control Offer or otherwise; (iii) either of the Issuers default in the performance of or breaches the provisions of Section 4.13, Section 4.15 or Article V of the Indenture; (iv) either of the Issuers or any Subsidiary Guarantor fails to comply with any of its other agreements or covenants in, or provisions of, the Notes or this Indenture and the Default continues for 60 days after written notice thereof has been given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, such notice to state that it is a “Notice of Default”; (v) an event of default occurs under (after giving effect to any waivers, amendments, applicable grace periods or any extension of any maturity date) any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any Restricted Subsidiary (or the payment of which is guaranteed by the Issuers or any Restricted Subsidiary), whether such Indebtedness or guaranty now exists or is created after the Issue Date, if (a) either (1) such default results from the failure to pay principal of or interest on such Indebtedness or (2) as a result of such event of default the maturity of such Indebtedness has been accelerated, and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which such a payment event of default (after the expiration of any applicable grace period or any extension of the maturity date) has occurred, or the maturity of which has been so accelerated, exceeds $5,000,000 in the aggregate; (vi) a final non-appealable judgment or judgments for the payment of money (other than to the extent of any judgment as to which a reputable insurance company has accepted liability) is or are entered by a court or courts of competent jurisdiction against either of the Issuers or any Subsidiary and such judgment or judgments are not discharged, bonded or stayed within 60 days after entry, provided that the aggregate of all such judgments exceeds $5,000,000; (vii) the cessation of substantially all gaming operations of the Company and the Restricted Subsidiaries, taken as a whole, for more than 90 days, except as a result of an Event of Loss; (viii) any revocation, suspension, expiration (without previous or concurrent renewal) or loss of any Gaming License of the Company or any Restricted Subsidiary for more than 90 days; (ix) any Subsidiary Guaranty of a Subsidiary Guarantor which is a Significant Subsidiary ceases to be in full force and effect or shall be held in any judicial proceeding to be unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Subsidiary Guaranty and the Indenture) or any Subsidiary Guarantor which is a Significant Subsidiary denies or disaffirms its Obligations under its Subsidiary Guaranty or the Security Documents (in each case, other than by reason of the termination of the Indenture or the release of any such Subsidiary Guaranty in accordance with the Indenture); (x) (A) any event of default under a Security Document (after giving effect to any applicable grace periods, applicable notice periods, waivers or amendments) or (B) the failure of the Issuers or any Restricted Subsidiary to comply with any material agreement or covenant in, or material provision of, any of the Security Documents, or any breach in any material respect of any material representation or warranty made by the Issuers or any Restricted Subsidiary in any Security Document, and the continuance of such failure or breach for a period of 30 days after written notice is given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding; (xi) any of the Security Documents ceases to be in full force and effect or any of the Security Documents ceases to give the Trustee (or, in the case of a mortgage, ceases to give the Trustee or any other trustee under such mortgage) any of the Liens, rights, powers or privileges purported to be created thereby, or any of the Security Documents is declared null and void, or any of the Issuers or any Subsidiary Guarantor denies that it has any further liability under any Security Document to which it is a party or gives notice of such effect (in each case other than by reason of the termination of the Indenture or any such Security Document in accordance with its terms or the release of any Subsidiary Guarantor in accordance with the Indenture) and the continuance of such failure for a period of 30 days after written notice is given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding; (xii) either of the Issuers or any Subsidiary Guarantor pursuant to or within the meaning of any Bankruptcy Law: (1) commences a voluntary case, (2) consents to the entry of an order for relief against it in an involuntary case, (3) consents to the appointment of a custodian of it or for all or substantially all of its property, (4) makes a general assignment for the benefit of its creditors, or (5) admits in writing its inability to pay debts as the same become due; and (xi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (1) is for relief against either of the Issuers or any Subsidiary Guarantor in an involuntary case, (2) appoints a custodian of either of the Issuers or any Subsidiary Guarantor or for all or substantially all of their property, or (3) orders the liquidation of either of the Issuers, or any Subsidiary Guarantor, and the order or decree remains unstayed and in effect for 60 days.

13.                                 Trustee Dealings with Issuers.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

14.                                 No Recourse Against Others.  No director, officer, employee, incorporator, stockholder, member or controlling person of any of the Issuers or any Subsidiary Guarantor, as such, will have any liability for any Obligations of any of the Issuers or any Subsidiary Guarantor under the Notes, the Indenture, the Security Documents or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release will be part of the consideration for issuance of the Notes and the Subsidiary Guaranties.

15.                                 Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.                                 Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.                                 CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

18.                                 Notation of Subsidiary Guaranty.  As more fully set forth in the Indenture, to the extent permitted by law, each of the Subsidiary Guarantors from time to time, in accordance with Article XI of the Indenture, unconditionally and jointly and severally guarantees, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that:

By its execution of its Subsidiary Guaranty, each of the Subsidiary Guarantors acknowledges and agrees that it receives substantial benefits from the Issuers and that such party is providing its Subsidiary Guaranty for good and valuable consideration, including, without limitation, such substantial benefits and services.  Accordingly, subject to the provisions of Article XI of the Indenture, each Subsidiary Guarantor, jointly and severally, unconditionally guarantees on a senior secured basis to each Holder of a Note authenticated and delivered by the Trustee and its successors and assigns that: (i) the principal of, premium, if any, and Interest on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, or otherwise, and Interest on overdue principal, premium, if any, and (to the extent permitted by law) interest on any Interest, if any, on the Notes and all other obligations of the Issuers to the Holders or the Trustee under the Notes, the Indenture or the Security Documents (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms of the Indenture; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations under the Notes, the Indenture or the Security Documents, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control, an Asset Sale Offer, or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.6 of the Indenture.

When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor may be released from those obligations.

20.  Governing Law and Consent to Jurisdiction.  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b); PROVIDED, THAT WITH RESPECT TO THE CREATION, ATTACHMENT, PERFECTION, PRIORITY, ENFORCEMENT OF AND REMEDIES RELATING TO THE SECURITY INTEREST IN ANY REAL PROPERTY COLLATERAL, THE GOVERNING LAW MAY BE THE LAWS OF THE JURISDICTIONS WHERE SUCH COLLATERAL IS LOCATED WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OF THE SECURITY DOCUMENTS, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS INDENTURE, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS

PROPERTIES, IRREVOCABLY SUBMITS TO AND ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE ISSUER OR GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 12.2 OF THE INDENTURE; AGREES THAT SERVICE AS PROVIDED ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND AGREES EACH OTHER PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY PARTY IN THE COURTS OF ANY OTHER JURISDICTION HAVING JURISDICTION OVER SUCH PARTY.

21.                                 Security.  This Note is Guaranteed and secured by substantially all of the assets of the Issuers and the Subsidiary Guarantors (other than Excluded Assets), subject to certain exceptions and limitations more fully set forth in the Indenture and Security Documents.

The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

DIAMOND JO WORTH, LLC
DIAMOND JO WORTH CORP.
3rd Street Ice Harbor

P.O. Box 1750

Dubuque, Iowa 52001

Attention:  Chief Financial Officer

Assignment Form

To assign this Note, fill in the form below: (I) or (We) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint	to transfer this Note

on the books of the Issuers.  The agent may substitute another to act for it.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Subsidiary Guaranty*

*NOTICE:  The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Subsidiary Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.13 or Section 4.15 of the Indenture, check the box below:

Section 4.13 ☐	Section 4.15 ☐

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.13 or 4.15 of the Indenture, state the amount you elect to have purchased (in denominations of $1,000 only, except if you have elected to have all of your Notes purchased):  $

Date:

Your Signature:
(Sign exactly as your name appears on the Note)

Social Security or Tax Identification No.:

Signature Subsidiary Guaranty*

*NOTICE:  The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Subsidiary Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(5)

The following exchanges of an interest in this Global Note for an interest in another Global Notes or for a Definitive Note, or exchanges of an interest in another Global Note or a Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease or Increase	Signature of Authorized Officer of Trustee or Note Custodian

(5)                                  This should be included only if the Note is issued in global form.

GUARANTEE

Each of the entities listed on the signature page hereto (hereinafter referred to as the “Subsidiary Guarantors,” which term includes any successors or assigns under the Indenture, dated the date hereof, among the Issuers (defined below) and U.S. Bank National Association, as trustee (the “Indenture”) as supplemented by any supplemental indenture thereto, has executed either the Indenture or a supplemental indenture in substantially the form attached on Exhibit E to the Indenture and has irrevocably and unconditionally guaranteed on a senior secured basis the Subsidiary Guaranty Obligations (as defined in Section 11.1 of the Indenture), which include (i) the due and punctual payment of the principal of, premium, if any, and Interest, on the 11% Senior Secured Notes due 2012 (the “Notes”) of Diamond Jo Worth, LLC, a Delaware limited liability company (the “Company”), and Diamond Jo Worth Corp., a Delaware corporation (“DJW Corp.” and, together with the Company, the “Issuers,” which term includes any successors under, the Indenture hereinafter referred to), whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, or otherwise, and the due and punctual payment of Interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any Interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee under the Notes, the Indenture and the Security Documents (including fees, expenses or other) all in accordance with the terms set forth in Article XI of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations under the Notes, the Indenture or the Security Documents, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, or otherwise.

The obligations of each Subsidiary Guarantor to the Holders and to the Trustee pursuant to this Subsidiary Guaranty and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guaranty.

No director, officer, employee, incorporator, stockholder, member or controlling person of any of the Issuers or any Subsidiary Guarantor, as such, will have any liability for any Obligations of any of the Issuers or any Subsidiary Guarantor under the Notes, the Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release will be part of the consideration for issuance of the Notes and the Subsidiary Guaranties.

This is a continuing Subsidiary Guaranty and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its successors and assigns until full and final payment of all of the Issuers’ obligations under the Notes and Indenture or until released or legally defeased in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.  This is a Subsidiary Guaranty of payment and performance and not of collectibility.

This Subsidiary Guaranty shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guaranty is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

The obligations of each Subsidiary Guarantor under this Subsidiary Guaranty shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE XI OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

[signature page follows]

IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this instrument to be duly executed.

Dated:

[NAME OF SUBSIDIARY GUARANTOR]

By:
Name:
Title:

[NAME OF SUBSIDIARY GUARANTOR]

By:
Name:
Title:

[NAME OF SUBSIDIARY GUARANTOR]

By:
Name:
Title:

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Diamond Jo Worth, LLC
Diamond Jo Worth Corp.
3rd Street Ice Harbor

P.O. Box 1750

Dubuque, Iowa 52001

U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107-2292

Re:  11% Senior Secured Notes due 2012

Dear Sirs:

Reference is hereby made to the Indenture, dated as of July 19, 2005 (the “Indenture”), among Diamond Jo Worth, LLC, a Delaware limited liability company (the “Company”), and Diamond Jo Worth Corp., a Delaware corporation (“DJW Corp.” and, together with the Company, the “Issuers,” which term includes any successors under, and any additional “Issuers” that may become a party to the Indenture) and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.                        , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                  in such Note[s] or interests (the “Transfer”), to                             (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐                                                                     Check if Transferee shall take delivery of a beneficial interest in the 144A Global Note or of a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.  ☐                                                                     Check if Transferee shall take delivery of a beneficial interest in the Regulation S Global Note or of a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.  ☐                                                                     Check if Transferee shall take delivery of a beneficial interest in a Global Note or of a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                              ☐                        Such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)                             ☐                        Such Transfer is being effected to the Issuers or a subsidiary thereof; or

(c)                              ☐                        Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

(d)                             ☐                        such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in a form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification and provided to the Issuers, which has confirmed its acceptability), to the effect that such Transfer is in compliance with the Securities Act.

Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

4.  ☐                                                                     Check if Transferee shall take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)                                               ☐                                    Check if Transfer is Pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

(b)                                              ☐                                    Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

(c)                                               ☐                                    Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

[signature page follows]

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

Dated:
[Insert Name of Transferor]

By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1.               The Transferor owns and proposes to transfer the following:

[[CHECK ONE OF (a) OR (b)]

(a)	☐	a beneficial interest in

(i)	☐	144A Global Note, or

(ii)	☐	501 Global Note, or

(iii)	☐	Reg S Global Note; or

(b)	☐	a Restricted Definitive Note.

2. After the Transfer the Transferee shall hold:

[CHECK ONE]

(a)	☐	a beneficial interest in the:

(i)	☐	144A Global Note, or

(ii)	☐	501 Global Note, or

(iii)	☐	Reg S Global Note,

(iv)	☐	Unrestricted Global Note; or

(b)	☐	a Restricted Definitive Note; or

(c)	☐	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Diamond Jo Worth, LLC
Diamond Jo Worth Corp.
3rd Street Ice Harbor

P.O. Box 1750

Dubuque, Iowa 52001

U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107-2292

Re:  11% Senior Secured Notes due 2012

Dear Sirs:

Reference is hereby made to the Indenture, dated as of July 19, 2005 (the “Indenture”), between Diamond Jo Worth, LLC, a Delaware limited liability company (the “Company”), and Diamond Jo Worth Corp., a Delaware corporation (“DJW Corp.” and, together with the Company, the “Issuers,” which term includes any successors under the Indenture), and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                 in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.  Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a)                                  ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(b)                                 ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(c)                                  ☐                                    Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(d)                                 ☐                                    Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

2.  Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a)                                  ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that (i) the Restricted Definitive Note is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United

States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)                                 ☐                                    Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the:  [CHECK ONE] ☐ 144A Global Note, ☐ Reg S Global Note, or ☐ 501 Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

[signature page follows]

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM ACQUIRING
INSTITUTIONAL ACCREDITED INVESTOR

Diamond Jo Worth, LLC

Diamond Jo Worth Corp.
400 East Third Street

P.O. Box 1750
Dubuque, Iowa 52004-1750

U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107-2292

Re:  11% Senior Secured Notes due 2012

Dear Sirs:

Reference is hereby made to the Indenture, dated as of July 19, 2005 (the “Indenture”), between Diamond Jo Worth, LLC, a Delaware limited liability company (the “Company”), and Diamond Jo Worth Corp., a Delaware corporation (“DJW Corp.” and, together with the Company, the “Issuers,” which term includes any successors the Indenture), and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $               aggregate principal amount of: (a) a beneficial interest in a Global Note, or (b) a Definitive Note, we confirm that:

1.               We understand and acknowledge that the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities law, are being offered for resale in transactions not requiring registration under the Securities Act or any other securities law, including resales pursuant to Rule 144A under the Securities Act (“Rule 144A”), and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, pursuant to an exemption therefrom and in each case in compliance with the transfer set forth below.

2.               We are an institutional “accredited investor” under the Securities Act within the meaning of subparagraph (a) (1), (2), (3) or (7) of Rule 501 under the Securities Act (an “Accredited Investor”) and, if the Notes are to be purchased for one or more accounts (“investor accounts”) for which we are acting as fiduciary or agent, each such investor account is an Accredited Investor on a like basis. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Notes and invest in or purchase securities similar to the

Notes in the normal course of our business. We and any investor accounts for which we are acting are each aware that we may be required, and are each able, to bear the economic risk of our or its investment in the Notes for an indefinite period of time, including the risk of an entire loss of our or such investor account’s investment in the Notes.

3.               We are purchasing the Notes for our own account, or for one or more investor accounts for which we are acting as a fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and subject to our or their ability to resell such Notes pursuant to Rule 144A or any exemption from registration available under the Securities Act.

4.               We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years (or such other period that may hereafter be provided under Rule 144(k) under the Securities Act as permitting resales of restricted securities by non-affiliates without restriction) after the later of the date of original issue and the last date on which either of the Issuers or any affiliate of the Issuers was the owner of such Notes (or any predecessor thereof) (the “Resale Restriction Termination Date”) only (a) to either of the Issuers, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A to a person we reasonably believe is a “qualified institutional buyer” as defined in Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to Non-U.S. purchasers that occur outside the United States in accordance with Regulation S under the securities act, (e) to an Accredited Investor that is acquiring the Notes for its own account, or for the account of such an Accredited Investor, for investment purposes, and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (f) pursuant to another available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in each case in compliance with any applicable securities laws of any U.S. state or any other applicable jurisdiction. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an Accredited Investor and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to the offer, sale or other transfer made prior to the Resale Termination Date pursuant to clause (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them.

5.               We understand that the Notes will be delivered in registered form only and that the certificates delivered to us in respect of the Notes will contain a legend substantially to the following effect:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH OTHER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) UNDER THE SECURITIES ACT AS PERMITTING RESALES OF RESTRICTED SECURITIES BY NON-AFFILIATES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE

(D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION.

6.               If we are acquiring any of the Notes as a fiduciary or agent for one or more investor accounts, we represent that we have sole investment discretion with respect to each such account and we have full power to make the foregoing representations, warranties, acknowledgments and agreements on behalf of each such investor account.

THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[signature page follows]

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated: ,
[Insert Name of Accredited Investor]

By:
Name:
Title:

EXHIBIT E
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT
SUBSIDIARY GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of     , among                                     (the “Guaranteeing Subsidiary”), Diamond Jo Worth, LLC, a Delaware limited liability company (the “Company”), and Diamond Jo Worth Corp., a Delaware corporation (“DJW Corp.” and, together with the Company, the “Issuers,” which term includes any successors under the Indenture hereinafter referred to), and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 19, 2005, providing for the issuance of 11% Senior Secured Notes due 2012 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture and a Subsidiary Guaranty in the form of Annex A to the Indenture endorsed on the Notes pursuant to which it shall unconditionally guaranty all of the Issuers’ obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guaranty”); and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             Joinder to Indenture.  The Guaranteeing Subsidiary hereby agrees to become bound by the terms, conditions and other provisions of the Indenture with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as a Subsidiary Guarantor therein and as if such party executed the Indenture on the date thereof.

3.             Agreement to Subsidiary Guaranty.  The Guaranteeing Subsidiary irrevocably and unconditionally guarantees the Subsidiary Guaranty Obligations, which include (i) the due and punctual payment of the principal of, premium, if any, and interest, on the Notes, whether at maturity, by acceleration, call for redemption, upon a

Change of Control Offer, an Asset Sale Offer, or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Notes, and payment of expenses, and the due and punctual performance of all other obligations of the Issuers, to the Holders or the Trustee under the Notes, the Indenture and the Security Documents (including fees and expenses or other) all in accordance with the terms set forth in Article XI of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations under the Notes, the Indenture and the Security Documents that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, or otherwise.

The obligations of Guaranteeing Subsidiary to the Holders and to the Trustee pursuant to this Subsidiary Guaranty and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guaranty.

No director, officer, employee, incorporator, stockholder, member or controlling person of any of the Issuers or any Subsidiary Guarantor, as such, will have any liability for any Obligations of any of the Issuers or any Subsidiary Guarantor under the Notes, the Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release will be part of the consideration for issuance of the Notes and the Subsidiary Guaranties including the Subsidiary Guaranty evidence hereby.

This is a continuing Subsidiary Guaranty and shall remain in full force and effect and shall be binding upon the Guaranteeing Subsidiary and its successors and assigns until full and final payment of all of the Issuers’ obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.  This is a Subsidiary Guaranty of payment and performance and not of collectibility.

The obligations of the Guaranteeing Subsidiary under its Subsidiary Guaranty shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE XI OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

4.             NEW YORK LAW TO GOVERN AND CONSENT TO JURISDICTION.  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE

STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B); PROVIDED, THAT WITH RESPECT TO THE CREATION, ATTACHMENT, PERFECTION, PRIORITY, ENFORCEMENT OF AND REMEDIES RELATING TO THE SECURITY INTEREST IN ANY REAL PROPERTY COLLATERAL, THE GOVERNING LAW MAY BE THE LAWS OF THE JURISDICTIONS WHERE SUCH COLLATERAL IS LOCATED WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OF THE SECURITY DOCUMENTS, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS INDENTURE, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY SUBMITS TO AND ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;  AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE ISSUER OR GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 12.2 OF THIS INDENTURE;  AGREES THAT SERVICE AS PROVIDED ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND AGREES EACH OTHER PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY PARTY IN THE COURTS OF ANY OTHER JURISDICTION HAVING JURISDICTION OVER SUCH PARTY.

5.             Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.             Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

THE ISSUERS:
Diamond Jo Worth, LLC

By:
Name:
Title:

Diamond Jo Worth Corp.

By:
Name:
Title:

GUARANTEEING SUBSIDIARY:
NAME:

By:
Name:
Title:

THE TRUSTEE:
U.S. Bank National Association

By:
Name:
Title:

EXHIBIT F

FORM OF INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated as of [               ] (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by and between U.S. BANK NATIONAL ASSOCIATION, solely in its capacity as trustee under the Indenture (as defined below) (in such capacity, the “Trustee”), and [                     ], a [                     ] [                     ] (“Bank”), solely in its capacity as Senior Lien Creditor Representative (as such term is defined below).

RECITALS

1.             Diamond Jo Worth, LLC, a Delaware limited liability company (“DJW”), Diamond Jo Worth Corp., a Delaware corporation (“DJW Corp” and, together with DJW, the “Issuers”), the guarantors, if any, from time to time party thereto (the “Guarantors”), and the Trustee have entered into an Indenture, dated as of July    , 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which indebtedness was incurred by the Issuers, the repayment of which is guaranteed by the Guarantors, and the Issuers, Diamond Jo Worth Holdings, LLC, a Delaware limited liability company (“Parent”), the Guarantors and the Trustee have entered into a Pledge and Security Agreement, dated as of July   , 2005, and one or more mortgages and/or other collateral documents pursuant to which such indebtedness and guarantees were secured by security interests in and liens on certain now owned and hereafter acquired assets and properties described in the Indenture Security Documents (as defined below).

2.             DJW, as borrower, and Bank, as agent for itself and the lenders (the “Senior Lien Lenders”) (in such capacity, the “Senior Lien Creditor Representative”), have entered into a [                     ], dated as of [                ] (as amended, restated, supplemented or otherwise modified from time to time, the “Senior Lien Credit Agreement”), pursuant to which the Senior Lien Creditor Representative agreed, upon the terms and conditions stated therein, to make loans and advances to, or to issue letters of credit (or guarantees in respect thereof) for the account of, DJW, the repayment of which is secured by security interests in and liens on certain Collateral pursuant to the Senior Lien Credit Agreement and the collateral security documents, instruments and guaranties executed and delivered in connection therewith by one or more of the Issuers, Parent and the Guarantors, together with such other agreements, instruments and certificates entered into in connection with the Senior Lien Credit Agreement (as such may be amended, restated, supplemented or otherwise modified from time to time, together with the Senior Lien Credit Agreement, the “Senior Lien Documents”).(6)

(6)           May be revised to reflect actual obligors.

3.             One of the conditions of the Senior Lien Documents is that the priority of the security interests and liens on the Collateral securing the obligations under such documents be senior to the security interests in and liens on the Collateral in favor of the Trustee in the manner and to the extent provided for in this Agreement.

4.             The Trustee and the Senior Lien Creditor Representative (on behalf of the Senior Lien Creditors) desire to enter into this Agreement concerning their respective rights with respect to the priority of their respective security interests in and liens on the Collateral.

5.             The terms of the Indenture permit the Issuers, Parent and the Guarantors to enter into the Senior Lien Documents and, in connection therewith, authorize and direct the Trustee to enter into an intercreditor agreement substantially in the form of this Agreement.

NOW, THEREFORE, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1             Definitions.  In addition to the capitalized terms defined above in the preamble and the recitals hereto, as used in this Agreement, the following terms shall have the meanings set forth below:

“Collateral” shall mean all assets and properties and all interests in assets or properties now owned or hereafter acquired by any Issuer, Parent or any Guarantor in or upon which a Lien is granted or purported to be granted under any of the Senior Lien Documents or the Indenture Loan Documents and all products and proceeds of any of the foregoing, provided that the term “Collateral” shall not include the Indenture Exclusive Collateral.

“Credit Facility Indebtedness” shall mean all present and future obligations (including principal, interest, fees and reimbursement obligations under letters of credit), contingent or otherwise, of the Issuers, Parent and the Guarantors to the Senior Lien Creditors arising under or pursuant to the Senior Lien Documents, including, in each case, interest, fees, and expenses accruing after the initiation of any Insolvency Proceeding (irrespective of whether allowed as a claim in such proceeding), and including the secured claims of any Senior Lien Creditor in respect of the Collateral in any Insolvency Proceeding.

“Disbursement Accounts” shall mean the Interest Reserve Account and the Construction Disbursement Account (each as defined in the Disbursement Agreement).

“Disbursement Agreement” shall mean that certain Cash Collateral and Disbursement Agreement by and among U.S. Bank National Association, DJW and DJW Corp., dated as of July     , 2005.

2

 “Enforcement Action” shall mean the exercise of any right or remedy with respect to any Collateral (including any right of set-off) or the taking of any Foreclosure Action or other action to enforce, collect or realize upon any Collateral, or the commencement of any action, whether judicial or otherwise, for the enforcement of such Party’s rights and remedies as a secured creditor with respect to the Collateral, or the commencement of any receivership proceedings or any other sale of, collection on, or disposition of, any Collateral, including the exercise of any right, remedy or action to:  (a) exercise any collection rights in respect of any Collateral or notify any account debtors to make payment directly to such Party or its agents or other Persons acting on its behalf or retain any proceeds of accounts and other obligations receivable paid by any account debtor; (b) take or accept any transfer of title in lieu of foreclosure upon any Collateral; (c) enforce any claim to the proceeds of insurance upon any Collateral; (d) deliver any notice, claim or demand relating to the Collateral to any Person (including any securities intermediary, depositary bank or landlord) in the possession or control of any Collateral or acting as bailee, custodian or agent for any Party in respect of any Collateral; or (e) otherwise enforce any remedy available to such Party upon default for the enforcement of any Lien upon the Collateral.

“Enforcement Event” shall mean the occurrence and continuance of an “Event of Default” as defined under Section 6.1 of the Indenture.

“Enforcement Event Notice” shall have the meaning ascribed thereto in Section 3.2.

“Entitled Party” shall have the meaning ascribed thereto in Section 4.1(a).

“Event of Default” shall mean, with respect to any Senior Lien Document, the occurrence of an “Event of Default” under, and as defined in, such Senior Lien Document.

“Financing Documents” shall mean the Indenture Documents and the Senior Lien Documents.

“Foreclosure Action” shall mean any action to foreclose upon or enforce a Lien against any of the Collateral, including (a) commencing judicial or non-judicial foreclosure proceedings, (b) exercising any rights afforded to secured creditors in a case under the Bankruptcy Law with respect to the Collateral, or (c) taking any action under the Bankruptcy Law that directly relates to or directly affects any such Collateral, other than any such action that relates to or affects all or substantially all of the property of the bankruptcy estate.

“Fully Paid” shall mean (a) with respect to the Indenture Documents, the payment in cash or cash equivalents in full of all obligations (other than contingent, unliquidated indemnity obligations that survive payment in full) under the Indenture Documents, and (b) with respect to any Senior Lien Document, (i) the payment in cash or cash equivalents in full of all obligations (other than contingent, unliquidated indemnity

3

obligations that survive payment in full) under such Senior Lien Document (it being agreed and understood that with respect to any Senior Lien Document, the principal amount of such obligations shall at no time exceed the applicable Maximum Credit Facility Amount), plus related interest, fees, costs, expenses and reimbursement and indemnification obligations), and (ii) the termination of all commitments or other obligations of the Senior Lien Creditors under such Senior Lien Document to extend credit thereunder to any Issuer, Parent, any Guarantor, or any other subsidiary of an Issuer.

“Indenture Documents” shall mean the Indenture, the Notes, the Indenture Security Documents and such other agreements, instruments and certificates executed and delivered (or issued) by the Issuers, Parent or the Guarantors pursuant to the Indenture, as any or all of the same may be amended, restated, supplemented or otherwise modified from time to time.

“Indenture Exclusive Collateral” shall mean the Disbursement Accounts, together with all cash and other assets credited thereto and interest and earnings thereon.

“Indenture Security Documents” has the meaning assigned to the term “Security Documents” in the Indenture.

“Insolvency Proceeding” shall mean any proceeding for the purposes of dissolution, winding up, liquidation, arrangement or reorganization of the Issuers, Parent, any Guarantor, or any other subsidiary of the Issuers, or their respective successors or assigns, whether in bankruptcy, insolvency, arrangement, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Issuers, Parent, any Guarantor, or any other subsidiary of the Issuers, or their respective successors or assigns.

“Lien Priority” shall mean, with respect to any Lien in and to the Collateral, the order of priority of such Lien as specified in Sections 2.1 and 2.2.

“Maximum Credit Facility Amount” shall mean $2,500,000, which amount may be decreased as provided in Section 4.7(b)(i) of the Indenture (as in effect on the date hereof), in each case in aggregate principal amount of such Credit Facility Indebtedness, plus all related interest, fees expenses and indemnification obligations or such greater amount or amounts as the Trustee may consent to in its discretion.

“Party” shall mean each of (a) the Trustee and (b) the Senior Lien Creditor Representative.

“Secured Liabilities” shall mean the Credit Facility Indebtedness (up to the Maximum Credit Facility Amount) and the Subordinated Lien Indebtedness.

“Security Documents” shall mean any and all Indenture Security Documents and any and all Senior Lien Documents, in each case executed, delivered or authorized by an Issuer, Parent or any Guarantor or any subsidiary of an Issuer pursuant

4

to which such Person grants to the Trustee (as security for the Subordinated Lien Indebtedness) or any Senior Lien Creditor (as security for the applicable Credit Facility Indebtedness) a security interest in any Collateral.

“Senior Lien Creditors” shall mean, collectively and individually, the Senior Lien Creditor Representative and the Senior Lien Lenders.

“Subordinated Lien Indebtedness” shall mean all present and future obligations, contingent or otherwise, of the Issuers, Parent and the Guarantors to the Trustee or Holders arising under or pursuant to the Indenture Documents, including, in each case, interest, fees and expenses accruing after the initiation of any Insolvency Proceeding (irrespective of whether allowed as a claim in such proceeding), and including the secured claims of the Trustee or the Holders in respect of the Collateral in any Insolvency Proceeding.

Section 1.2             Indenture Definitions.  All other capitalized terms that are used but not defined herein shall have the respective meaning indicated in the Indenture, as in effect on the date hereof.

Section 1.3             Miscellaneous.  All definitions herein (whether set forth herein directly or by reference to definitions in other documents) shall be equally applicable to both the singular and the plural forms of the terms defined.  The words “hereof,” “herein” or “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Article and section references are to articles and sections of this Agreement unless otherwise specified.  The term “including” shall mean “including without limitation.”

ARTICLE II
LIEN PRIORITY

Section 2.1             Agreement to Subordinate Liens.  The Trustee hereby agrees that all Liens of the Trustee for the benefit of itself and the Holders in and to the Collateral are and shall be junior to and subordinate in priority to the Liens of any or all of the Senior Lien Creditors in and to the Collateral securing Credit Facility Indebtedness (up to the Maximum Credit Facility Amount); provided that, the rights of a Party under this Agreement shall be void and of no further force and effect if, and only to the extent, that the Liens of such Party in and to the Collateral are avoided, disallowed, set aside or otherwise invalidated in any action or proceeding by a court, tribunal or administrative agency of competent jurisdiction and such avoidance, disallowance, set aside or other invalidation is permanent and is not later reversed.  The subordination of the Liens of the Trustee for the benefit of itself and the Holders in and to the Collateral in favor of the Senior Lien Creditors provided for herein shall not be deemed to (a) subordinate the Liens of the Trustee for the benefit of itself and the Holders to the Liens of any other Person, or (b) subordinate the Subordinated Lien Indebtedness to any other Indebtedness of the Issuers, Parent or any of the Guarantors, including the Credit Facility Indebtedness.  The Senior Lien Creditor Representative, on behalf of itself and the Senior Lien

5

Creditors, hereby acknowledges and agrees that the Indenture Exclusive Collateral does not and shall not secure any Credit Facility Indebtedness.

Section 2.2             Non-Contest; Excluded Assets.  Each Party agrees that it will not attack or contest the validity, perfection, priority or enforceability of the Liens of the other Party or finance or urge any other Person to do so; provided that, any Party may enforce its rights and privileges hereunder without being deemed to have violated this provision.  Any provision contained in this Agreement to the contrary notwithstanding, the terms and conditions of this Agreement shall not apply, as between the Senior Lien Creditor Representative on the one hand, and the Trustee on the other hand, to any property or assets (including property or assets that do not constitute Collateral) as to which the Senior Lien Creditor Representative has a Lien and as to which the Trustee does not have a Lien, or as to which the Trustee has a Lien and the Senior Lien Creditor Representative does not have a Lien (including the Indenture Exclusive Collateral).

Section 2.3             Exercise of Rights.

(a)           The Trustee may exercise, and nothing herein shall constitute a waiver of, any right it may have at law or equity to receive notice of, or to commence or join with any creditor in commencing any Insolvency Proceeding; provided that, the exercise of any such right by the Trustee shall be (i) subject to the Lien Priority and application of proceeds of Collateral as provided in Section 3.4 and (ii) subject to the provisions of Sections 3.1 and 3.2.

(b)           Notwithstanding any other provision hereof, the Trustee may make such demands or file such claims as may be necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders or rules of procedure.

Section 2.4             Priority of Liens.  (a)  Irrespective of any priority otherwise available to the Trustee by law or agreement or irrespective of the order of recording of mortgages, financing statements, security agreements or other instruments, and irrespective of the descriptions of Collateral contained in the Financing Documents, including any financing statements, each of the Trustee and the Senior Lien Creditor Representative hereby agree among themselves that their respective Liens in the Collateral shall be governed by the Lien Priority, which shall be controlling in the event of any conflict between this Agreement and any of the Financing Documents.

(b)           Each Party agrees that this Agreement and the Lien Priority shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated, modified or otherwise affected by any circumstance or occurrence whatsoever (other than in accordance with the terms hereof), including any of the following (whether or not such Party consents thereto or has notice thereof):  (i) any change in or waiver of the time, place or manner of payment, or any other term, of any of the Secured Liabilities or Financing Documents, any waiver of or any renewal, extension, increase, refinancing, amendment or modification of or addition, consent or

6

supplement to or deletion from, or any other action or inaction under or in respect of, any of the Secured Liabilities or Financing Documents or any other document, instrument or agreement referred to therein or any assignment or transfer of any of the Secured Liabilities or Financing Documents; (ii) any furnishing of any additional collateral for any of the Secured Liabilities or any sale, exchange, release or surrender of, or realization on, any collateral for any of the Secured Liabilities; (iii) any settlement, release or compromise of any of the Secured Liabilities or Financing Documents, any collateral therefor, or any liability of any other party (including any other Party) with respect to any of the Secured Liabilities or Financing Documents, or any subordination of payment of any Secured Liabilities to the payment of any other indebtedness, liability or obligation of any of the Issuers, Parent, the Guarantors or any subsidiary of any Issuer; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, merger, consolidation, dissolution, liquidation or other like proceeding or occurrence relating to any of the Issuers, Parent, the Guarantors, or any subsidiary of any Issuer, or any other change in the ownership, control, composition or nature of any of the Issuers, Parent, the Guarantors, or any subsidiary of any Issuer; (v) any application of sums paid by any of the Issuers, Parent, the Guarantors or any subsidiary of any Issuer with respect to any of the Secured Liabilities, except to the extent actually applied against such Secured Liabilities, regardless of what other liabilities of the Issuers, Parent, the Guarantors, or any subsidiary of any Issuer remain unpaid; or (vi) the failure of any Party to assert any claim or demand or to enforce any right or remedy against the Issuers, Parent, the Guarantors, any subsidiary of any Issuer or any other Person (including any other Party with respect to any of the Secured Liabilities) under the provisions of any of the Financing Documents or otherwise.

Section 2.5             Insolvency.  (a)  The provisions of this Agreement will be applicable both before and after the filing or commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof, and all references herein to any Issuer, Parent or any Guarantor shall be deemed to apply to the trustee for such Issuer, Parent and/or such Guarantor and such Issuer, Parent and/or such Guarantor as a debtor-in-possession.  The relative rights of the Senior Lien Creditors in or to any distributions from or in respect of any Collateral or proceeds of Collateral shall continue after the filing of such Insolvency Proceeding on the same basis as prior to the date of such filing, subject to any court order approving the financing of, or use of cash collateral by, any Issuer, Parent or any Guarantor as debtor-in-possession.  If, in any Insolvency Proceeding and at any time any Credit Facility Indebtedness exists that has not been Fully Paid, all of the Senior Lien Creditors (or such number of the Senior Lien Creditors as may have the power to bind all of them):

(i)            consent to any order for use of cash collateral or agree to the extension of any Credit Facility Indebtedness (including any debtor-in-possession financing) to any Issuer, Parent or any Guarantor;

(ii)           consent to any order granting any priming lien, replacement lien, cash payment or other relief on account of Credit Facility Indebtedness as adequate protection (or its equivalent) for the

7

interests of the Senior Lien Creditors in the property subject to such Lien of the Senior Lien Creditor Representative;

(iii)          consent to any order approving post-petition financing pursuant to Section 364 of the United States Bankruptcy Code (including any “roll-up” of Credit Facility Indebtedness); or

(iv)          consent to any order relating to a sale of assets of any Issuer, Parent or any Guarantor that provides, to the extent the sale is to be free and clear of Liens, that all Liens of the Senior Lien Creditor Representative and the Lien of the Trustee shall attach to the proceeds of the sale, then the Trustee and the Holders will not oppose or otherwise contest the entry of such order.

(b)           So long as there is any Credit Facility Indebtedness existing that has not been Fully Paid, none of the Holders or the Trustee will:

(i)            request judicial relief, in an Insolvency Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the Senior Lien Creditor Representative in respect of the Collateral or that would limit, invalidate, avoid or set aside any Lien of the Senior Lien Creditor Representative or Senior Lien Document or subordinate the Lien on any Collateral of the Senior Lien Creditor Representative to the Lien on such Collateral of the Trustee or grant the Lien on any Collateral of the Senior Lien Creditor Representative equal ranking to the Lien on such Collateral of the Trustee;

(ii)           oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Lien on any Collateral of the Senior Lien Creditor Representative made by the Senior Lien Creditor Representative in any Insolvency Proceeding;

(iii)          oppose or otherwise contest any lawful exercise by the Senior Lien Creditor Representative of the right to credit bid at any sale in foreclosure of a Lien on any Collateral of the Senior Lien Creditor Representative;

(iv)          oppose or otherwise contest any other request for judicial relief made in any court by the Senior Lien Creditor Representative relating to the lawful enforcement of any Lien on any Collateral of the Senior Lien Creditor Representative;

8

(v)           request relief from the automatic stay in any Insolvency Proceeding with respect to any Collateral unless any Senior Lien Creditor requests such relief; or

(vi)          challenge the enforceability, perfection or the validity of the Credit Facility Indebtedness or the Lien on any Collateral of the Senior Lien Creditor Representative.

(c)           The Trustee will not file or prosecute in any Insolvency Proceeding any motion for adequate protection or for relief from the automatic stay (in each case, or any comparable request for relief) based upon its interests in the Collateral, except that:

(i)            it may freely seek and obtain relief granting a replacement lien, additional lien, superpriority, administrative claim or other adequate protection co-extensive in all respects with, but subordinated in accordance with the Lien Priority in all respects to, all Liens on any Collateral granted in such Insolvency Proceeding to the Senior Lien Creditors in connection with Credit Facility Indebtedness;

(ii)           it may assert rights consistent with this Agreement in connection with the confirmation of any plan of reorganization or similar dispositive restructuring plan; and

(iii)          it may freely seek and obtain any relief upon a motion for adequate protection or for relief from the automatic stay (in each case, or any comparable relief), without any condition or restriction whatsoever, at any time when all Credit Facility Indebtedness has been Fully Paid.

(d)           If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property (other than the Indenture Exclusive Collateral) of the reorganized debtor are distributed, both on account of Credit Facility Indebtedness and on account of the Subordinated Lien Indebtedness, then, to the extent the debt obligations distributed on account of the Credit Facility Indebtedness and on account of the Subordinated Lien Indebtedness are secured by Liens upon the same property (other than the Indenture Exclusive Collateral), the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens on such property securing such debt obligations.

(e)           Subject to Section 3.4(a)(ii), the Trustee will not assert or enforce, at any time when any Credit Facility Indebtedness exists that has not been Fully Paid, any claim under §506(c) of the Bankruptcy Code senior to or on a parity with the Lien of the Senior Lien Creditor Representative for costs or expenses of preserving or disposing of any Collateral.

Section 2.6             Insurance and Condemnation Proceeds.  At any time any Credit Facility Indebtedness exists that has not been Fully Paid, the Senior Lien

9

Creditor Representative will have the sole right to adjust settlement of all insurance claims and condemnation awards in the event of any covered loss, theft, destruction or condemnation of any Collateral and all claims under insurance constituting Collateral, subject to the terms of the Senior Lien Documents.

ARTICLE III
ACTIONS OF THE PARTIES

Section 3.1             Limitation on Certain Actions.  Subject to Section 3.2, until the first date on which the Maximum Credit Facility Amount is Fully Paid, the Trustee will not, without the prior written consent of the Senior Lien Creditor Representative, take any Enforcement Action (it being understood and agreed that this Agreement shall not limit any right the Trustee may have with respect to the Indenture Exclusive Collateral or any action the Trustee may take solely in respect thereof).

Section 3.2             Standstill Period.  If an Enforcement Event has occurred and is continuing, the Trustee, on behalf of the holders of the Notes, may give the Senior Lien Creditor Representative written notice thereof (an “Enforcement Event Notice”), which notice shall constitute notice to each Senior Lien Creditor.  If (a) such Enforcement Event is continuing for more than 180 consecutive days after the delivery of such Enforcement Event Notice (the “Expiry Date”), (b) no Senior Lien Creditor Representative has, on or before the Expiry Date, commenced (and notified the Trustee that the Senior Lien Creditor Representative has commenced) one or more Enforcement Actions, and (c) the Issuer, Parent or the Guarantor against which the Trustee’s proposed Enforcement Action is to be taken is not the subject of an Insolvency Proceeding, then the Trustee may, subject to the Lien Priority and the application of all proceeds of the Collateral in accordance with Section 3.4, take one or more Enforcement Actions.  If (i) the Senior Lien Creditor Representative has commenced any Enforcement Action on or prior to the Expiry Date and, at any time after the Expiry Date, is no longer pursuing one or more Enforcement Actions, (ii) no Insolvency Proceeding is pending against the Issuers, Parent or the Guarantor against which the Trustee’s proposed Enforcement Action is to be taken, and (iii) the Enforcement Event that was the subject of, or existing on the date of, the Enforcement Event Notice is then continuing, then the Trustee may, subject to the Lien Priority and the prior application of all proceeds of the Collateral in accordance with Section 3.4, take one or more Enforcement Actions.  Except as expressly provided for in this Agreement, nothing in this Agreement shall prevent the Parties from exercising any other remedy, or taking any other action, under any of the Financing Documents (including any remedy or other action by the Trustee solely in respect of the Indenture Exclusive Collateral).

Section 3.3             Foreclosure.  Any Party taking a permitted Enforcement Action may enforce its Financing Documents independently as to the Issuers, Parent and each Guarantor and independently of any other remedy or security such Party at any time may have or hold in connection with its Secured Liabilities, and, except as provided herein, it shall not be necessary for such Party to marshal assets in favor of any other Party or any other Person or to proceed upon or against or exhaust any other security or remedy before proceeding to enforce the Financing Documents (including in the case of

10

the Trustee or any Holder, any of the foregoing actions with respect to the Indenture Exclusive Collateral).  Each of the Trustee (for so long as the Maximum Credit Facility Amount is not Fully Paid) and the Senior Lien Creditor Representative (for so long as the Trustee and the Holders are owed any Subordinated Lien Indebtedness) expressly waives any right to require the other Party to marshal assets in favor of any Party or to proceed against any Collateral provided by the Issuers, Parent or any Guarantor, or any other property, assets, or collateral provided by the Issuers, Parent, any Guarantor, or any other Person, and agrees that the Party taking such permitted Enforcement Action may proceed against the Issuers, Parent, any Guarantor, any Collateral or other property, assets, or other collateral provided by any of them or by any other Person, in such order as it shall determine in its sole and absolute discretion.  The foregoing notwithstanding:  (a) with respect to the sale or other disposition of any Collateral governed by Article 9 of the Uniform Commercial Code, the Party conducting such sale or other disposition agrees in favor of the other Parties that every aspect of such sale or other disposition, including the method, manner, time, place, and terms, must be commercially reasonable, (b) with respect to the sale or other disposition of any other Collateral consisting of real property, the Party conducting such sale or other disposition agrees in favor of the other Parties that such sale or other disposition shall be conducted according to the normal practices of commercial real property secured lenders generally, (c) with respect to the sale or other disposition of any Collateral by any Party, such Party agrees to provide the other Parties with such written notice as it is required by applicable law (including, if applicable, the Uniform Commercial Code) to provide to the Issuers, Parent or the Guarantors (without regard to whether the Issuers, Parent or the Guarantors have waived their entitlement to receive such notice), and (d) the Senior Lien Creditor Representative agrees that, at such time as the Maximum Credit Facility Amount applicable to its Senior Lien Documents is Fully Paid, the Senior Lien Creditor Representative thereupon promptly shall cease all further Enforcement Actions in connection with its Senior Lien Documents.

Section 3.4             Distribution.  Each Party agrees that, upon any distribution as a result of any Enforcement Action, or the receipt of any other payment or distribution with respect to the Collateral, the proceeds thereof shall be distributed in the order of, and in accordance with, the following priorities:

(a)           FIRST:

(i)            if the Enforcement Action is taken by a Senior Lien Creditor, to the payment of all reasonable costs and expenses, commissions and taxes of such Senior Lien Creditor incurred in connection with taking such Enforcement Action or other realization, including all reasonable expenses (including attorneys fees and expenses), liabilities and advances made or incurred by or on behalf of such Senior Lien Creditor in connection therewith;

(ii)           if the Enforcement Action is taken and entitled to be taken hereunder by the Trustee, to the payment of all reasonable costs and expenses, commissions and taxes of the Trustee incurred in connection with taking such Enforcement Action or other

11

realization, including all reasonable expenses (including attorneys fees and expenses), liabilities and advances made or incurred by or on behalf of the Trustee in connection therewith;

(b)           SECOND, to the Senior Lien Creditor Representative, for the benefit of the Senior Lien Creditors, until the first date on which the Maximum Credit Facility Amount is Fully Paid;

(c)           THIRD, to the Trustee, until all Subordinated Lien Indebtedness is Fully Paid; and

(d)           FOURTH, to or at the direction of an Issuer, Parent or a Guarantor, as applicable, or as a court of competent jurisdiction shall direct.

Section 3.5             Notice of Certain Events; Information.  (a)  Each Party agrees that it will notify the other Parties (it being understood that, to the extent this Section 3.5 applies to an obligation of the Trustee to give notice, it may satisfy such obligation by giving notice to the Senior Lien Creditor Representative), in writing, (x) if it receives actual notice of the occurrence of an Event of Default or an Enforcement Event, not later than 30 days after the date of any such occurrence, and (y) at least 15 days prior to exercising any remedies with respect to any portion of the Collateral.  Notwithstanding the foregoing, no Senior Lien Creditor Representative shall be obligated to provide such prior written notice if exigent circumstances require that the Senior Lien Creditor Representative act immediately in order to preserve, protect, or obtain possession or control over the Collateral or any portion thereof; provided that, if such exigent circumstances require the Senior Lien Creditor Representative to so act immediately, the Senior Lien Creditor Representative agrees to provide the Trustee with written notice as soon as practicable following the Senior Lien Creditor Representative first exercising any of its secured creditor remedies with respect to the Collateral, and no Party shall incur any liability to the other under this Section 3.5 as a result of the failure of such Party to provide any such notice so long as the failure to so provide such notice was not the result of willful misconduct, bad faith or gross negligence.

(b)           The Senior Lien Creditor Representative, on the one hand, and the Trustee, on the other hand, shall each be responsible for keeping themselves informed of the financial condition of the Issuers, Parent, Guarantors and their subsidiaries and all other circumstances bearing upon the risk of nonpayment of the Secured Liabilities.  Neither the Senior Lien Creditor Representative, nor the Trustee, on the other hand, shall have any duty to advise the other party of information regarding such condition or circumstances or, except as otherwise expressly provided herein, as to any other matter.  If the Senior Lien Creditor Representative on the one hand, or the Trustee, on the other hand, in their respective discretion, undertakes at any time or from time to time to provide any such information to any Party, such first Party shall be under no obligation to provide any similar information on any subsequent occasion, to provide any additional information, to undertake any investigation, or to disclose any information which, pursuant to accepted or reasonable commercial finance practice, it wishes to maintain confidential.

12

ARTICLE IV
ENFORCEMENT OF PRIORITIES

Section 4.1             In Furtherance of Lien Priorities.  Each Party agrees as follows:

(a)           All payments or distributions of or with respect to the Collateral that are received by any Party contrary to the provisions of this Agreement (including payments or distributions in connection with any Insolvency Proceeding) shall be segregated from other funds and property held by such Party and shall be held in trust for the Party entitled thereto in accordance with the provisions of Section 3.4 (the “Entitled Party”) and such Party shall forthwith pay over such remaining proceeds to the Entitled Party in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) or held as Collateral (in the case of non-cash property or securities) in accordance with the provisions hereof and the provisions of the applicable Financing Documents.

(b)           After the first date on which the Maximum Credit Facility Amount relating to any Senior Lien Documents is Fully Paid, each applicable Senior Lien Creditor Representative will promptly execute and deliver all further instruments and documents, and take all further acts that may be necessary, or that the Trustee may reasonably request, to permit the Trustee to evidence the termination of the Lien Priority applicable to the Senior Lien Creditor Representative hereunder, or in furtherance thereof; provided that, no Senior Lien Creditor Representative shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this clause (b) to the extent that such action would contravene any law, order or other legal requirement, and in the event of a controversy or dispute, the Senior Lien Creditor Representative may interplead any payment or distribution in any court of competent jurisdiction.

(c)           Each Party is hereby authorized to demand specific performance of this Agreement, whether or not the Issuers, Parent or any Guarantor shall have complied with any of the provisions hereof applicable to it, at any time when any other Party shall have failed to comply with the provisions of this Agreement applicable to it, provided that, the remedy of specific performance shall not be available, and the asserting Party shall be free to assert any and all legal defenses it may possess, if such remedy would result in, or otherwise constitute, a violation of the Employee Retirement Income Security Act of 1974, as amended.  Each Party hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

(d)           Ten Business Days after the date hereof, (i) the Trustee and the Senior Lien Creditor Representative shall enter into a control agreement or control agreements with respect to the deposit accounts of any Issuer, Parent or any Guarantor at any financial institution, constituting part of the Collateral, in form and substance reasonably acceptable to the Trustee and the Senior Lien Creditor Representative but consistent with the terms of this Intercreditor Agreement, which shall supersede any

13

existing control agreements between the Trustee and such financial institution, and (ii) the Trustee and the Senior Lien Creditor Representative agree to terminate or amend and restate such existing control agreements.

(e)           This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Liabilities is, other than as a result of any intentional fraud or gross negligence of the applicable Party, rescinded or must otherwise be returned by the applicable Party upon the insolvency, bankruptcy or reorganization of the Issuers, Parent or any Guarantor or otherwise, all as though such payment had not been made.

Section 4.2             Perfection of Possessory or Control Security Interests.  (a)  For the limited purpose of perfecting the security interests of the Parties in those types or items of Collateral in which a security interest only may be perfected by possession or control (including perfection of a security interest in deposit accounts under Article 9 of the Uniform Commercial Code), each Party hereby appoints the other as its representative for the limited purpose of possessing or controlling on its behalf any such Collateral that may come into the possession or control of such other Party from time to time, and each Party agrees to act as the other’s representative for such limited purpose of perfecting the other’s security interest by possession or control through a representative, provided that, neither Party shall incur any liability to the other by virtue of acting as the other’s representative hereunder for such purpose.  In this regard, any Party that is in possession or control of any such item of Collateral agrees that if it elects to relinquish possession or control of such item of Collateral it shall deliver possession or control thereof to another Party; provided that, no Party shall be required to deliver any such item of Collateral or take any other action referred to in this Section 4.2 to the extent that such action would contravene any law, order or other legal requirements, and in the event of a controversy or dispute, such Party may interplead any item of Collateral in any court of competent jurisdiction.

(b)           The Senior Lien Creditor Representative and the Trustee agree that if the Senior Lien Creditor Representative shall enter into a control agreement with respect to any security account or deposit account of an Issuer, Parent or a Guarantor, the Trustee will be given notice by such Issuer, Parent or such Guarantor and sufficient opportunity to also become a party thereto in order to perfect its security interest in such accounts.  If and to the extent such control agreements provide for the right of either the applicable Senior Lien Creditor Representative or the Trustee to give notice or direction to the depository or intermediary, as applicable, with respect to such accounts, the Trustee hereby agrees that, subject to Section 3.2, it will not give any such notice or direction to any such depository or intermediary unless and until all Credit Facility Indebtedness has been Fully Paid.  The duties or responsibilities of the Senior Lien Creditor Representative under this Section 4.2 shall be limited solely to holding the pledged Collateral as bailee for the Trustee for purposes of perfecting the Lien therein held by the Trustee to secure the Subordinated Lien Obligations.  The Senior Lien Creditor Representative shall not have any obligation to the Trustee or any Holder to care for, protect or insure any pledged Collateral or to ensure that the Lien on such pledged Collateral has been properly or sufficiently created or entitled to any particular priority.

14

The Senior Lien Creditor Representative shall be entitled to deal with the pledged Collateral in accordance with the terms of the Senior Lien Documents and this Agreement.  The Senior Lien Creditor Representative shall not have any obligation whatsoever to the Trustee or the Holders to assure that the pledged Collateral is genuine or owned by any Issuer, Parent or any Guarantor or otherwise or to preserve rights or benefits of any Person except as expressly set forth in this Section.  The Senior Lien Creditor Representative shall not have, by reason of this Agreement or any other document or instrument, a fiduciary relationship in respect of the Trustee or the Holders.  The Trustee shall not have any obligation to the Senior Lien Creditor Representative or any Senior Lien Lender to care for, protect or insure any pledged Collateral or to ensure that the Lien on such pledged Collateral has been properly or sufficiently created or entitled to any particular priority.  The Trustee shall be entitled to deal with the pledged Collateral in accordance with the terms of the Senior Lien Documents and this Agreement.  The Trustee shall not have any obligation whatsoever to the Senior Lien Creditor Representative or the Senior Lien Lenders to assure that the pledged Collateral is genuine or owned by any Issuer, Parent or any Guarantor or otherwise or to preserve rights or benefits of any Person except as expressly set forth in this Section.  The Trustee shall not have, by reason of this Agreement or any other document or instrument, a fiduciary relationship in respect of the Senior Lien Creditor Representative or the Senior Lien Lenders.

Section 4.3             Control of Dispositions of Collateral and Effect thereof on Junior Liens.

(a)           Each Party hereby agrees that any Uniform Commercial Code collection, sale, or other disposition of Collateral by the Senior Lien Creditor Representative shall be free and clear of any Lien of the Trustee in such Collateral; provided that, the Trustee shall retain a Lien (having the same priority as the Lien it previously had on the item of Collateral that was collected, sold or otherwise disposed of) on the proceeds of such collection, sale, or other disposition (except to the extent such proceeds are applied to the Credit Facility Indebtedness (up to the Maximum Credit Facility Amount) in accordance with Section 3.4).

(b)           To the extent reasonably requested by any Party, the other Parties will cooperate in providing any necessary or appropriate releases to permit a collection, sale, or other disposition of Collateral, as provided in Section 4.3(a).

Section 4.4             Certain Other Collateral.  Subject to Section 4.1(c), any provision of any Indenture Security Document that requires any Debtor (as defined in the Security Agreement referred to in the Indenture) to (a) deliver any Collateral to the Trustee or the Senior Lien Creditor Representative, (b) provide that the Trustee or the Senior Lien Creditor Representative have control (as defined in the Uniform Commercial Code) over any Collateral, or (c) list the Trustee or the Senior Lien Creditor Representative as (x) loss payee or additional insured on any insurance policy or (y) sole lienholder on any certificate of title relating to any Collateral, may be satisfied by (A) the delivery of such Collateral by such Debtor to the Senior Lien Creditor Representative (or its designee), (B) providing that the Senior Lien Creditor Representative (or its designee)

15

be provided with control (as defined in the Uniform Commercial Code) with respect to such Collateral, or (C) listing the Senior Lien Creditor Representative (or its designee) as (x) loss payee or additional insured on any insurance policy or (y) sole lienholder on any certificate of title relating to Collateral, in each of the foregoing cases in clauses (A), (B) and (C), for the benefit of all of the Senior Lien Creditors and the Trustee.

ARTICLE V
MISCELLANEOUS

Section 5.1             Rights of Subrogation.  The Trustee agrees that no payment or distribution to any Senior Lien Creditor pursuant to the provisions of this Agreement shall entitle the Trustee to exercise any rights of subrogation in respect thereof until the first date on which the Maximum Credit Facility Amount of all the Senior Lien Documents shall have been Fully Paid.

Section 5.2             Further Assurances.  The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that any Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable any Party to exercise and enforce its rights and remedies hereunder; provided that, no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 5.2 to the extent that such action would contravene any law, order or other legal requirement binding upon such Party, and in the event of a controversy or dispute, any Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 5.2.  Without limiting the foregoing, but in furtherance thereof, the Trustee agrees, upon the request of the Senior Lien Creditor Representative, to execute and deliver to the Senior Lien Creditor Representative (or its designees) a subordination of mortgage and subordination of trademark security interests, in each case in form to be recordable with the applicable governmental authorities and otherwise in form and substance reasonable acceptable to the Senior Lien Creditor Representative and the Trustee but consistent with the terms of this Intercreditor Agreement.

Section 5.3             Defenses Similar to Suretyship Defenses. All rights, interests, agreements and obligations of each of the Parties under this Agreement, shall remain in full force and effect irrespective of:

(a)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Liabilities, or any other amendment or waiver of or any consent to departure from the Financing Documents; provided that, this clause (a) shall not apply to, and the Trustee’s Liens in the Collateral shall not be subordinated in priority by virtue of this Agreement to, the Senior Lien Creditor Representative’s Liens therein if and to the extent that the Credit Facility Indebtedness applicable to the Senior Lien Creditor Representative’s Senior Lien Documents is increased, without the express written consent of the Trustee, to an amount in excess of the applicable Maximum Credit Facility Amount for such Senior Lien Document;

16

(b)           any exchange, release, non-enforcement or non-perfection of any Party’s Liens with respect to any Collateral, or any release, amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Liabilities; or

(c)           any failure by any Party to marshal assets in favor of any other Party or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce the Financing Documents.

Section 5.4             Waiver.  Except as otherwise provided in Section 2.1 and the other provisions hereof, to the maximum extent permitted by applicable law, the Trustee hereby waives, solely with respect to the Collateral to which the Lien Priority relates, any failure, omission, delay or lack on the part of any Senior Lien Creditor to enforce, assert or exercise any right, power or remedy conferred on such Senior Lien Creditor in any of the Senior Lien Documents or the inability of such Senior Lien Creditor to enforce any provision of the Senior Lien Documents or this Agreement.

Section 5.5             Amendments, Etc.  No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party shall in any event be effective unless the same shall be in writing and signed by each Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, neither Section 4.4 nor this Section 5.5 may be amended or otherwise modified without the prior written consent of the Issuers.

Section 5.6             Addresses for Notices.  All demands, notices and other communications provided for hereunder shall be in writing and, if to the Trustee, mailed or sent by telecopy or delivered to it, addressed to it as follows:

U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
Attention:  Corporate Trust Department
Facsimile:  (651) 495-8097

and if to the Senior Lien Creditor Representative, mailed or sent by telecopy or delivered to the Senior Lien Creditor Representative, addressed to it as follows:

[                                  ]

With a copy to:

[                                  ]

or as to any Party at such other address as shall be designated by such Party in a written notice to the other parties complying as to delivery with the terms of this Section 5.6.  All such demands, notices and other communications shall be effective:  when mailed, two business days after deposit in the mails, postage prepaid; when sent by telecopy, when receipt is acknowledged by the receiving telecopy equipment (or at the opening of the

17

next business day if receipt is acknowledged after normal business hours); or when delivered, as the case may be, addressed as aforesaid.

Section 5.7             No Waiver of Remedies.  No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 5.8             Continuing Agreement.  This Agreement is a continuing agreement and shall (a) be binding upon the Parties and their successors and assigns (including all Holders and all Persons that become lenders or participants under the Senior Lien Documents), and (b) inure to the benefit of and be enforceable by the Parties, the Holders, the Senior Lien Creditors and their respective successors, transferees and assigns.

Section 5.9             Governing Law; Entire Agreement.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York including Sections 5-1401 and 5-1402 of the New York General Obligations Law, except as otherwise preempted by applicable federal law.  This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 5.10           Counterparts.  This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

Section 5.11           No Third Party Beneficiary.  This Agreement is solely for the benefit of the Parties (and their successors and assigns) and the holders of the Secured Liabilities (including the Senior Lien Creditors and the Holders).  No other Person (including the Issuers, Parent, any Guarantor or any subsidiary or affiliate of the Issuers, except the Issuers, Parent and Guarantors solely with respect to Section 4.4 and the proviso to Section 5.5) shall be deemed to be a third-party beneficiary of this Agreement or shall have any rights to enforce any provisions hereof.

Section 5.12           Headings.  The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 5.13           Severability.  If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or any other priority set forth in this Agreement.

18

Section 5.14           Trustee Status.  Notwithstanding any term herein to the contrary, it is hereby expressly agreed and acknowledged that the lien-subordination and related agreements set forth herein by the Trustee are made solely in its capacity as trustee and collateral agent under the Indenture Documents and with respect to the Notes issued under the Indenture (and not in its individual commercial capacity, except to the extent that it is or becomes a Holder of any such Note).  The Trustee shall not have any duties, obligations, or responsibilities to any Senior Lien Creditor or the Senior Lien Creditor Representative under this Agreement except as expressly set forth herein.  Nothing in this Agreement shall be construed to operate as a waiver by the Trustee, with respect to the Issuers, Parent or the Guarantors or any holder of any Subordinated Lien Indebtedness, of the benefit of any exculpatory provisions, presumptions, indemnities, protections, benefits, immunities or reliance rights contained in the Indenture, and, by its acknowledgment hereof, each Issuer expressly agrees that as between itself and the Trustee, the Trustee shall have such benefit with respect to all actions or omissions by the Trustee pursuant to this Agreement.  For all purposes of this Agreement, the Trustee may (a) rely in good faith, as to matters of fact, on any representation of fact believed by the Trustee to be true (without any duty of investigation) and that is contained in a written certificate of any authorized representative of the Issuers or of any Senior Lien Creditor or the Senior Lien Creditor Representative, (b) rely in good faith, as to matters of law, on any advice received from its legal counsel or an opinion of its counsel, counsel to the Issuers or counsel to any Senior Lien Creditor or the Senior Lien Creditor Representative, and shall have no liability for any action or omission taken in reliance thereon, and (c) assume in good faith (without any duty of investigation), and rely upon, the genuineness, due authority, validity, and accuracy of any certificate, instrument, notice, or other document believed by it in good faith to be genuine and presented by the proper person.

[signature pages follow]

19

IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed and delivered as of the date first above written.

[ ],
as Senior Lien Creditor Representative

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

ACKNOWLEDGMENT

Each of the undersigned hereby acknowledges that (a) it has received a copy of the foregoing Intercreditor Agreement, dated as of [                  ] (the “Intercreditor Agreement”; undefined capitalized terms used in this Acknowledgment have the meanings assigned to them in the Intercreditor Agreement), by and among U.S. Bank National Association, as Trustee, and [                  ], as Senior Lien Creditor Representative, and consents thereto, and agrees to recognize all rights granted thereby to the Parties, and will not do any act or perform any obligation that is not in accordance with the agreements set forth in such Intercreditor Agreement; and (b) it is not an intended beneficiary or third party beneficiary under the Intercreditor Agreement (other than with respect to Section 4.4 and the proviso to Section 5.5 thereof).

Dated as of the date first above written.

DIAMOND JO WORTH, LLC, as an Issuer

By:
Name:
Title:
DIAMOND JO WORTH CORP., as an Issuer

By:
Name:
Title:
DIAMOND JO WORTH HOLDINGS, LLC, as Parent

By:
Name:
Title:

F-1